UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MERL Holdings Inc.com

(Name of small business issuer in its charter)

State or jurisdiction of Employer, Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Identification Number
TENNESSEE	6719	62-1579435

1230 Parkway Avenue, Suite 311, Ewing, NJ 08628

609 637-9102

(Address and telephone number of principal executive offices)

1230 Parkway Avenue, Suite 311, Ewing, NJ 08628

(Address of principal place of business or intended principal place of business)

Barney B. Regen

107 Professional Building - 110 North Mathis Drive, Dickson, Tennessee 37055

(Name, address and telephone number of agent for service)

_____________

(Approximate date of proposed sale to the public)

If this form is filed to register additional securities for an Prospectus pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Prospectus. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Prospectus. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Prospectus. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Dollar Amount to be Registered	Proposed Maximum Aggregate Prospectus per Share	Amount Registration Fee

Preferred Stock	$25,000,000	$10.00	$5,000.00

Common Stock	$25,000,000 (1)	$5.00	.00(4)
Common Stock	$5,000,000 (2)	$15.00	.00(5)
Common Stock	$15,425,000 (3)	.00	.00

Warrants	$100,000	$0.10	$20.00
  The aggregate amount of Common Stock which would be issued in conversion of the total number of Preferred Stock shares.
  The aggregate amount of Common Stock which would be issued in exercise of the total number of Warrants offered.
  3,085,000 shares of Common Stock currently held by stockholders which are registered in this Prospectus. These shares are not part of this Prospectus to be sold.
  No registration fee required pursuant to Rule 457 (i.)
  No registration fee required pursuant to Rule 457 (g.)

The registrant hereby amends this registration statement on such date or dates. It may be necessary to delay its effective date until the registrant files a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement is effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

The equivalent North American Industry Classification System code is 6719.

SUBJECT TO COMPLETION DATED ____________________

Initial Public Prospectus

Prospectus

MERL Holdings Inc.Com

2,500,000 Shares of 9% Convertible Preferred Stock at $10.00 Per Share

1,000,000 Warrants for Common Stock at $0.10 per Warrant

The Prospectus

This is our initial public Prospectus of convertible preferred stock, and each preferred can be converted into two shares of common stock and each warrant entitles the holder to purchase one share of common for $15.00. No public market currently exists for our preferred shares or warrants and a thinly traded market for our common. The Prospectus price may not reflect the market price of our shares after the Prospectus.

Our common stock is currently quoted on the OTC Bulletin Board, owned by NASDAQ, under the symbol MRLE. For the last year, it has been quoted and has traded in a range of $7.25 to $0.75

Public Price Underwriting Discounts Proceeds to MERL Holdings Inc.Com	Per Share $10.00	Per Warrant $0.10	Total $25,100,000
No underwriting discounts and commissions will be paid if the shares are subscribed without the participation of an underwriter.

Proposed Trading Symbols:

NASDAQ - MRLEPR

COMMON - MRLE

PHILADELPHIA EXCHANGE - MRC.P

COMMON - MRC

This Investment Involves a High Degree of Risk. You Should Purchase Shares Only If You Can Afford a Complete Loss.

See "Risk Factors" Beginning on Page X.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated ______________, 1999

PROSPECTUS SUMMARY

The following summary is supported by detailed information and financial statements appearing elsewhere in this Prospectus. You should read the entire Prospectus and should consider, among other things, the matters discussed in the "Risk Factors".

MERL HOLDINGS INC.COM - THE COMPANY
MERL Holdings Inc.com or The Company

Owns and generates 100% of its revenue from four subsidiaries: MERL School Stores, FirstAccess PartnersSM, JULICO, Inc. and Essex Industries, and two divisions: MERL Manufacturing and MERL Data. You can access information about the Company through the website www.merlholdingsinc.com.

OPERATING BUSINESS OF MERL HOLDINGS INC.COM

MERL School Stores

Operates as a retailer of school wear, textbooks, school uniforms, and other apparel, supplies and services. Its market is the students, parents and faculty of 236 private, parochial and public schools located mainly in Texas and the Northeastern and Middle Atlantic regions of the United States. Sales can also be generated through the website www.merlschoolstores.com.

MERL Manufacturing	Manufactures school uniforms, custom designed school wear and sells them through the use of the website www.merlmanufacturing.com.
FirstAccess Partners

Offers an electronic platform in the form of a credit card on which we can offer financial services, tuition programs and cash management type programs to the parents and students in the private, parochial and public schools.Information about the card can be accessed through the website www.firstaccesspartners.com.

JULICO, Inc.

A Wisconsin corporation which will apply for a certificate of authority from the District of Columbia Department of Insurance and Securities Regulation to act as a life insurance company under the laws of the District of Columbia, under the name of Johnson's Universal Life Insurance Company. Once approved, it will apply for applications in 39 states to serve the current data base of 379,874 of parents and students as well as newly targeted customers within these jurisdictions. Information can be accessed on the website www.julico.com.

MERL Data	Provides all the information and technical support for the Company. Maintains information for JULICO, FirstAccess Partners, MERL School Stores, Essex, and MERL Manufacturing.
Essex

Operates a lumber and planing mill on 78 acres of leased property. Processes and re-manufactures logs and rough lumber into finished lumber. Markets and sells lumber, shavings and a re-manufacturing service to over 30 lumber companies. (See "Risk Factors".)

THE COMPANY'S BUSINESS STRATEGY

We are a diversified holding company with a primary emphasis on building a company that can provide financial service products to a specific niche market. Our research shows that the private school market is that niche market where there are 27,000 private schools with 6,000,000 students nationwide. Our current database includes 236 of those private schools in which we currently sell school wear and the parents and students total 379,874, which represent 1% of the private schools and 3.4% of the student population.

With the overall tuition averaging $12,500 per year per student, we see a business opportunity to cross sell financial service products. If successful, we see an additional opportunity to increase our market share from 1% to 33% over five years.

As we establish the financial service subsidiaries - JULICO and First Access PartnersSM we will offer their products and services to the customer base at a lower cost than is available in the current marketplace. Our direct marketing paradigm uses the First Access PartnersSM card to market a variety of products, creating a critical mass at a lower risk to us, thereby, we can offer products at a lower cost.

Note: The two paragraphs above do not prioritize your true strategy. And the entire 2nd paragraph is devoted to spinoffs which are ancillary to your primary goals!

The Company is a diversified holding company, with a primary emphasis upon products designed to meet the needs of America's families with school-age children. With its existing customer base of approximately 379,874 parents and students, the Company will be seeking to expand through its website and through developing additional business relationships with public and private schools. The Company will focus its marketing and distribution resources in a relatively small niche, thereby maximizing coverage and minimizing cost.

Note: What is clear priority?

As a holding Company, the Company will from time to time purchase other operating businesses unrelated to its core business. The Company plans to create shareholder value by spinning off businesses that are unrelated to the Company's focus, which is the needs of America's families Note: this clause needs revision - unclear!. Management believes that such a spin-off may create additional value in the stock of the subsidiary, benefiting the shareholders receiving the stock. Our Headquarters' location is 1230 Parkway Avenue, Suite 311, Ewing, NJ 08628. The telephone number is (609) 637-9102.

Information about us and our subsidiaries and divisions can also be accessed through our website, www.merlholdingsinc.com. None of the information on our website is part of this prospectus.

THE PROSPECTUS

Securities Offered

2,500,000 Shares of Convertible Preferred and 1,000,000 Shares of Common Stock Purchase Warrants. The Common Stock and Warrants may be traded separately as of the effective date of this Prospectus. Existing shareholders are registering 3,085,000 shares of Common Stock and 696,200 Preferred Stock.

Description of Warrants

Each Warrant entitles the registered holder to purchase one share of Common Stock for $15.00 commencing six months from the Date of this Prospectus and continuing until five years from the Date of this Prospectus. We may redeem the outstanding Warrants, once they become exercisable, at a price of $.10 per Warrant with 30 days (or more) written notice, provided that the closing bid quotations of the Shares have exceeded $15 for 20 consecutive trading days ending on the third day prior to the date the notice of redemption is issued.

(See "Description of Securities.")

Common Stock Outstanding After Prospectus	9,615,000
Common Stock Fully Diluted After Prospectus	16,007,400 shares. Includes the conversion of the Preferred Stock, but does not include the exercise.
Quoted OTC Bulletin Board Symbol	Common Stock: MRLE Preferred Stock: MRLEP Warrants: MRLWW
Proposed Philadelphia, American, and NASDAQ Small Cap Stock Exchange Symbol	Common Stock: MRC Preferred Stock: MRC.P Warrants: MRCWW

Use of Proceeds

Of the $25,100,000 net proceeds of this Prospectus, if fully subscribed, we intend to use the proceeds in order of priority. First priority, working capital and general corporate purposes, $4,850,000; second priority, First Access Partners, $2,000,000; third priority, MERL School Stores, $2,500,000; fourth priority, MERL Manufacturing, $1,000,000; fifth priority, MERL Data, $2,150,000; sixth and final priority, JULICO Inc., $12,500,000. (For specific use of all proceeds, see " Use of Proceeds.")

SUMMARY OF FINANCIAL DATA FOR MERL HOLDINGS INC.COM

The following tables outline selected financial data for the 12 months audited period ending December 1998, the 12 month audited period ending December 31, 1997 and the nine month unaudited period ending September 30, 1999 (i) on a historical basis for the Company; and (ii) on a pro forma basis for the Company reflecting the capital raised through this Prospectus. This information should be read in conjunction with such financial statements, including the notes thereto.

		ACTUAL			PROFORMA
STATEMENT OF OPERATIONS DATA	At or for September 30, 1999	At or for the 12 months ended Dec. 31, 1998	At or for the year ended Dec. 31, 1997	At or for September 30, 1999	At or for the 12 months ended Dec. 31, 1998	At or for the year ended Dec. 31, 1997
Sales	$3,645,851	$$1,223,0981,269,344	$947,348	$3,645,851	$1,223,098	$947,348
Cost of Sales	1,662,290	728,416(608,796)	510,488(396,708)	1,662,290	728,416	510,488
Gross Profit	1,983,561	494,682(341,324)	436,860	1,983,561	494,682	436,860
Depreciation and Amortization	385,579			385,579
General, Administrative and Expenses	1,824,045	486,019	428,764	1,824,045	486,019	428,764
Income from Operations	(226,063)	8,66376,500	8096 38,250	(226,063)	8,663	8096
Interest Income	1,182	4,315395,724	0	1,182	4,315	0
Interest Expense Income	(16,690)	(19,308)0	(11,606)900,000	(16,690)	(19,308)	(11,606)
Other Expense	(534,930)	(4,940,575)79,145	(107,000)6,070	(534,930)	(4,940,575)	(107,000)
Total other Income and Expense	(550,438)	(4,995,568)316,579	(118,606)960,587	(550,438)	(4,995,568)	(118,606)
Income (Loss) before Income Tax	(776,501)	(4,946,905)	(110,510)	(776,501)	(4,946,905)	(110,510)
Provision for Income Taxes	174,712	544,871	21,489	174,712	544,871	21,489
Net Income (Loss)	(601,789)	(4,392,034)	(89,021)	(601,789)	(4,392,034)	(89,021)
Net Profit (loss) Per Share	(0.06)	(.55).04	.12	(0.06)	(.55).04	(0.01)
Profit per Diluted Shares	(0.04)	(.27).02	.06	(0.04)0.01	(.27).02	(0.00)
Weighted Average No.Common Shares Outstanding	9,615,000	7,865,000	7,865,000	9,615,000	7,865,000	7,865,000
Fully Diluted Shares*	16,007,400	16,007,400	16,007,400	16,007,400	16,007,400	16,007,400

		ACTUAL			PROFORMA
BALANCE SHEET DATA	At or for September 30, 1999	At or for the 12 months ended Dec. 31, 1998	At or for the year ended Dec. 31, 1997	At or for September 30, 1999	At or for the 12 months ended Dec. 31, 1998	At or for the year ended Dec. 31, 1997
Total Assets	$6,856,902$12,021,290	$6,124,869$11,219,118	$599,277$1,766,077	$31,956,901$37,121,289	$31,224,869$35,848,363	$25,699,277$31,903,719
Total Liabilities	4,753,607	3,418,7852,402,641	463,159263,110	4,753,607	3,418,7852,186,631	463,1598,878,404
Shareholders Equity	2,104,2958,441,546	2,706,0848,816,477	136,1181,502,967	27,204,29533,541,546	27,806,08433,661,732	25,236,11823,025,315
Book Value Per Share (basis)	.22.88	.341.12	.02 .19	2.973.49	3.534.28	3.212.93
Book Value Per Share* (fully diluted)	.13.53	.17 .55	.01.09	1.702.10	1.742.10	1.581.44

*(Does not include the exercise of Warrants.)

RISK FACTORS

Prospective investors should carefully read the entire Prospectus and should consider, among other things, the matters set forth below.

  DEPENDENCE ON KEY PERSONNEL

  LIMITED OPERATING HISTORY

  LIMITED OPERATING HISTORY OF MERL SCHOOL STORES

  LACK OF LICENSE AUTHORITY AND OPERATING HISTORY OF JULICO

  JULICO'S INVESTMENT PORTFOLIO EXPOSURE

  GOVERNMENT REGULATION OF INSURANCE SUBSIDIARIES

  HOLDING COMPANY STRUCTURE; RESTRICTION ON DIVIDENDS

  JULICO'S RATINGS

  LIMITED OPERATING HISTORY OF ESSEX

  FULL IMPLEMENTATION OF ANTICIPATED OPERATIONS OF ESSEX

  ESSEX INDUSTRIES STOCK PLEDGE FOR LOAN

  GOVERNMENT ENVIRONMENTAL REGULATION

  COMPETITION

  RISKS RELATED TO FORWARD LOOKING STATEMENTS

  ANTICIPATED OPERATIONS

  DETERMINATION OF PROSPECTUS PRICE

  DILUTION

  ABSENCE OF PUBLIC MARKET

  LACK OF LIQUIDITY OF LOW PRICE STOCKS; PENNY STOCK REGULATIONS

  AVAILABILITY OF SUFFICIENT WORKING CAPITAL

  FUTURE SALES OF SHARES

  SIGNIFICANT INFLUENCE BY SINGLE STOCKHOLDER

  MANAGEMENT'S EXPERIENCE

  ESSEX'S INVENTORY NOT INSURED

  FLUCTUATIONS IN THE LUMBER MARKET

  NEW COMPUTER TECHNOLOGY

  ADDITIONAL RISKS

Dependence on Key Personnel: Successful management will depend primarily upon the efforts and abilities of senior management, particularly Ed Johnson, the founder and Chief Executive Officer. In addition, we have identified eight persons as senior managers. Each of these managers has over twenty years experience in the fields of finance, insurance or forestry. However, there can be no assurance that these managers will become a part of the management team in the future. Our inability to retain these managers would have an adverse effect our business. We may experience difficulty in recruiting additional management because of our limited operating history. (See, "Directors, Executive Officers, Promoters and Control Persons.")

We do not carry key man insurance on any of the officers or managers. If an officer or manager should leave, we may not be able to replace that officer in a timely manner. Additional management personnel will be required to expand operations and we may not locate the optimal personnel.

Limited Operating History: We have only a limited operating history. This makes a meaningful evaluation difficult. Our future is subject to all of the risks encountered by a company in early stages of development. These risks include, but are not limited to, lack of a complete support staff, limited working capital and limited name recognition in the industry. In addition, the Internet markets in which we intend to operate are new and evolving. The results we hope to achieve in these markets are uncertain.

To address these risks, we must establish operating facilities for its subsidiaries and divisions, attract new personnel, retain and motivate current personnel and develop and upgrade current technology. There can be no assurance that we will succeed in addressing any or all of these issues. Failure to do so may be materially adverse to our business, prospects, financial condition and operating results.

As of December 31, 1997 our increased its total stockholders' equity was $136,118.to $1,502,967. During this time, our accumulated retained earnings were ($344,045).$1,022,704. Our independent certified public accountants reported both these figures. As of December 31, 1998 our accumulated retained earnings were ($4,736,079).$1,374,214. During the same period, total stockholders' equity increased to $2,706,084.$8,816,477. (See, "Financial Statements.") We achieved this result through the acquisition of the Hanold assets and scheduled liabilities, Divisions and MERL School Stores, (See "Limited Operating History of Merl School Stores") discussed in the paragraph below.

The Company believes the funds from this Prospectus could increase our assets to $31,224,869 from $6,124,869, based on the December 31, 1998 financial data. See, ("Financial Statements.") Upon the closing of this Prospectus, we intend to use the proceeds to capitalize MERL School Stores, FirstAccess PartnersSM, MERL Data and MERL Manufacturing. We will also retire any debt acquired as a result of the December 30, 1998 acquisition of substantially all of the assets and certain liabilities from Hanold Bookstores, Inc. and Hanold Schoolwear. Additionally, we intend to use funds from this Prospectus to fund the requisite capital necessary for JULICO to obtain its certificate of authority to transact business as a life insurance company, as well as purchase equipment and inventory for Essex. However, there can be no assurance that we will be successful in reaching any of these goals. See "Management Discussion and Analysis."

Limited Operating History of MERL School Stores: Effective December 30, 1998 we acquired assets and certain liabilities of Hanold Schoolwear, Inc., and Hanold Bookstore, Inc. From these assets we have formed two operating subsidiaries, MERL School Stores and FirstAccess PartnersSM, and two operating Divisions, MERL Manufacturing and MERL Data. These two Divisions will be operating under their respective trade names, while MERL School Stores and FirstAccess PartnersSM will operate under their own names. The Divisions and MERL School Stores have very limited or no operating history under our ownership and we do not have sufficient operating history with the business to determine the amount of risk involved. Also, we can not determine, at this time, the ability of the acquired divisions, MERL School Stores and FirstAccess PartnersSM to generate revenue or profits.

We intend to use funds from this Prospectus to provide working capital for MERL School Stores. However, if less than the entire Prospectus is subscribed, management may forego this objective. There is no assurance that MERL School Stores will be successful in its operation, even if the Prospectus is fully subscribed.

We believe that MERL School Stores will continue its current success. At the current time, we lease retail store space in three locations for MERL School Stores. MERL School Stores also operates a website, www.merlschoolstores.com . In addition, MERL School Stores operates, under written agreements, stores at 12 other locations in four states on the campuses of selected private and parochial schools. Many of these stores have been in operation for over ten years and have established a customer following, which Management believes will continue under our ownership.

Lack of License Authority and Operating History of JULICO: JULICO will operate as a wholly owned insurance subsidiary, upon receipt of its certificate of authority from the District of Columbia. Consequently, it does not yet currently have authority to act as an insurance company and has no operating history, operating capital or revenue. As noted above, we intend to fund $12,500,000 of new capital to JULICO from this Prospectus if it is fully subscribed. Once the capital is contributed, JULICO plans to submit its application for a certificate of authority from the District of Columbia and initiate the filing for state licensure to conduct business in 39 identified states within the continental United States. In addition, JULICO will secure the necessary approval for the insurance and annuity products that will be written in these jurisdictions. Management estimates that this filing and approval process could be completed within 24 months. Until JULICO receives its certificate of authority, which it may not receive, JULICO is not authorized to act as an insurance company and will be unable to conduct any business. Upon receipt of this certificate of authority from the District of Columbia and until fully licensed, JULICO will only have the ability to provide insurance in the District of Columbia. upon receipt of its certificate of authority. Even if JULICO meets its objectives and receives state licensure, we can give no assurance that JULICO will be successful in its operations.

JULICO's Investment Portfolio Exposure: At the time of this Prospectus, JULICO's investment portfolio primarily is to be comprised primarily of stock of the Company. See, "Description of Business." At the time of this Prospectus, JULICO's investment portfolio is to be comprised primarily of our stock. (See "Description of Business.") If we raise $12,500,000 of new capital for JULICO in this Prospectus, these funds will be invested mainly in fixed income securities in the amounts divided up as follows: (1) 59.96% U.S. Government bonds, (2) 8.88% in Government Agency securities, and (3) 31.16% in short-term investment grade bonds. These investments, along our stock, will comprise the investment portfolio of JULICO.

The fair value of these investments and other invested assets fluctuates depending upon general economic and market conditions and the interest rate environment. In general, the market value of our fixed income securities portfolio, increases or decreases inversely with fluctuations in interest rates. For example, if interest rates rise, our fixed income investments will generally decrease in value. Additionally, our net investment income may be affected by interest rate changes. (If interest rates decline, net investment income will decrease if high-yielding fixed income investments mature or are sold and the proceeds are reinvested in securities yielding a lower rate.) Certain types of investments (such as those backed by residential mortgages) generally prepay faster in a declining interest rate environment and prepay more slowly in a rising interest rate environment, demonstrating the above effect.

If the Prospectus is not successful, JULICO's surplusportfolio will be comprised mainly of our stock, JULICO will not have sufficient liquidity to meet any extraordinary claims from policies. Any such claims could impose a financial hardship on us. In addition, our cash needs could increase unexpectedly due to circumstances unforeseen at this time. In order to mitigate this risk, JULICO will attempt to liquidate these shares in an orderly market fashion over time at a rate of 20% of the daily volume or 1,300 shares a day at the bid price of the current market. We will attempt to mitigate the negative impact of interest rate changes through the use of fixed income securities, asset/liability management and other measures, including the anticipated retention of a professional investment advisor. There can be no assurance, however, that JULICO will successfully manage the negative impact of interest rate changes or the liquidation of thinly traded shares. All of these factors may impact our liquidity and capital resources. (See, "Management Discussion and Analysis.")

Government Regulation of Insurance Subsidiaries: JULICO will be subject to extensive regulation and supervision in the jurisdictions in which it will do business. These restrictions: (a) limit the amount of dividends and other payments that can be paid without prior approval; (b) impose restrictions on the amount and type of investments by our insurance subsidiaries; (c) impose risk-based capital requirements; (d) regulate the type and amount of required asset valuation reserve accounts; and (e) govern insurance policy forms. These regulations are primarily intended to protect policyholders rather than stockholders. We cannot predict the effect that any proposed or future changes in regulation may have on our financial condition, results or operations. (See, "Description of Business Subsidiaries.")

Holding Company Structure; Restriction on Dividends: Upon JULICO's filing of its application for a certificate of authority,T wehas been will be deemed an insurance holding company by the District of Columbia., in which JULICO intends to receive its' certificate of authority As a result, Upon receiptwe will be unable to pay operating expenses and dividends from JULICO's anticipated revenues without governmental approval. This inability to pay operating expenses may force us to rely on other operating subsidiaries to operate and pay dividends to our shareholders after the closing of this Prospectus. These other subsidiaries and divisions are not subject to restrictions of the insurance laws and regulations of the District of Columbia.

District of Columbia regulations requiring insurance companies to seek prior regulatory approval to pay a dividend apply if the fair market value of the dividend or distribution, together with that of other dividends or distributions made in the preceding 12 months, exceeds the greater of (i) 10% of the policyholders' surplus as of the prior December 31, or (ii) the net income of the insurer of the 12-month period ending as of the prior December 31. The insurance laws of the District of Columbia also require insurers to seek prior regulatory approval for any dividend paid from other than earned surplus of the insurance companies. (Earned surplus is defined under the District of Columbia insurance laws as the amount equal to our unassigned funds as set forth in its most recent statutory financial statements, including net unrealized capital gains and losses on invested assets.) Additionally, following any dividend, an insurer's policyholder surplus must be reasonable in relation to the insurer's outstanding liabilities and adequate for its financial needs. We do not expect such regulatory requirements to impair our ability to pay dividends on our Preferred Stock. We can give no assurance, however, that we will be able to pay dividends on our Preferred or Common Stock with funds from the insurance subsidiaries. (See, "Management's Discussion and Analysis.")

JULICO's Ratings: Insurance companies are rated by A.M. Best, Inc., an independent agency that determines the soundness of an insurance company's ability to pay future claims made against it by its policyholders. Upon receipt of its certificate of authority, JULICO will make its best efforts to make application to A.M. Best for a positive rating. This rating, if achieved, will improve JULICO's ability to attract new customers and increase its overall financial strength. This rating has become an increasingly important factor in establishing the competitive position of insurance companies. Rating organizations continually review the financial performance and condition of insurers as well as insurance holding companies. A low rating from A.M. Best could have a material adverse effect on our ability to market our products and could increase the surrender or non-renewal of our insurance products. Both of these consequences could have a material adverse effect on JULICO's liquidity and, under certain circumstances, net income. Rating evaluations protect policyholders rather than investors.

Ratings should not be relied upon when making a decision to invest in our Preferred and Common Stock. However, a low rating may be an indication of overall financial weakness of an insurance company. In any liquidation of an insurance company, policyholders are entitled to payment prior to holders of the insurance company's Common Stock.

Limited Operating History of Essex: Our wholly owned subsidiary is subject to a collateral pledge of all of the stock of Essex to Charles E. Weeden, Sr. Essex, has a ten-year operating history. However, since our purchase of Essex, in 1996, there is only a 40 month history on which to evaluate its operations. Essex is subject to all of the risks encountered by a company in an early stage of development, particularly in light of the uncertainties relating to the evolving lumber markets in which Essex operates. These uncertainties include, amongst others, the availability of wood sources, destruction caused by fire and pestilence and competition in the marketplace.

Full Implementation of Anticipated Operations of Essex: Essex is currently involved in the implementation of an expanded business strategy. Full expansion is not anticipated to occur until the beginning of 2000. There can be no assurance that we will be able to fully implement its strategy or that the anticipated results of its strategy will be realized. Expansion of Essex' operations could also be affected by a number of factors beyond our control, such as operating difficulties, increased operating costs, the response of competitors, regulatory developments, delays in implementation and general economic conditions. Delays in implementation may place Essex at a competitive disadvantage to its competitors. (See, "Management Discussion and Analysis.")

Essex had stockholder's equity of $148,228 with accumulated earnings of $148,128 as of December 31, 1997. Essex increased its equity to $239,023 through December 31, 1998, and had accumulated earnings of $238,923, which is substantially derived from its lumber revenue. This equity is consolidated with our financial statement. (See, "Financial Statements.")

Essex Industries Stock Pledge For Loan: On June 24, 1998, Essex stock was loaned to the Chairman of the Company to use as collateral for a loan to purchase 125,000 shares of stock of the Company MERL Holdings. The loan was in favor of Charles Weeden. Mr. Weeden failed to deliver the MERL Holdings stock, and the Chairman considered the transaction null and void. Mr. Weeden filed notice of default and demand for the $750,000 on November 24, 1999. In that the MERL Holdings stock was not delivered to the Chairman, the Chairman and the Company filed a lawsuit on December 30, 1999 to rescind the transaction. Investors should be cautioned that this lawsuit puts the Essex stock at jeopardy of being lost, therefore, the historical revenues as reflected in our financial statements may not be realized going forward. The Company is vigorously fighting to retain the Essex stock. (See financial statement under "Litigation").

Essex owns 60-acres of land that is located in the same county as the present mill. Essex's ability to generate meaningful revenues is uncertain due to the instability of the month-to-month lease on the 78 leased acres. It currently has no liquidity problems. Essex may be required to use its operating cash flow and seek funds from its parent to finance the relocation of the plant on its 60-acre tract. (See, "Management's Discussion and Analysis.")

Government Environmental Regulation: We are subject to a wide range of environmental laws and regulations relating to, among other matters, air emissions, waste water discharges, landfill operations and hazardous waste management. Compliance with these laws and regulations is an increasingly important factor in our business. We may incur capital and operating expenditures to maintain compliance with applicable federal and state environmental laws and to meet any new regulatory requirements. The potential effect of these regulations could adversely impact us. (See, "Description of Business Segments.")

An important environmental regulation of the timber industry is wastewater discharges. The run off water from the drying of wood can pollute drinking water sources. Essex dries its lumber inside storage houses and collects run-off water for proper disposal.

Competition: As we are currently structured, we operate through our divisions and subsidiaries in several industries: financial services, insuranceretail manufacturing, information systems, and forestry. We also intend, upon the receipt of a certificate of authority for JULICO, to operate within the insurance marketplace. In these industries markets we expect to encounter many companies with longer operating histories, significantly greater financial and technical product development, marketing and other resources, greater name recognition and a larger existing base of customers ours. Moreover, some of these companies, with pre-existing customer bases for similar products, may pose increasing competition in the future.

Management believes that competition is based significantly on price, product features, commission structure, perceived financial strength, service and name recognition. It also believes that, due to its superior management team and existing client base, we can compete. It plans to gain an advantage by operating within in a niches in each of these markets. Nonetheless, there can be no assurance that competition will not adversely affect our operations.

Risks Related to Forward Looking Statements: The forward looking are based on a number of estimates and assumptions, which, though considered reasonable by the Company, are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of the Company. These statements are also based upon assumptions with respect to future business strategies and decisions that are subject to change. Mitchell & Titus L.L.P., the Company's independent auditors have not compiled or examined the forward-looking statements. In addition, no independent expert or investment banker has reviewed the forward-looking statements. While the Company believes the forward looking statements are based upon reasonable assumptions and estimates, actual results could vary and such variations may be material. Prospective purchasers of the stock are cautioned not to place undue reliance on the forward looking statements set forth herein.

Anticipated Operations: The calculations set forth in "Anticipated Operations," while presented with numerical specificity, are based upon a number of estimates and assumptions which are based on Management's beliefs and do not purport to take into account all factors that may contribute to the Company's operating results. Implementation of anticipated operations could also be affected by a number of factors beyond the Company's control, such as operating difficulties, increased operating costs, the response of competitors, regulatory developments, delays in implementation and general economic conditions. Prospective investors are cautioned not to place undue reliance on the calculations in "Anticipated Operations." These calculations do not purport to represent what the Company's results actually would be for the twelve-month period ending fiscal December 31, 1999. (See, "Management's Discussion and Analysis.")

Determination of Prospectus Price: The Prospectus price of the Preferred Stock and Warrants offered hereby has been determined by the Company based on Management's evaluation of future discount of cash flows. Management estimates that if the Company reaches its objectives through the funds of this Prospectus, the anticipated equity per share through September 30,1999 is $2.88 before dilution.$3.48 The anticipated price per share is 1.74 times proforma book value of the $2.88$3.48 or $5.00$8.70. (See, "Determination of Prospectus Price.") This method of determining a Prospectus price assumes many factors that are based on Management's projections on the future of the Company and the economy.

The Prospectus price bears a direct relationship to the Company's asset value assuming 100% of this is subscribe and the net worth and future earnings have been established. The price of the Preferred Stock is not necessarily indicative of the price at which the Stock may be traded.

Dilution: This Prospectus will result in immediate and substantial dilution of the net tangible book value per preferred share upon conversion to Common Stock. Investors who purchase the Preferred Stock offered in this Prospectus would experience immediate dilution if the conversion occurs at the closing of the Prospectus. This dilution is based on the difference between the Prospectus price and the net tangible book value per common share. Upon conversion, the Common Stock will have a price of $5.00 per share and a net tangible book value of approximately $2.88$4.30. On a fully diluted basis, the net tangible book value would be $1.73.$2.11. This represents a dilution of $3.26$2.89 per share (or approximately 65.20%).57.8%). These figures are based on the Company's balance sheet as of December 31, 1998, and the additional capital as of December 30, 1998. These figures are based on a full subscription of the Prospectus. A slightly higher book value per share will result if less than the total number of shares offered is subscribed. The book value may represent less than the consideration paid for the shares. Management intends to maximize shareholder value, however, there is no guarantee that they will be able to do so. If the Prospectus is not fully subscribed, the immediate dilution may be less, but the stock will still be diluted.

Absence of Public Market: The Company's Common Stock and Preferred Stock are not registered under the Securities Act of 1933. Any sale of common and preferred stock is unlawful prior to the registration and will be subject to significant restrictions on resale. The stock will become a new issue of stock with no established trading market. The Company is quoted on the Over-The-Counter Bulletin Board, but is not traded on any national securities exchange. Accordingly, no assurance can be given that an active market will develop for any of the stock or to the liquidity of the trading market for any of the stock. If a trading market does not develop or is not maintained, holders of the stock may experience difficulty in reselling such stock or may be unable to sell it at all. If a market for the stock develops, it may be discontinued at any time. If a trading market develops for the stock, future trading prices of such stock will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar stock. The stock may trade at a discount from its principal amount or liquidation preference depending on prevailing interest rates, the market for similar stock and other factors, including the financial condition of the Company.

Lack of Liquidity of Low Price Stocks; Penny Stock Regulations: The Company's Common Stock is currently quoted on the Over-The-Counter Bulletin Board, however there can be no assurance that the Company will maintain its ability to be quoted. If the Common Stock were to trade below $5.00 per share, the Stock would be subject to the penny stock rules under the Exchange Act. This Act imposes additional sales practice requirements on broker-dealers that sell such securities. These additional sales requirements may deter broker-dealers from suggesting the stock to their clients. The Common Stock is currently traded at a value of less than $5.00. It is hoped that, as of the date of this Prospectus, the Common Stock will be outside the definitional scope of a penny stock. In the event that the Common Stock is subsequently characterized as a penny stock, however, the market liquidity for the Common Stock could be severely affected.

Availability of Sufficient Working Capital: The Company requires significant amounts of working capital in order to fund the subsidiary corporations and divisions, to make advance payments on commissions and to meet other capital needs. The Company has historically operated with a working capital deficit and its only sources of liquidity have been loans by the parent company, Merl Financial Group and the revenue from Essex. This lack of additional working capital on acceptable terms may prevent or delay the Company from securing and/or implementing the Company's plans. (See, "Management's Discussion and Analysis.")

Future Sales of Shares: Affiliates of the Company hold 11,412,766[11,272,766] shares of Common Stock, including 3,085,000 [3,085,000] shares that are being registered by affiliates under this Prospectus. This Prospectus does not offer these shares. Other than those registered with this Prospectus, all such Shares are "restricted" as defined in Rule 144 of the Securities Act of 1933. All of these "restricted" Shares have been owned beneficially for more than three years by existing shareholders. These Shares may be sold under certain conditions in the market pursuant to Rule 144.

Rule 144 allows shareholders affiliated with the issuer to sell an amount of shares equal to 1% of the Shares of the class outstanding. This figure is shown by the most recent report or statement published by the Company. Under this provision, certain sales of Rule 144 stock by other persons must be aggregated with those of the seller in determining the 1% amount. Therefore, so long as any registered owners of the Company's stock have held shares for more than two years, these persons may sell no more than 96,150 shares (including shares that must be aggregated) in any three month period of time.

Upon completion of this Prospectus, these persons cannot increase their sales until the Preferred Stockholders convert their Preferred Stock to Common Stock. After conversion, Rule 144 will permit the principal shareholders to sell 1% of 16,007,400 shares, or 160,074 shares (if all conversion rights are exercised), every three months.

We can make no prediction as to the effect, if any, that sales of Shares, or the availability of Shares for future sale, will have on the market price. Sales of substantial amounts of Shares in the public market, or the perception that such sales could occur, could depress prevailing market prices. Such sales may also make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price that it deems appropriate. (See, "Description of Securities.")

Significant Influence by Single Stockholder: The majority shareholder, Merl Financial Group, Inc., which is 90% owned by Ed Johnson and 10% by his wife, G. Carol Johnson, is entitled to nominate a majority of the Board of Directors of the Company. Upon consummation of the Prospectus, if fully subscribed, Merl Financial Group's ownership will be reduced from its current 74.41% to 52.96% on a fully diluted basis, excluding the exercise of the Warrants. Given that Ed and G. Carol Johnson are married and control 100% of MERL Financial Group, Inc., with two out of five seats on the Board, they will maintain control as stockholders. Accordingly, it is expected that MERL Financial Group, Inc., will exercise control over the Board of Directors and the business and operations of the Company.

Management's Experience: After reviewing the information concerning the background of the Company's Officers, Directors and potential managers, potential investors should consider whether or not these persons have adequate background and experience to develop and successfully operate the Company. In this regard, the experience and ability of management are often considered the most significant factors in the success of a business. (See, "Directors, Executive Officers, Promoters and Control Persons.")

Essex' Inventory Not Insured: Essex' inventory of lumber on the 78 acres it leases and the 60 acres it owns, is estimated at approximately 100,000 board feet. Management values the inventory at approximately $35,000. There is no insurance on any of the timber which Essex owns or has rights to harvest. Destruction by fire, pestilence or tree disease would lessen the asset base of the Company and could affect the price of the stock.

Fluctuations in the Lumber Market: The lumber industry is affected by lumber price movements and adjustments, downturns in the housing industry and interest rate movements. These factors may considerably lessen the price of lumber on the open market. A large amount of the Company's anticipated income is based upon Essex's lumber sales revenues. A significant decrease in the price of lumber may lower MERL Holding's anticipated income and lessen the value of the Company stock.

New Computer Technology: We plan to use funds from the Prospectus to purchase a new IBM computer system for MERL Data. Historically, when a company implements a new computer system to run a significant portion of the company, profits and production levels decrease until the employees acclimate to the new system. We do not presently use an IBM system for our data entry. Therefore, the Company's employees will have to learn the new system, which could be a lengthy process. Productivity, revenues, and the price of stock may decrease during this transition period.

Additional Risks: In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Prospectus, potential investors should keep in mind other possible risks that may be important.

USE OF PROCEEDS

The net proceeds to be received by the Company from the sale of the Preferred Stock and warrants in this Prospectus are $25,100,000. Management intends to use the net proceeds as follows:

Expenses of the Prospectus	$100,000 (1)

Working Capital and General Purposes	4,850,000

FirstAccess PartnersSM	2,000,000

MERL School Stores	2,500,000

MERL Manufacturing	1,000,000

MERL Data	2,150,000

Working Capital for JULICO, Inc.	12,500,000

TOTAL	25,100,000

(1) These expenses are estimates only. They are calculated on the assumption that the entire Prospectus is sold without the use of underwriters. We also assume an estimate of $100,000 in expenses incurred regardless of the number of shares sold. Expenses and should broker-dealers be used to sell the securities, any commissions charged by broker-dealers will be paid out of the "Working Capital and General Corporate Purposes" category.

We plan to pay all expenses from the Prospectus before expending any money on the goals of the Company. Once expenses of the Prospectus are paid, we intend to use the remaining amount of the proceeds, if practical, to pursue the objectives listed above. If the Prospectus is not fully subscribe, we intend to use the proceeds of the Prospectus for the following objectives in the order of priority set forth below:

Example: If you raise $4.5 million, will you spend the 1st 4 million on working capital and $500,000 on sales and marketing - or will you be "prioritizing" the money by ratio within each $ category?

Working Capital and General Corporate Purposes	$4,850,000
FirstAccess PartnersSM	$2,000,000
MERL School Stores	$2,500,000
MERL Manufacturing	$1,000,000
MERL Data	$2,150,000
JULICO, Inc.	$12,500,000

We may determine that sufficient funds have been raised to complete one of the objectives, some of the objectives or may chose different objectives than those listed above.

Funding FirstAccess PartnersSM

We intend to use $2,000,000 of the net proceeds for FirstAccess PartnersSM, which is first in priority of funding the six business segments. (See "FirstAccess PartnersSM" under " Description of Operating Business Segments".)

Funding MERL School Stores

We intend to use $2,500,000 of the net proceeds for MERL School Stores, which is second in priority of funding the six business segments. (See "MERL School Stores" under "Description of Operating Business Segments".)

Funding MERL Manufacturing

We intend to use $2,500,000 of the net proceeds for MERL Manufacturing, which is third in priority of funding the six business segments. (See "MERL Manufacturing" under "Description of Operating Business Segments".)

Funding MERL Data

We intend to use $2,150,000 of the net proceeds for MERL Data, which is fourth in priority of funding the six operational business segments. The funds will be used to purchase an IBM AS400 system and acquire additional workstations and laptops. (See "MERL Data" under "Description of Operating Business Segments".)

Funding for JULICO, Inc.

In order of priority the $12,500,000 of the net proceeds of this Prospectus is last out of the $25,100,000 funding which will permit JULICO to submit an application for a certificate of authority from the District of Columbia and for the acquisition of license authority in the identified states. (See, "JULICO, Inc." under "Description of Business Segments.") The funds will be invested into fixed income securities, such as U.S. Government bonds and short-term investment grade bonds, along with stock in the Company, in such amounts and percentages as the Company deems prudent and in accordance with the investment regulations of the various states.

Working Capital and General Corporate Purposes

We intend to use $4,850,000 of the net proceeds of this Prospectus for the working capital and general corporate purposes of the Company. The Company plans to pay down or retire approximately $2,099,850 in debt with the Prospectus proceeds. Currently, the Company has as of December 1998, $1,737,542 in accounts payable and $362,308 in long-term debt. Once paid the balance of $2,750,150 minus $100,000 for prospectus expenses, leaving $2,650,150 in working capital.

The allocation of the proceeds set forth above represents our best estimate based on its present plans, certain assumptions regarding general economic and industry conditions, and the Company's future revenues and expenditures. We reserve the right to reallocate the proceeds within the above described categories or to other purposes in response to, among other things, changes in its plans, industry conditions, and the Company's future revenues and expenditures.

Based on the Company's operating plan, we believe that the proceeds from this Prospectus and anticipated cash flow from operations will be sufficient to meet the Company's anticipated cash needs and finance its plans for expansion for at least 12 months from the date of this Prospectus.

The goals placed in the list of proceeds are the intentions of management at this time. Since there are no "minimum" Because the Prospectus places a "no minimum" required number of shares for this Offering being offered in this Prospectus there is no guarantee that all or any of the shares of the Company will be sold. See, "Prospectus Summary." {If only a portion of the Offering shares are sold, the Company's goals will be completed in the following priority:

Working Capital and General Corporate Purposes	$4,000,000
Sales and Marketing	$750,000
Consulting Fees and Updating Proprietary Software	$1,000,000
Purchase of Computer Equipment and Hiring of Additional Staff	$1,150,000
Purchase Forestry Equipment for Essex	$3,000,000
Purchase of Timber Inventory for Essex	$2,000,000
Purchase and Lease of Office Space	$600,000
JULICO Working Capital	$12,500,000

} Note this is redundant with page 23.

Although management has set forth the anticipated goals of the Company, it reserves the right to change these goals and the application of proceeds to adapt to the ever-changing marketplace. We cannot foresee future conditions in the marketplace. Unforeseen circumstances, timing, and the general state of the economy may mitigate that management change its order of priorities, or add new priorities to its list. These changes would be made in order to obtain the maximum potential yield for investors. For instance, we may later believe that growth by acquisition, rather than growth by development of existing facilities, may be the most appropriate and profitable course for the Company. Therefore, this Use of Proceeds section is only a guide to our intentions at this time that is subject to change to adapt to unforeseen circumstances.

Proceeds not immediately required for the purposes described above will be invested principally in U.S. government securities, short-term certificates of deposit, money market funds, or other high-grade, short-term, interest-bearing investments.

DETERMINATION OF PROSPECTUS PRICE

Prior to this Prospectus, there has been a thinly traded market with wide swings in pricingthere is a liquid market an "illiquid" market Note: not so! - then and illiquid market - it hardly ever tides + has wide swings in pricfor the Common Stock, and no public market for the Preferred Stock and Warrants. The Company's Common Stock is quoted on the OTC Bulletin Board. (See, "Risk Factors - No Assurance of Public Market.") Note: Header in Risk Factors is entitled "Absence of public market", p19-20. The public Prospectus price of the Securities does not bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.

We determined the Prospectus price based on several factors: (1) Potential investor interest, (2) The Company's current capital needs, and (3) The Company's ability to pay future dividends. We believe that our use of the capital raised by this Prospectus should increase its revenues, thus increasing shareholders' equity and the ability to pay dividends. This belief, and consultation with advisers knowledgeable about the stock market, has led to the determination of the purchase price.Note: what about comp? In your industries?

The Company's stock has historically been quoted and has traded on the Over-the-Counter Bulletin Board Market ("OTCBB"). The stock traded on the OTCBB before with the advent of recent Securities and Exchange Commission ("SEC") rules, and similar National Association of Securities Dealers ("NASD") rules. These rules require companies that are quoted on the OTCBB to enter the SEC disclosure system and become fully reporting in order to continue to be quoted on the OTCBB. Under a phase-in schedule, the Company is required to be fully reporting before February 29, 2000. However, as a result of three years of being quoted, the Company's stock has traded between $.75 and $8.50 with a tangible book value of $.02 in 1997 and $.35 in 1998, and $.29 through September 30, 1999. Therefore if the Company raises all of the funds, it would have a tangible book value based on September 30, 1999 financials of $2.97. We believe it is reasonable to market our 9% convertible preferred stock at a price of $10.00. If the preferred stock is converted into common stock at the conversion rate of $5.00 per share based on the book value of $2.97 that would equate to 3.50 times book value, which is below the historical trading value of 25 times book value of $0.29 as of September 1999 and 37.50 times book value of $0.02 as of 1997. See below:

Year	Tangible Book Value	Historical Trading Price	Stock Ratio Trading Multiple
1997	$0.02	$0.75	37.50
1998	$0.34	$2.75	8.09
Sept 1999	$0.22	$7.25	32.95

Proforma**
1999	$2.97	$5.00*	1.68

* The 9% convertible preferred is priced at $10.00 per share and is convertible into two shares of common stock at $5.00

** The $2.97 tangible book value assumes 100% of the preferred stock is sold.

  Historically, the Company stock has traded from $8.09 to 37.50 of tangible book value.

  The Company assumes a trading multiple of $1.68 of tangible book value for this Offering is more than reasonable.

DILUTION

The following table summarizes the number of outstanding shares of Common Stock purchased from us since its inception in 1994. The total consideration represents the average price per share paid to us for shares of Common Stock issued and the amount paid by Preferred Stockholders and the amount to be paid by Convertible Preferred Stockholders (new investors), assuming that all Preferred Stockholders are converted to Common Stock.

	Dilution		Total Consideration		Avg. Price Per Share
	Number	Percentage	Number	Percentage
Current Shareholders	9,615,000	60.06%	$2,455,096 [$1,374,214]	71.11%[4.11%]	$0.26 $0.14
Current --Preferred Holders	1,392,400	8.70%	$6,962,000	20.17% 20.82%	$5.00
New Investors	5,000,000	31.24%	$25,100,000	72.72% 75.07%	$5.00(1)
Total	16,007,400(2)	100.00%	$34,517,096 $33,436,214	100.00%

  1. The $5.00 average price per share for new investors reflects the fully diluted price per share assuming that the shares are converted into Common Stock of the Company. Each preferred share of stock can be converted into two shares of Common Stock upon the owner's election.

  2.

This number reflects the consolidation of the 2,135,000 shares that JULICO owns. JULICO is a wholly owned subsidiary of the Company. The unconsolidated total would be $18,142,400 shares.

There are 100,000,000 shares of Common Stock authorized, with no par or stated value and 5,000,000 of Preferred Stock.

The stock is offered at a pricemore higher than that paid by officers, directors, promoters and affiliated persons during the past five years. This is because these individuals either received stock in lieu of salary or purchased the shares at the then-current market price. Over the past five years, our stock has traded in a range of $0.75 to $8.50 per share.

As discussed, an investor purchasing the shares through this Prospectus will purchase shares which, if the Prospectus were fully subscribed, would result in a book value of $2.97 per share as of September 30, 1999. Partial subscription of the Prospectus should result in a slightly higher book value. The book value, however, should not read the amount of the purchase price immediately after the closing of the Offering because of dilution by the current outstanding shares While tThis is represents an immediate dilution of the our stock. We, believe that the added value added by to the Company that this Prospectus represents will result in a future higher market value for the our common stock in the future. However, there is no assurance that the beliefs of Management are correct in this regard, however. the successful completion of this Prospectus will result in an increased market valuation.

Officers, directors or other principal shareholders of the Company and their affiliates may not purchase shares in this Prospectus.

REGISTERED SECURITY HOLDERS

At Closing there will be 9,615,000 shares of Common Stock; 3,196,200 shares of Preferred Stock, convertible into 6,393,400 shares of our Common Stock; and 1,000,000 Warrants entitling Warrant holders to purchase 1,000,000 shares of our Common Stock. Warrants are exercisable commencing six months after the Effective Date of the Public Prospectus and ending five years after the Effective Date of the Prospectus, unless we redeemed them earlier. sooner by Company.

Also being registered in this Prospectus are 3,085,000 insider Shares of our Common Stock restricted in accordance with Rule 144 under the Securities Act of 1933 ("Rule 144") and 696,200 shares of our 10% Preferred Stock. The following chart table shows the amount of shares each shareholder will beis registering in this Prospectus:

Shareholders	Shares Owned Prior to the Prospectus		Number of Shares to be Registered		Percentage of Shares Owned After the Prospectus (1)(2)
	Number	Percentage	Number	Percentage
MERL Financial Group, Inc. (3)	6,107,021	53.60%	790,500	12.81 .04	38.15%
Ed Johnson (4)	2,169,000	19.04%	100,000	4.61.006	13.55%
Dr. Gordon Hall (5)	600,000580,000	5.1%	560,000 580,000	93.33.03	3.6%
G. Carol Johnson (6)	201,745	1.77%	10,000	4.60.0006	1.26%
Alphese E. Evans	200,000	1.76%	50,000	25.003	1.25%
Johnson Universal Life Ins.	2,135,0002,135,000	18.74% 18.74%	2,135,000 2,135,000	100.12 .12	13.34%
Total Common	11,412,766 11,392,766	100%	3,085,000	27.03.20	71.15%
Hanold Corp. Preferred Note: a shareholder preferred or just a shareholder?	696,200	100%	696,200	100%	100%

Notes:

  "Shares Owned After the Prospectus" assumes that all shares of stock offered will be sold. There is a "no minimum" required number of shares for this Prospectus. There is no guarantee that all or any of the shares of the Company will be sold. (See, "Prospectus Summary.") We may only sell a portion of the stock registered in this Prospectus.

  The results of the Common Stock owned by the Principal Shareholders are computed at 100% conversion of the Preferred Stock, giving the Principal Shareholders 52.96% control of the corporation and on a non-consolidated basis 66.30% control.

  Merl Financial Group is wholly owned by Ed Johnson and Carol Johnson.

  Ed Johnson is the Chairman, Chief Executive Officer and Director for the Company.

  Dr. Gordon Hall is a Director of the Company.

  Carol Johnson is the Secretary and Treasurer for the Company.

In general, under Rule 144, as currently in effect, a person may be deemed as an "affiliate" if they have beneficially owned "restricted shares" for the last two years or have purchased unrestricted shares on the open market. As defined in the Securities Act, they would then be entitled to sell within any three-month period: (i) a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding number of shares of Common Stock or (ii) the average weekly trading volume of the shares of Common Stock during the four calendar weeks preceding such sale.

Certain stock sales may be aggregated for purposes of Rule 144. "Restricted shares" are defined generally as shares acquired from the issuer or an affiliate in a non-public transaction. After the shares of Common Stock are held for one year, a person who is not deemed an "affiliate" of the Company is entitled to sell such shares of Common Stock under Rule 144 without regard to volume limitations. As defined by Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through the use of one or more intermediaries, controls, is controlled by, or is under common control with such issuer.

PLAN OF DISTRIBUTION

This Prospectus involves the offer and sale of 2,500,000 shares of Preferred Stock at $10 per share and 1,000,000 redeemable Common Stock purchase Warrants at $0.10 each. Each Warrant entitles the holder to purchase one share of Common Stock for $15.00 commencing six months after the effective date of the Prospectus until five years after the effective date of the Prospectus.

This Prospectus will terminate in ninety (90) days at 5:00 p.m. New York City time after the date on the front cover. We may, at our discretion, extend the date for up to an additional thirty (30) day period.

We will send themail securities to Investors as their funds are released from the Escrow Account. Within three business days after the release of the Investor's funds, the Company will deliver to each Investor, by personal delivery or certified mail, return receipt requested, a duly issued Preferred Stock Certificate in the principal amount which is equivalent to the amount of funds invested in the Company.

We intend to occasionally sell Preferred Stock and Warrants directly to investors without the assistance of a registered broker-dealer. In such instances, the entire principal amount of the Preferred Stock and Warrants purchased shall constitute proceeds to the Company, after Prospectus expenses are paid. However, we do reserve the right to sell securities described by this Prospectus to registered broker-dealers. If this occurs, we may have to pay a commission to the broker-dealers, which is generally 9%.

Each investor will receive verification that we have sent a Prospectus to each interested share purchaser who has requested one. This verification will come from the Company Transfer Agent, Fidelity Transfer Company. Also, upon written or oral request, each interested share purchaser will receive a copy of any information that was incorporated by reference in the Prospectus. However, exhibits will be included only when they constitute information specifically incorporated by reference.

Also, under the terms of the Plan of Distribution, we will deliver Prospectuses to broker-dealers, at our discretion.

(The remainder of this page is left intentionally blank.)

LEGAL PROCEEDINGS

In the normal course of its operations, we are a party to the following legal proceedings:

The Company is a defendant in a lawsuit filed by the Seller in an Asset Purchase Agreement, seeking recovery of $200,000 as liquidated damages under the terms of the Asset Purchase Agreement. The Company's retained counsel has advised that the matter can be settled for $50,000, which has been accrued by the Company in its financial statement for 1998. If the settlement offer is not accepted and the case goes to trial, the amount of the ultimate loss to the Company, if any, may equal the amount of the liquidated damages sought by the plaintiff.

The Company is a defendant in a lawsuit filed by the Seller and certain other persons associated with the Seller under an Asset Purchase Agreement seeking recovery of certain assets and recovery of unspecified damages for wrongful conduct of the Company. The Company believes that the suit is completely without merit and intends to vigorously defend its position and the Company has not established a reserve. In addition, the Company has brought a counterclaim for $1.6 million against the Plaintiffs for the damages suffered.

The Company is a defendant along with Educational Sales Company (ESC) in a lawsuit which arose from a dispute as to the amount owed to ESC, a supplier of textbooks, and the amount of the liability assumed, if any, by the Company under an Asset Purchase Agreement. Although the Company believes that the allegations in this suit against the Company are without merit and intends to vigorously defend its position, the Company has established a contingency reserve for litigation of $788,299 in the accompanying financial statement for 1998.

The Company is a defendant in a lawsuit by a creditor of the Seller in the Asset Purchase Agreement dated December 30, 1998. The suit asks recovery of the amount alleged to be owing, plus interests and costs. At this stage, counsel has been engaged to represent the Company's interest in this action and the probable outcome of this action, while undetermined, does not appear overwhelmingly favorable. Accordingly, a provision for loss in an amount equal to the full amount being sought has been accrued in the accompanying financial statement for 1998.

The Company is a defendant in a lawsuit by a creditor of the Seller in the Asset Purchase Agreement dated December 30, 1998. The suit asks of recovery of $110,467.69, plus interest. At this stage, counsel has not been engaged to represent the Company in this action and the probable outcome of this action, while undetermined, does not appear favorable. Accordingly, a provision for loss of $110,000 has been accrued in the accompanying financial statement for 1998.

The Company is a party defendant to an arbitration proceeding commenced by the Sellers in the Asset Purchase Agreement dated December 30, 1998, alleging breach by the Company of certain obligations in the Asset Purchase Agreement. A preliminary hearing has been held and an order entered setting a schedule for the hearing of this matter in late January 2000. In the interim, management is permitted to operate the Company in the usual course, but may not pay any special dividends or make any loans to its officers or directors or otherwise disposes of its assets without notification. Further, the Buyers shall not transfer the shares of preferred stock issued by the Company to the Buyers to any person or entity. The parties are to split the costs incurred in the arbitration proceeding. The Company believes that such proceedings and allegations are completely and utterly without substance or merit and intend to vigorously defend its position.

The Company loaned to the Chairman all the stock of Essex. This stock was delivered to attorneys representing an employee to secure a note for $750,000 made by the Chairman in favor of the employee to complete the purchase by the Chairman of 125,000 shares of MERL stock for his own account. This occurred on June 24, 1998. However, The employee failed to deliver the MERL stock, and the Chairman considered the transaction null and void. In November 1999 the employee filed notice of default on the promissory note and made demand on November 24, 1999 for a first payment of $31,250. The employee has still not surrendered the MERL stock, and the Chairman has no interest, at this time, in completing any such transaction. Accordingly the Chairman and the Company filed suit on December 30, 1999 to rescind the transaction, declare the stock purchase contract null and void, and to have the Essex stock returned to the Company.

DIRECTORS EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Management Relationships Note: Clarify language

The Chairman and Chief Executive Officer of the Company, Ed Johnson, is has been married married for 14 years to G. Carol Johnson, Secretary/Treasurer and Director. Also, Ed Johnson and G. Carol Johnson are the only shareholders in MERL Financial Group, Inc., ("MFG"), and they will collectively own 96.49% of the stock in the Company on a non-diluted basis and 57.96% on a fully diluted basis. 95.04% of the stock in the Company at the closing of this Offering. After the Offering, note: what is the difference between "at the closing of this offering" and "after this offering"? They both imply the issuance of new shares - so how is 95.04 +52.96% differing? MFG, Ed Johnson and G. Carol Johnson will own 52.96% of the Company's outstanding stock. On a fully diluted basis, excluding the exercise of Warrants, they will own 57.08%.

Directors and Executive Officers

The names and positions of the individuals serving on the Board of Directors and as Executive Officers of the Company are as follows:

Officers and Directors of the Company
Name	Director Since	Age	Position
Ed Johnson	1994	50	Chairman, Chief Executive Officer, Director
Raoul L. Carroll	1994	49	Vice Chairman, Director
G. Carol Johnson	1994	56	Secretary/Treasurer, Director
Gordon W. Hall. M.D.	1999	58	Director
Gregory V. Spina	1999	36	Director
Frank Dye	1999	65	Director
Charles E. Weeden, Sr.		50	President of Essex
Merle E. Wood		52	Senior Vice President, Chief Information Officer
Susan Fast		46	Vice President
Michael P. Mety		61	Sr. Vice President of Forestry

Directors and Executive Officers

Ed Johnson, Chairman and Chief Executive Officer. Mr. Johnson is the founder, Chairman, President and Chief Executive Officer of the Company, President and Chief Executive Officer of MERL Financial Group and Chairman of Johnson's Universal Life Insurance Company.

Mr. Johnson has served in chief executive positions, since 1971, and has been engaged in a number of significant events. In 1996, he worked with market makers to take Merl Industries of Tennessee, the Company's predecessor, into the public market on the OTC Bulletin Board, where it currently trades under the symbol MRLE.

In 1997, MERL had a capitalization value of $85 million. In 1994, he created the first timber securitization structure along with designing the bond software program for that structure, which was rated AA by Standard and Poor's. In 1987, he initiated the first insurance company demutualization procedure in the state of New York that was later used by Equitable Life Assurance Company to convert from a mutual to a stock company. In 1986, he designed the first cash flow bond model that was used for securitizing multifamily mortgages, which was rated AAA by Standard and Poor's. In 1984, he served as Chief Executive Officer of Magnolia Savings and Loan.

From 1978-1984, he was Chairman and major stockholder of Johnson-Nelson, an investment banking firm that is currently inactive. From 1983-1989, he was chairman and major stockholder of First Independent Holding Corporation, a holding company which focused on insurance, financing, and structuring collateralized mortgage obligations, as well as providing mortgage banking services for Government National Mortgage Association (GNMA) multifamily lenders. In 1971, he was a co-founder of COE Corporation, a multifamily development and syndication firm that developed over 4,000 apartment units nationwide.

He developed the term forestry recycling in January 1992, while doing research at a mulch company. During his stay he developed business relationships with Chesapeake Paper Company and International Paper. From June 1992, to the present, he has raised $1,200,000 for initial capital and negotiated contracts for more than $41 million for other companies. [Address: 100 Old York Road, Suite 823, Jenkintown, PA 19046, 215-885-2899]

G. Carol Johnson, Director and Secretary/Treasurer. Ms. Johnson is currently, a Senior Vice President at GMAC Mortgage Corporation. Prior to this position, she served as Vice President of the Federal Home Loan Bank of Cincinnati for 13 years, spent two years at the Federal Home Loan Mortgage Corporation and five years with FIHC Financial Corporation as its Corporate Secretary and Chief of Staff. She was appointed by Ohio's Governor Celeste to the first Board of the Ohio Housing Finance Agency to represent lending institutions. Ms. Johnson received her Bachelor of Science and Master's Degrees from the University of Cincinnati. She also received a graduate key in Savings and Loans Business from Indiana University. [Address: 100 Old York Road, Suite 823, Jenkintown, PA 19046, 215-885-2899]

Raoul L. Carroll, Director and Vice Chairman: Mr. Carroll is Chairman of Christalex Partners, Inc., a company which brokers business. From 1992 to 1994, he was chief operating officer of M.R. Beal and Company, an investment banking firm. Mr. Carroll held two presidential appointments by President George Bush: President of the Government National Mortgage Association (GNMA), in 1991, and General Counsel of the U.S. Department of Veteran Affairs, in 1989. Mr. Carroll earned his Bachelor of Science Degree at Morgan State College and his Juris Doctorate Degree from St. John's University School of Law. [Address: 1420 N. Street, NW, Suite LL.10, Washington, DC, 20005, 202-387-1994]

Gordon W. Hall, M.D., Director: Dr. Hall joined the Board in August 1999. He graduated from The Johns Hopkins University and McGill University Faculty of Medicine. Following service in the U. S. Army as a flight surgeon, he entered the practice of emergency medicine in Rockford, Illinois. In 1972, he joined the faculty of the University of Illinois College of Medicine at Rockford in the Family Practice Department. He served on the executive committee of the school and the admissions committee of the College of Medicine. He also serves on the College's Company Committee and the Employee Compensation Committee.

From 1975 to 1988, Dr. Hall practiced Emergency Medicine. In 1988, he joined Cigna Medical Group in Los Angeles where he became Chairman of the Department of Emergency Medicine. He retired from active practice in August 1996.

Dr. Hall's business experience includes ownership of two California yacht sales offices from 1978 to 1985. Since retiring from medicine, he manages his investments full-time. He is a FAA certified flight instructor, with fifteen years experience, and actively teaches. [Address: 7231 Boulder Avenue #808, Highland, CA 92346, 909-862-8238]

Gregory V. Spina, Director: Mr. Spina joined the Board in August 1999. Mr. Spina graduated from Indiana University with a BS in Business Administration. Mr. Spina started his present business, Spina's, Inc., in 1987. Spina's, Inc., is a sales and service store for ATV's, personal watercraft and power equipment. The annual sales volume is $4,000,000. He also owns several rental investment properties, and invests on a full-time basis. [Address: 390 State Road, 37 North, Martinsville, IN 46151, 765-342-6335]

Frank Dye, Director: Mr. Dye received his BS in Electrical Engineering from Purdue University in 1955 and MS in Mathematics from George Washington University in 1964 (First NASA Fellow in Math). He completed coursework for doctorate in Russian literature; Georgetown Defense Department certificates as qualified Russian interpreter Chartered Financial Consultant Designation.

He has been a member of the technical staff at Bell Telephone Labs, NY in 1955-56, a Navy Officer 1956-61, on a destroyer for two years and in intelligence three years, and a Russian/German technical translator (freelance) 1961-67. He also worked for Mass Mutual Life Insurance Co. and was a member of the 1967-82, Million-Dollar Round Table. Currently, he is a principal in Dye & Eskin, Inc. an Insurance Brokerage Firm. In addition, he teaches financial planning at Montgomery Junior College, linguistics at Georgetown University, Russian language at Naval Intelligence School, Washington, DC.

[Address: 11207 Potomac Crest Dr., Potomac, MD, 20854, 703-556-0744]

Staff Officers

Merle E. Wood, Senior Vice President and Chief Information Officer. Mr. Wood serves as a member of the Senior Management Team. His responsibilities include implementing and carrying out the Three-Year Business Plan of the Company, to enable it to reach the annual projected earnings. He implements strategies to carry out the software and hardware technologies necessary to oversee the Business Plan, and maintains awareness of new and evolving information technology of other companies to insure the Company's competitive position in the industry. He is developing and maintaining the internal organizational structure and employee standards for information technology at MERL and is working with vendors and suppliers in implementing the FirstAccess PartnersSM Card program.

From 1974___ to 1975_____, Mr. Wood served as V.P. of Finance of Portland Glass Company. He computerized the financial reporting system, installed accounting procedures and internal controls, and staffed the finance department of Portland Glass. As President/Treasurer of Computer Systems & Designs, Inc., he developed and installed a full job costing system, developed an inventory management system and was an accounting consultant to various small businesses.

From 1986 to 1994, In 19_____, Mr. Wood worked for Coca-Cola Bottling Company of Northern New England as an Internal Auditor, MIS Manager, System Development Manager and Administrative Manager. During his employ at Coca-Cola, Mr. Wood's achievements included: installing the communications link to an AS400 sales system, developing the manufacturing software for the Londonderry Production Center, developing the computer route accounting software, and assisting the finance department in performing compliance audits on specific administrative policies. He also computerized the route accounting system onto an IBM System, which reduced 36 branch locations into ten branches covering three states. He reduced Coca-Cola's computer training staff from 8 to 3 ____ to 5 employees. Mr. Wood also assisted corporate Vice Presidents on special projects such as installing internal controls for recycling, inventory control, and purchasing procedures. [Address: 2 Gailor Lane, Hooksett, New Hampshire 03106.]

Susan Fast, Vice President. Ms. Fast serves as a member of the Senior Management Team of the Company and is V.P. of Sales and Marketing of FirstAccess PartnersSM. Her responsibilities include aiding, implementing and executing the Three Year Business Plan of the Company in order to reach annual projected earnings. She also maintains internal organizational structure and employee standards. She is implementing a strategy for products to be delivered through the FirstAccess PartnersSM Program, and a sales and marketing plan for the FirstAccess PartnersSM Card. Ms. Fast keeps track of competitors in the debit and credit card service industry. Ms. Fast is also an integral part in development of new products. Working under the terms of agreements with suppliers and vendors, Ms. Fast is responsible for implementing the FirstAccess PartnersSM Card Program.

Ms. Fast was an Account Representative for Olsten Corporation where she increased sales volume, gave sales presentations to major corporations and established the record number of appointments set among all New Jersey Account Representatives. She has won various awards for exceptional sales quotas including, Winner of Sales Contest in June 1998, Winner of Sales Blitz Contest for the State of New Jersey and placed seventh among 139 Account Representatives nationally in July 1998. Ms. Fast was also responsible for the expansion of Olsten's new account base, coordinating the recruitment and retention of a professional employee base, preparing and presenting proposals to clients and creating promotional incentive programs for new and inactive accounts.

In 1997, Ms. Fast was also Partnership Supervisor for Union Fidelity Insurance Company, where she supervised Accounts Receivable. In her first year with Union Fidelity, Ms. Fast accomplished a 60% growth in revenue. Ms. Fast also developed new business.

For fifteen years, Ms. Fast was the Sales and Production Manager for Arthur's Interiors in New Jersey. Arthur's Interiors had annual sales revenues of $1,000,000. She recruited and trained administrative staff, achieved an average of 50% growth in sales and revenue yearly and supervised all daily operations. These daily operations included inventory control, manufacture and delivery of products, advertising and promotional development. [Address: 61 Tinder Road, Levittown, Pennsylvania 19056.]

Michael P. Mety, Senior Vice President of Forestry. Mr. Mety joined MERL Industries of Tennessee as a Forestry Consultant in June 1994. He has a forty-year career in the forestry industry. He served as a Forester for International Paper Company in the States of Arkansas and Louisiana. He was the Assistant State Commissioner of Agriculture and Forestry in both states. He received his Bachelor of Science Degree from Louisiana Tech University where he majored in Forestry. [Address 2012-C North Portier Court, Mobile, AL 36606, (334) 473-2012]

Charles E. Weeden, Sr., Director(?) and President of Essex Industries. Mr. Weeden has been the President of Essex Industries since 1988. Prior to joining Essex, he worked in the lumber and forestry industry for 21 years. He managed several mills including Olde Dominion Timber Products, Holland Forest Products and Walker Land & Lumber Company. Prior to these management positions, he began his career as a trainee at S.R. Walker & Son. Mr. Weeden is certified by the Timber Products Institute as a Lumber Grader for Pine and Hardwood. He is also a certified Hardwood Inspector, L.M.A. Under the terms of the Security Agreement - Pledge, to which the Company is a party, Mr. Weeden may not be discharged as President and Chief Executive Officer of Essex, or his compensation or fringe benefits changed without his consent, unless he is terminated for cause as defined in his existing employment agreement. [Address: P.O. Box 248, Millers Tavern, VA 23115, (804) 443-5380.]

To the best of the Company's knowledge, no director, nominee, executive officer or control person has been involved in any legal proceeding material to an evaluation of his ability or integrity within the past five years.

TRANSACTION AND REMUNERATION

The Board of Directors of the Company receives $2,000 per board meeting that they attend. This is the only form of compensation allotted for Directors at this time. Ed Johnson, Chief Executive Officer, has received 1,750,000 shares of stock as salary for his services from 1994 to 1998. Mr. Johnson has never received any money from the Company as compensation for services or otherwise.

The Company has made various loans to the officers of the Company totaling $50,000 as of September 1999. Interest on these loans was imputed at the applicable federal rate. Interest due from these loans has been computed to December 31, 1999, and amounts to $3,500.

The Company has made notes to Charles E. Weeden totaling $67,184 as of September 1999. Interest on these loans was imputed at the applicable federal rate. Interest due from these loans has been computed to December 31, 1999, and amounts to $4,702.

The Company has made loans in the amount of $2,000 to its past and present employees. Interest on these loans was imputed at the applicable federal rate. Interest due from these loans has been computed to December 31, 1999, and amounts to $104.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWENRS OWNERS AND MANAGEMENT

The following chart shows all persons and groups known to be the beneficial owners and management of more than five percent of issued and outstanding common shares of stock.
Shareholders	Shares Owned Prior to the Prospectus		Number of Share to be Registered		Percentage of Shares Owned After the Prospectus (1)(2)
	Number	Percentage	Number	Percentage
MERL Financial Group, Inc. (2)	6,107,021	53.14%	790,500	12.94 .04	38.15%
Ed Johnson (3)	2,169,000	18.87%	100,000	4.61 .006	13.55%
Gordon W. Hall, M.D.	600,000 580,000	5.22%	560,000 580,000	93.33 .03	3.75% 3.6%
G. Carol Johnson	201,745	1.76%	10,000	4.96 .0006	1.26%
Greg Spina	100,000	0.87%	0	0	0.62%
Raoul L. Carroll	100,000	0.87%	0	0	0.62%
Frank Dye	100,000	0.87%	0	0 .003	0.62%
Johnson Universal Life Ins. ULICO, Inc	2,135,0002,135,000	18.58%18.74%	2,135,000 2,135,000	100.0 .12 .12	13.34% 13.34%
Total	11,492,766	100%	3,595,500	31.28 .20	71.80% 71.15%

Notes:

(1) The results of the Common Stock owned by the Principal Shareholders are computed at 100% conversion of the Preferred Stock, giving the Principal Shareholders 52.96% control of the corporation and on a non-consolidated basis 66.30% control.

(2) The percentage of Shares Owned after After the Prospectus' assumes that all 2,500,000 shares of preferred stock offered under this Prospectus will be sold and converted into 5 million shares of Common Stock. There is no minimum required number of shares for this Prospectus. There is no guarantee that all or any of the shares of the Company will be sold. (See, "Prospectus Summary.") The Company may only sell a portion of the stock registered in this Prospectus. If only a portion of the stock is sold, the Company will not have the funds that it needs to carry out the Company goals set forth herein. (See, "Use of Proceeds" for the order of priority for the Company goals.)

There will be 7,385,521 7,485,521 shares of Common Stock, which will not be be restricted and only sold subject to Rule 144. These represent 76.81% X% of the outstanding shares, an on a Y% fully diluted basis, 46.14%. (See, "Risk Factors - Future Sales".) These shares are controlled and owned by the Chairman of the Company, Ed Johnson.

DESCRIPTION OF SECURITIES

The authorized capital stock of the Company at the Closing of this Prospectus consists of 100,000,000 shares of Common Stock, no par value per share, and 5,000,000 shares of Preferred Stock, no par value. At the Effective Date, a total of 9,615,000 shares of Common Stock are issued and outstanding and held by less than 50 shareholders. Note: aren't you going to expand this as per previous discussions? The Preferred Stock class has 696,200 shares issued and outstanding and all are held by one shareholder.

Note: Also, was that inclusive of CEDE/DTC as one of the holders - that has ro be broken out by broker then by account to add to # of shareholders on transfer agent list.

Common Stock

The Company is authorized to issue 100,000,000 shares of Common Stock at no par value per share as of the Closing of this Prospectus. Common Stock of the Company has no dividend rights. Note: contradictory - are they by character or by ? having no dividend rights? or can a dividend be ? by the board? Can't be both! As of the date of this registration statement, there are 9,615,000 shares of Common Stock outstanding on a non-consolidated basis (with 2,135,000 shares of Common Stock owned by the affiliated company, JULICO, a wholly owned subsidiary that is eliminated in the consolidation). with 2,135,000 shares of Common Stock owned by the affiliated company, JULICO, a wholly owned subsidiary that is eliminated in the consolidation). Of the 9,615,000 shares outstanding, 3,085,000 shares are being registered by principal shareholders under this Prospectus. After the Prospectus is fully subscribed and the Preferred Shares are converted into Common Shares, as described later, there will be 16,007,400 shares of Common Stock on a consolidated basis. On a non-consolidated basis, there will be 18,142,400 shares. The Company retains the right to later issue 79,157,500 shares of Common Stock.

Dividends are payable on shares of Common Stock only where they are declared by the Board of Directors. Shareholders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Most shareholder votes, except for the election of Directors and other routine matters, require the affirmative vote of 66 2/3% of the shares present in person or by proxy at a meeting of the shareholders. Shareholders have no rights to a cumulative voting for the election of Directors. Each share participates equally in assets available for distribution upon liquidation or dissolution. The holders of Common Stock have no preemptive or preference rights. Shares of Common Stock are not subject to any redemption provisions or convertible rights into any other securities of the Company. All of the outstanding shares are fully paid and non-assessable. The shares to be offered in this Prospectus will also be fully paid and non-assessable when they are issued and paid for.

The foregoing description concerning the Common Stock of the Company does not purport to be complete. Reference should be made to the Company's Articles of Incorporation and By-Laws as well as to the applicable statutes of the State of Tennessee for a more complete description concerning the rights and liabilities of shareholders.

We intend to furnish shareholders with annual reports containing audited financial statements of the Company. We also intend to distribute quarterly reports containing unaudited financial information for the first three-quarters of each fiscal year.

Subsequent to the completion full subscription of the Prospectus, and if the Preferred stockholders convert their interest into Common Stock, current stockholders of the Company will own approximately 60.06% of the outstanding Common Stock. The Preferred Stockholders would own approximately 31.24% of the Company. As a result, the current shareholders will be able to elect all of the members of the Board of Directors and control the policies and affairs of the Company.

In the event of a liquidation, dissolution, or winding-up of the Company, Common stock holders of the Company are afforded other rights and privileges pursuant to applicable law, the Articles of Incorporation, and the By-Laws of the Company. Copies of the Company's Articles of Incorporation and By-Laws have been filed with the Securities and Exchange Commission.

The Company can make no prediction as to the effect, if any, that sales of the Company's securities, or the availability of such for future sale, will have on the market price of the Company's securities. Sales of substantial amounts of securities in the public market, or the perception that sales could occur, could depress prevailing market prices. Such sales may also make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price it deems appropriate.

Preferred Stock

We are authorized to issue 5,000,000 shares of Preferred Stock with no par value.

There currently are 696,200 shares of Preferred Stock outstanding. These shares carry a 10% dividend right and were issued at a price of $10.00 per share and is are being registered under this Prospectus.

We are Prospectus pursuant to this Prospectus 2,500,000 shares of Preferred Stock that will be fully registered with a dividend right of 9% and priced at $10.00 per share. After a full subscription of the Prospectus, there will be 3,196,200 shares of Preferred Stock outstanding.

We retain the right to later issue an additional 1,803,800 shares of Preferred Stock.

The holders of this the Preferred Stock from this Offeringoffered herein will be entitled to receive quarterly cumulative dividends of 9%, rights of conversion and liquidation preferences.

Holders of the Preferred Stock are not entitled to vote on any matters voted upon by the common stockholders except as provided by Tennessee state law. However, Preferred Stockholders may vote on extraordinary corporate actions that may affect the value of their Preferred Stock. For example, Preferred Stockholders are entitled to vote in the following situations:

    Consolidation
    Merger
    Share exchange
    Sale of all or substantially all of the assets of the Company or
    An amendment of the Articles of Incorporation

In all of these situations, any action must be approved by the affirmative vote of two-thirds of all stockholders, Common and Preferred combined.

Additionally, the Preferred Stock to be issued pursuant to this Prospectus will have conversion rights permitting the conversion of every one (1) share of Preferred Stock into two (2) shares of Common Stock. Therefore, if all conversion rights are exercised, the 2.5 million shares of Preferred Stock will be converted into 5 million shares of Common Stock. This conversion may take place at any time after the closing of this Prospectus or upon the Company's sale, merger or offer of additional securities.

Similarly, the already outstanding 696,200 shares of Preferred Stock can be converted on a 1-to-2 basis into 1,392,400 Common Shares. The conversion of the already outstanding Preferred Stock may take place at any time the Company's common stock trades at $5.00 and higher.

We have the right of mandatory redemption of the Preferred Stock issued in this Prospectus. We may exercise this right if our Common Stock, previously quoted on the OTC BB under the symbol "MRLE", is priced below $5.00 for 30 consecutive days. The Company may not exercise this right until 12 months after the closing of this Prospectus. The redemption of the Preferred Stock plus all accrued and unpaid dividends must not be at a price less than $13.00 per share.

In the event of the liquidation, dissolution or winding-up of the Company, the holders of the Preferred Stock would be entitled to share ratably in all assets remaining after payment of senior note holders and other liabilities.

In addition to the rights specifically mentioned above, Preferred Stock holders of the Company are afforded many other important and valuable rights and privileges pursuant to applicable law and the Articles of Incorporation and By-Laws of the Company. Copies of the Articles of Incorporation and By-Laws of the Company are available upon request have been submitted to the SEC.

Warrants

In this Prospectus we will issue Warrants. Each Warrant entitles the holder to purchase one share of Common Stock at $15.00 commencing six months after the Effective Date and ending the fifth anniversary of the Effective Date of this Prospectus. We may redeem outstanding Warrants, once they become exercisable, at a price of $.10 per warrant. We must give at least 30 days written notice to redeem the Warrants. The holder will be allowed to purchase our stock with the Warrants until the thirty-day notice expiration period. In addition, we cannot redeem the Warrants unless the closing bid quotations of the Common Stock have exceeded $15.00 for 20 consecutive trading days.

We intend to redeem the Warrants at the earliest opportunity. Warrants may not be exercised following redemption. Therefore, the purchasing investor may have to exercise the Warrant earlier than he or she intended. If notice is received that the Warrants are to be redeemed by the Company, an investor may have to exercise the Warrants before maximum profit can be gained. The Warrants expire five years after the Effective Date, or sooner if the Warrants are called for redemption.

The This Prospectus will become stale ninety (90) days following the Effective Date, plus an additional thirty (30) days if we elect to extend the closing date. We will attempt to maintain a current prospectus, but assumes no obligation to do so.

Warrant Exercise Procedure

The instructions in the Warrant Subscription Certificate should be read carefully and followed in detail. Do not send Warrant Subscription Certificates or payment to the Company or to any Underwriters that the Company may employ. Except as described under "Late Delivery of Warrants," no subscriptions will be accepted until the Warrant Agent has received delivery of a duly executed Warrant Subscription Certificate and payment of the subscription price. The risk of delivery of a duly executed Warrant Subscription Certificate and payment of the subscription price lie with the Warrant Holder. Neither the Company nor the Warrant Agent assumes the risk of delivery of Warrant Subscription Certificates and payments. If U.S. mail is used to exercise Warrants, it is recommended that insured, registered mail be used. Any questions or requests for assistance concerning the method of subscribing shares or for additional copies of this Prospectus should be directed to the Warrant Agent.

The Company at its sole discretion will determine all questions as to the validity, eligibility and acceptance of any exercise of Warrants. We may waive any defect or irregularity, permit a defect or irregularity to be corrected within sufficient time, or reject any exercise of a Warrant, which it determines to have been made improperly.

Late Delivery of Warrants

A Shareholder may deliver the Warrants late provided the following requirements are met:

(1) The Shareholder sends the full subscription price for the shares of Common Stock,

(2) To the Warrant Agent,

(3) On or before the Warrant Expiration Date,

(4) With a letter or telegraphic guarantee from a bank or trust company stating that the Warrant Subscription Certificate will be surrendered to the Warrant Agent within five business days after the Expiration Date, and

(5) The bank or trust company is

(a) A member of the New York Clearing House (or is a correspondent of such a bank),

(b) A member firm of

(i) The New York Stock Exchange,

(ii) The American Stock Exchange, or

(iii) NASDAQ.

If the above requirements are met, the subscription will be accepted subject to receipt of the duly executed Warrant Subscription Certificate within the five business days.

Purchase and Sale of Warrants

The Warrants are immediately tradable. We will apply for the NASDAQ Small Cap, the American Stock Exchange, and the Philadelphia Stock Exchange under the listing symbol MRLWW (See previous comment for Warrants). No assurance can be given that a trading market for the Warrants will develop, or if one does develop, whether it will sustain or at what price the Warrants will trade. Prior to this Prospectus, there has been no public market for the Warrants.

Lack of Control by Minority Shareholders

Holders of Common Stock are entitled to one vote per Share on all matters requiring a vote of stockholders. Since the holders of Common Stock do not have cumulative voting rights in electing directors, the holders of a majority of the outstanding shares of Common Stock could elect all of the directors.

Stock Transfer Agent

The Transfer Agent and Registrar for the shares of Common and Preferred Stock is Fidelity Transfer Company of Salt Lake City, Utah. Subscriptions and payment should be sent to the transfer agent at 1800 South West Temple, Suite 301, Salt Lake City, UT 84115. Subscription Agreement must arrive on or before the Expiration Date. Subscriptions received after the Expiration Date will not be honored. Payment must be made in U.S. dollars in cash or by bank certified cashier's check, or by wire transfer of good funds payable to the order of the Transfer Agent. Once a holder has exercised a subscription, the exercise is irrevocable. Certificates representing the shares of Common Stock purchased will be delivered to the purchasers after receipt of the Subscription Agreement and funds.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel will receive more that $50,000 as a result of payment from the filing of this Prospectus. The certified public accounting firm for MERL Holding and its subsidiaries is Mitchell & Titus, L.L.P.

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DESCRIPTION OF THE COMPANY

MERL Holdings Inc.com, a holding company, was incorporated in Tennessee on May 3, 1994, as Merl Industries of Tennessee, Inc. It has a diverse management team of sixthree Directors, which includes a three-person audit committee and a three-person compensation committee along with fivenine Executive Officers. The officers have backgrounds in computer, sales, forestry and mortgage industries, among others.

The Company currently leases a 3,646 square foot Executive Office in Ewing, New Jersey; and owns 65 office computers and other office equipment, i.e. faxes, photocopiers, desks, etc. All remaining property is owned by our subsidiaries. Through them, we employ 102 full time employees and 10 part time employees. Due to expected growth we anticipate hiring fourteen (87) full-time employees upon the full subscription of this Prospectus. These employees will include additional senior management and middle management.

We conduct and generate all of our revenue and business through six cross-functioning business segments. These segments are MERL School Stores, FirstAccess PartnersSM, Inc., Essex Industries, MERL Manufacturing, MERL Data and JULICO, Inc.

JULICO, Inc. will apply to become an insurance holding company while the Company maintains its diversity of income in the other five business segments. If JULICO, Inc. is successful, it will operate under the name of Johnson's Universal Life Insurance Company, which will use FirstAccess PartnersSM to distribute all of our financial products on its electronic card called FirstAccess PartnersSM credit card. This credit card is currently being marketed to the 379,874 data base of customers of MERL School Stores, where we plan to cross sell financial products to be offered by JULICO, Inc. and FirstAccess PartnersSM along with school wear apparel offered by MERL Manufacturing.

To grow the business for the next five years, we have targeted the parents and students in the 27,000 private school market with a market size of 6,000,000 students to provide financial services products.

This growing opportunity stems from certain parents' desires to educate their children in a private school environment. The cost of private school is higher in proportion to the increasing demand for well-educated workers in today's marketplace. However, a private school education is generally only available to upper and upper-middle income parents to readily afford. This provides the Company with a specific niche market to provide financial services products.

As a holding company, the Company's focus is to diversify itself and compete in an ever-changing marketplace. The Company will periodically purchase new businesses, which may or may not be related to its core business. Presently, the core business of the Company is to own and operate subsidiary companies which are designed to meet the needs of America's families with school-age children. Management, at this time, believes this focus on education possesses Note: cant say {endless opportunities. }

Note: How does the needs of families w/school age children translate into a "focus on education?"

This wealth of opportunity stems from the certain parents'parent's desires to educate their children in a private school environment. Iin proportion with to the increasing demand for well-educated workers in today's workplace marketplace. is tThe number of children attending private schools has grown. However, a private school education is generally only available to the upper and upper-middle classesincome and/or asset segments of the population. Tuition, textbooks, and uniforms are too costly for the middle or lower-middle class income/asset parents to readily afford.

Under this cross selling plan, we will offer lower cost tuition financing for an affordable private school education to the middle and lower middle class income/asset families of America under one of the Programs A, B, C or D. (See "Benefits to FirstAccess PartnersSM Card Holders"). Our financing system provides a cross-selling opportunity and the, manufacturing and retailing within the school stores are the first steps in supplying the needs of the middle classsuch private school students at lower prices and good quality. There are many possibilities for expansion are as endless as the needs of the parents and children that the Company serves since their needs grow as the children get older. We believe that expansion through these numerous opportunities will maximize benefits to the shareholders while simultaneously serving a social purpose.

However, we will periodically purchase, or even create other subsidiaries and operating companies that may not be related to our core business. We plan to create shareholder value by building up andincreasing each subsidiary's valuation and then selling those companiessubsidiaries or spinning them off as separate public companies. We hope to generate money through the sale of unrelated companies to produce profits for shareholders and to raise increase working capital for the core businesses. As a result, we may acquire or create companies that have many diverse operating purposes. These companies may be wholly unrelated to building our core businesses of financial services.

We also reserve the right to change our core business. Presently, we believe in the economic potential and social purpose of the financial service focus. However, future unforeseen circumstances may cause us to shift our focus to a different arena to maximize profits to shareholders. There is no guarantee that we will continue to hold the subsidiaries that we now possess. Nor is there a guarantee that we will purchase financial services subsidiaries to maintain our focus, even if such companies are available for purchase or there is a market for the products created by such companies.

Our present plan of operation is to offer financial services to help parents afford the cost of private schools and to cross-sell school-related products that we manufacture.

The Company will be subject to certain governmental regulations or approval for the activities of its subsidiaries. For instance, many states require insurance holding companies to file special reports and follow certain guidelines regarding fairness and reasonableness in all holding company transactions. We do not expect compliance with government approval to affect our ability to conduct business.

	TABLE A	TABLE B

	1999 ANNUALIZED	2000 ANTICIPATION
JULICO Insurance Products (Texas Only)	$ 0	$ 800
FirstAccess PartnersSM	100	125
MERL Manufacturing	75	150
MERL School Stores	619	1,000
MERL Computer	237	950
Essex (Divided Revenue by 15,195 Customers)	76	800
Anticipated Per Customer Revenue	$1,107	$3,887
Annualized Revenue for 1999, reaching 15,195 in the Year 2000	$16,820,865	$59,062,965
Historical Cost of Goods 51%	- 8,578,641	- 30,122,112
Gross Revenue	$8,242,224	$28,940,851
Historical Operating Expense 20%	- $3,364,173	- $11,812,593
Net Operating Income	4,878,051	17,128,258
Taxes 38%	1,853,659	- 6,508,738
Net Income	$3,034,392	$10,619,519

Anticipated Per Share Income Fully Diluted	$ .189	$ .663

The management based the anticipated earnings on the assumption that all stock offered in this filing will be sold. Because the Prospectus places a "no minimum" required number of shares for this Offering there is no guarantee that all or any of the shares of the Company will be sold. See "Prospectus Summary." If only a portion of the offered shares are sold then the Company will not be able to achieve its objectives and the anticipated earnings of the Company will change.

The Board of Directors of the Company receives$2.,5000 per board meeting that they attend. This is the only form of compensation allotted for Directors at this time. Ed Johnson, Chief Executive Officer, has received 1,750,000 shares of stock as salary for his services from 1994 to 1998. Mr. Johnson has never received any money from the Company as compensation for services or otherwise.

The Company has made various loans to the officers of the Company totaling $50,000 as of September, 1999. Interest on these loans was imputed at the applicable federal rate. Interest due from these loans has been computed to December 31, 1999, and amounts to $3,500.

The Company has made notes to Charles E. Weeden totaling $67,184 as of September, 1999. Interest on these loans was imputed at the applicable federal rate. Interest due from these loans has been computed to December 31, 1999, and amounts to $4,702.

The Company has made loans in the amount of $2,000 to its past and present employees. Interest on these loans was imputed at the applicable federal rate. Interest due from these loans has been computed to December 31, 1999, and amounts to $104.

The value of the Company is based primarily on the accumulation of the assets and liabilities of the subsidiary companies it holds. Each subsidiary will be discussed at length in the next section, "Description of Operating Business Segments."

Anticipated Operations: We intend to use our best efforts to raise the $25,100,000 under this Prospectus and to use the proceeds from the prospectus in the following order of priority; to set aside $4,850,000 and pay first the payables that we receive from the acquisition of Hanold Book Store, Inc. and Hanold School Wear, Inc., which stood at $1,737,542 on December 30, 1998 and $362,308 in long term liabilities. This leaves a balance of $2,750,150 out of which we plan to pay $100,000 in expenses relating to this Prospectus and underwriter commission if necessary leaving a balance of $20,150,000 to fund the six operational business segments. $2,000,000 is allocated to FirstAccess PartnersSM, $2,500,000 to MERL School Stores, Inc., $1,000,000 to MERL Manufacturing, $2,150,000 to MERL Data and $12,500,000 allocated to JULICO, Inc.

For More Information: We will deliver an annual report with audited financials to security holders. We will also deliver quarterly reports with unaudited financial statements.

The public may read and copy any materials that the Company files with the SEC and the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Pubic Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is:

http://www.sec.gov

The internet address for the Company is:

http://www.merlholdingsinc.com

(The remainder of this page is left intentionally blank.)

DESCRIPTION OF OPERATING BUSINESS SEGMENTS

MERL SCHOOL STORES

MERL School Stores, Inc., incorporated in the state of Wisconsin on April 4, 1999, is the result of the acquisition of certain assets and scheduled liabilities from Hanold Schoolwear, Inc., and Hanold Bookstores, Inc., under the terms of an asset purchase agreement dated December 30, 1998. MERL School Stores operates as a retailer of textbooks, school uniforms and other apparel, supplies and services. Its markets are the students, parents and faculty of 236 private, parochial and public schools. These schools are mainly in Texas and the Northeastern and Middle Atlantic regions of the United States. The breadth of its exposure to private schools provides a national presence as a private school retailer throughout the United States. MERL School Stores has serviced 33,000 students with sales of $2,841,000, through September 30, 1999. Its corporate home office is located at the Company's location.

Market: There are over 27,000 private and parochial schools in the United States, representing over 6 million students. MERL School Stores has a database of 206,000 students who represent 3.43% of that market. The vast majority of the schools require their students to wear a uniform. In addition, many of these private or parochial schools out-source the operation of their bookstores and the retailing of their textbooks, uniforms and other supplies.

Competition: The private and parochial school uniform and apparel market is extremely fragmented, primarily characterized by small local or regional providers, which are inefficiently operated and extremely undercapitalized. The larger national store and catalogue based retailers which are present in this market have viewed this market as an accommodation sale and not a primary focus of their operations. At the current time, based upon projected 2000 sales, Management estimates that MERL School Stores' market share is 235 schools out of 27,000 schools or 1% of the current market. The lack of a dominant national retailer to the private and parochial school market will enable us as a well-capitalized and effectively managed retailer to carve out a dominant market share estimated at 8% by 2005.

Employees: MERL School Stores currently employs 72 full-time employees through September 30, 1999, located primarily in Texas and Pennsylvania. Management anticipates hiring additional employees to accommodate the growth in MERL School Stores' business. The positions Management intends to fill include additional Senior Management, Sales Managers, Merchandise Managers, Marketing Managers, Marketing Assistants, and Administrative Assistants.

Anticipated Operations of MERL Store Sales: MERL School Stores is second in priority among the business segments to receive funds from the Company. When received, we intend to use $2,500,000 to pay payables of $1,235,023 through September 30, 1999 with the balance of $1,264,977 for working capital. This will help to expand the retail stores within the current markets which should substantially increase the sales in books, school supplies and school wear plus additional sales through its website, www.merlschoolstores.com. This creates an ideal location where its customers can buy at will for all of their school needs. Also we intend to open a line of custom designed computers for school use and retail shopping to expand the markets and help liquidate its current inventory which stood at $1,917,862 on September 30, 1999.

Seasonality of MERL School Stores

MERL School Stores school wear business is seasonal. Over the past nine months, the net sales and a majority of the profits have been realized during the third quarter. If MERL School Stores sales were materially different from seasonal norms during the third quarter, its operating results could be materially affected. In addition, we will continue to refine our marketing efforts by experimenting with combining more popular lines of upscale school wear clothes in our retail stores. We expect the balance of our third quarter sales to be higher than fourth quarter retail sales which is the norm for other retail outlets. Accordingly, results for the individual quarters are not necessarily indicative of the result to be expected for the entire year.

MERL MANUFACTURING

MERL Manufacturing, formerly known as Tres Bon Manufacturing, is an operating division of the Company acquired on December 30, 1998. Located in Eustace, Texas, MERL Manufacturing produces school uniforms for over 24 retail stores and suppliers of school uniforms in addition to MERL School Stores, which through September 30, 1999 was its largest customer with $352,477 of its $524,723 sales or 67% of sales. MERL manufacturing employs 6 full-time employees with an additional 150 during peak season.

Management intends to use $1,000,000 from this Prospectus for inventory of fabric and hiring a sales staff for additional marketing outside of MERL School Stores. However, staff will be increased and equipment purchased only if the demand for MERL Manufacturing's products increases. Management does expect MERL Manufacturing to expand its operations as a result of the anticipated expansion in the other business segments and the marketing on its website, www.MERLManufacturing.com, the 27,000 schools and its 6,000,000 potential customer base.

Market: The uniforms produced by MERL Manufacturing are distributed to the customers through MERL School Stores' Distribution Center located in Dallas, Texas. There is a concentration in one main customer, MERL School Stores, a wholly owned subsidiary of the Company. Fabric mills, jobbers, and distributors of notions and accessories supply the raw materials used by MERL Manufacturing. Raw materials are generally available as needed, with occasional back orders related to order size compared with vendor supplies.

Governmental Regulation: MERL Manufacturing is subject to various state and federal regulations regarding, among other things, fire code regulations regarding fabric flammability. All garments must be tagged with the Company's registration number. There is no cost of compliance with acquiring this number.

Anticipated Operations: MERL Manufacturing is third in priority among the business segments to receive funds from the Company. It expects to receive $1,000,000 from this Prospectus. This Division will aggressively build its customer base through increased attention to sales outside MERL School Stores. MERL Manufacturing will begin to aggressively market its diverse and growing product line through its new website, www.MERLManufacturing.com and a printed catalogue. Additionally, MERL Manufacturing will market its ability to design and manufacture in quantity to outside vendors; private labeling with these vendor's names. Currently, MERL Manufacturing is marketing its designed line of outerwear to compliment the uniforms worn throughout the private and parochial school system. Growth will also come through direct mail marketing to the current database of potential customers who have requested information from other websites belonging to the Company or its subsidiaries. MERL Manufacturing expects to realize significant growth in both its customer base and revenues over the next five years.

FirstAccess PartnersSM

FirstAccess PartnersSM incorporated in the State of Wisconsin on June 3, 1999 and received approval for its service mark prior to that date. It launched the FirstAccess PartnersSM credit cards to a portion of its 176,000 person data base of potential customers. To assist in processing and servicing the credit cards, we have engaged CDS Ltd. to support our computer net work, customer service and marketing needs.

On September 30, 1999, FirstAccess Partners, through its website, www.First Access Partners.com issued credits cards producing revenue of $50 and used expenses of $400. On November 28, 1999, FirstAccess PartnersSM mailed 8,000 credit cards to potential customers in its 176,000 database. This 8,000 mailing cost $2.18 per card. To reach 176,000 of our database of customers, we estimate and have budgeted $383,680 for the first mailing to our current database of customers.

Out of the Prospectus, FirstAccess PartnersSM is first in priority among the business segments to receive $2,000,000 in funding from the Company to implement programs A, B, C, and D. (See Benefits of FirstAccess PartnersSM holders".)

Competition: The financing industry is highly competitive. Many of FirstAccess PartnersSM competitors have greater financial resources, offer the same or better rates and have greater marketing resources. However, Management believes that FirstAccess PartnersSM will be able to compete due to its existing database of customers.

Employees: FirstAccess PartnersSM currently has three employees. Management intends to hire seven (7) full-time employees, including a Chief Operating Officer, Comptroller and Marketing Manager with support staff.

FirstAccess PartnersSM to Apply for Licenses: FirstAccess PartnersSM will apply for a lending licenses in 40 states to provide cash management type services and discounted products to cardholders. These products will be cross sold to customers of MERL School Stores, JULICO, MERL Manufacturing, and to new customers through the websites, www.MERLSchool Stores.com, JULICO.com, and MERL Manufacturing.com, along with targeted direct mail and group sponsored endorsements. This gives FirstAccess PartnersSM the ability to distribute insurance and financial service products along with the cash management type program.

The New Paradigm for Marketing and Selling Insurance and Financial Products Through FirstAccess PartnersSM: The process of distributing and custom designing products to fit the needs of the customers through an electronic financial delivery system is a new paradigm for selling insurance and financial products. The Company's primary goals for the FirstAccess PartnersSM cards are:

  A desire for the prospective member to have one stop shopping for financial products that are designed for him/her,

  An understanding of the members needs in the overall markets,

  Major advances in technology in the distribution of information,

  A need to create a critical mass to lower credit risk with the general markets as customers, thereby providing lower cost products, and

  Seamless geographic boundaries to reach more prospective members for the critical mass.

The marketing strategy flow chart is as follows:

Products

Insurance and Financial

The Single Electronic

Channel Access FirstAccess PartnersSM Card

Multiple Distribution Home Office Group Sales Direct Mail

Marketing Sales (Telemarketing) (Telemarketing) Marketing

Customer Customer Customer

FirstAccess PartnersSM will establish long-term relationships with customers by consolidating their financial needs into a cash management type account. The FirstAccess PartnersSM Card will offer customer savings and a wide array of new financial products. The underlying goal of the FirstAccess PartnersSM is to market several financial products to customers on a renewal basis

The Company expects the average FirstAccess PartnersSM Card customer will have a line of credit of $10,000 per year, in addition to credit to cover homeowner's insurance, life insurance with a minimum of $15,000 of coverage and an annuity insurance policy. The prospective customer will pay a $30 application processing fee, and if participating in one of the programs listed above, a one-time cardholder fee to FirstAccess PartnersSM ranging from $50 to $450, as well as annual dues ranging from $50 to $450.

Target Markets for the FirstAccess PartnersSM Card: As noted previously, FirstAccess PartnersSM will market its proprietary Card for use within the MERL School Stores retail locations and its website. Prospective cardholders of the FirstAccess PartnersSM Card come from two target markets: (i) the 379,874 customer database of MERL School Stores, and (ii) homeowners with incomes from $30,000 to $87,000 annually.

First Target Group-Existing Customer Database: We will take this customer group through a pre-approval process with the information from CDS, our processing and servicing company. Once approved, we would issue a credit card with a $1,000 limit that can be used to purchase merchandise and cross sell products on any of our following websites, www.merlschoolstores.com, www.merlmanufacturing.com and participation in www.julico.com.

Specifically, FirstAccess PartnersSM intends to be licensed as a lender and operate in the following states: Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia, Wisconsin and the District of Columbia.

The Second Target Group - Homeowners: The Company's research indicates there are 4,323,601 homeowners in the underserved market. We can determine their credit worthiness using MERL Data's proprietary software in conjunction with CDS' processing procedures.

In addition FirstAccess PartnersSM intends to establish Group Sales and Direct Marketing efforts to concentrate on institutional and organizational groups. It may be appropriate and necessary to pay a royalty to these groups, whose memberships are consistent with our target markets, for their participation in FirstAccess PartnersSM sales efforts. The groups will also be offered a corporate version of FirstAccess PartnersSM commercial Platinum card. This commercial Platinum Card will enable groups to receive lines of credit, working capital, and customized insurance products to meet their association's needs. In return, FirstAccess PartnersSM will have access to the associations' membership list for future marketing of our products.

Benefits to FirstAccess PartnersSM Card Holders: Once approved for a FirstAccess PartnersSM Card, each cardholder is entitled to apply for Program A, B, C or D listed below, based on his or her credit score. Since many of FirstAccess PartnersSM customers may have limited credit history, the Company will require the cardholders that want to participate in each program to pay an annual fee for their participation (subject to applicable state statues and regulations). The four programs provide for low interest loans, credit insurance, life insurance, annuity insurance, a debt retirement plan, lines of credit, and automatic payments of monthly bills, respectively and are as follows:

Program A is for a cardholder with credit scores of 740 or more. These cardholders can receive (1) low cost loans with no refinance charges, (2) credit insurance, (3) life insurance, (4) annuity insurance for retirement, (5) lines of credit from $100,000 to $500,000 for tuition loans from 1st grade to 4th-5th year of college at a low rate, (6) optional automatic bill pay and a checking account; and (7) a Debt Retirement Plan. The membership cost for Program A is $30 for an application with $50.00 annual dues. The $30 application fee and the $50 annual fee is deducted from the line of credit established under Program A.

Program B is for members with credit scores of 680-739. These cardholders can (1) receive low cost loans with no refinance charges, (2) credit insurance, (3) life insurance, (4) annuity insurance for retirement, (5) lines of credit from $25,000 to $100,000 for tuition loans for school, (6) optional automatic bill pay and a checking account (with the Company's approval); and (7) a Debt Retirement Plan. The membership cost for Program B is $30 for an application and $150 for the initial membership with annual dues of $150 per year. The application fee, initial membership fee, and the annual renewal fees are deducted from the line of credit established under Program B.

Program C is for cardholders with credit scores of 620-679. These cardholders can (1) receive lower cost loans with no refinance charges, (2) credit insurance, (3) life insurance, (4) annuity insurance for retirement, (5) lines of credit from $10,000 to $50,000 in tuition loans for school, (6) mandatory automatic bill pay, (7) a checking account (with the Company's approval); and (8) a mandatory Debt Retirement Plan. The cost for Program C is $30 for an application and $350 for the initial fee and $350 annual membership fee per year. All application fees are deducted from the line of credit established under Program C.

Program D is for cardholders with credit scores of 580 or less. These cardholders can (1) receive lower cost loans with minimum refinance charges, (2) credit insurance, (3) life insurance, (4) annuity insurance for retirement, (5) lines of credit from $5,000 to $10,000 in tuition loans, (6) mandatory automatic bill pay and (7) a checking account which allow members to purchase needed items with Company's approval; and (8) a mandatory Debt Retirement Plan. The cost for Program D is $30 for an application and $450 for the initial cardholder fee with annual dues of $450 per year. The application fee, the initial $450 cardholder fee and the annual $450 renewal fees are deducted from the line of credit established under Program D.

Business Risks: FirstAccess PartnersSM and its operations are subject to varying business risks. These include both state and federal regulatory requirements. In addition, the FirstAccess PartnersSM is sensitive to capital availability, management fluctuations, and underwriting issues. We plan to package all loans for resale to a larger lender. The Company may also suffer from a shortage of qualified sales staff or lack of access to outside servicing of financial products. Because FirstAccess PartnersSM has a limited history of operations, there is no assurance that FirstAccess PartnersSM will be successful in the implementation of its plans. Additionally, there is no assurance that the public will accept the product or that revenue will ever be generated.

However, Management anticipates that FirstAccess PartnersSM will be economically self-sufficient. FirstAccess PartnersSM contemplates charging various annual fees ranging from $50 under Program A to $450 under Program D. These fees should provide FirstAccess PartnersSM with the funds and liquidity necessary to continue Prospectus services to its customers in the future.

JULICO, INC.

JULICO, Inc. was incorporated in Wisconsin in June 1999 and intends to apply for a certificate of authority from the District of Columbia Department of Insurance and Securities Regulation to act as a life insurance company under the laws of the District of Columbia. Management reserves the right, based upon its review of the regulations and capital requirements to apply for a certificate of authority from a different jurisdiction. Upon approval and successful completion of this Prospectus, Management intends to file applications in 39 states to enable JULICO to provide a variety of insurance products to the existing customer base of the Company as well as new targeted customers in these jurisdictions. JULICO is a Wisconsin corporation and intends to operate from offices located in Washington, DC.

JULICO is last in priority among the business segments scheduled for funding. Therefore, it is necessary for the Company to be 100% fully subscribed to fund $12,500,000 to JULICO's existing capital and surplus, which currently consists of marketable securities of the Company valued at $2,668,750,734,687 as of September 30, 1999. The additional capital raised by this Prospectuswill should enable JULICO to meet the capital and surplus requirements of the District of Columbia or another selected jurisdiction. This will enable JULICO to obtain a certificate of authority in the identified states to secure license authority to operate within those states, to underwrite the sale of its insurance products, and enable the hiring of management and staff to oversee its operations.

Employees: JULICO currently has no employees. Management intends to hire 25 full-time employees, including a Chief Operating Officer, Chief Marketing Officer and Directors of Group Sales and Marketing.

Competition: The insurance industry is extremely competitive. JULICO plans to target existing Company customers as its primary market. JULICO's secondary market will be households with a net aggregate income between $30,000 and $87,000.

Many of the companies which will be competing with JULICO are larger and have a greater volume of business. Some of these companies offer more diversified lines of insurance and have greater financial resources. In addition, certain competitors have greater distribution capacity than JULICO. While these competitors may be significant on a national level, the Company believes that they will not materially impact JULICO's ability to operate profitably in its target market.

Anticipated Operations of JULICO: As stated above, we intend to use the funds from this Prospectus to meet the capital and surplus requirements necessary to write insurance to the current 379,874 customers of the Company. JULICO intends to offer life insurance products and an annuity contract with face amounts of approximately $25,000 to $100,000. Also, we intend to offer these products through the FirstAccess PartnersSM Card, or through other electronic or direct billing arrangements with the customer. This should enable JULICO to provide insurance products on a cost-effective basis.

After successful submission and receipt of its certificate of authority, Ththe 39 states in which management intends for JULICO to apply for licensure are: Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia, and Wisconsin.

In addition to insurance premiums written through FirstAccess PartnersSM, JULICO plans to actively market its products through a Group Sales unit and a Direct Marketing unit. The Group Sales unit will focus on religious groups, educational institutions, professional associations and other groups with a membership primarily comprised of families with aggregated household incomes between $30,000 and $87,000 per year. The Direct Marketing unit will market JULICO's financial services by mail and other direct marketing techniques to potential customers.

Training Programs: We intend to establish training programs for its marketing professionals, managers and sales agents. The Company intends for administrative managers and sales managers to enroll in the National Insurance Association School, the National Marketing Research Association, and the Underwriter's Training Council.

Investments: JULICO's investment guidelines shall be consistent with the requirements of the District of Columbiaits domiciliary state and the states in which it intends to operate subject to those requirements. JULICO will invest the majority of its portfolio in cash or cash equivalents. We define cash equivalents as U.S. Treasury securities, certificates of deposit issued by commercial banks, repurchase agreements with commercial banks backed by U.S. Treasury or federal agency obligations, and other similar investments. JULICO will invest the remainder of its portfolio in high grade bonds and equities with a rating no less than "A" according to Standard & Poor's.

JULICO intends to engage an independent professional investment manager to invest the funds in accordance with the guidelines.

The following table sets forth Management's anticipated composition of JULICO's investment portfolio created from funds received from this Prospectus:

Pro forma Percent of Portfolio

Fixed Maturity Securities

U.S. Government $7,555,000 49.8%

Governmental Agencies $1,119,288 7.4%

Total fixed maturity securities $8,674,288 57.2%

Short-term investment grade $3,825,712 25.2%

Equity securities (already designated) $2,668,7501,734,687 17.6%16.9%

Total investments $15,168,750 100.00%

The fair value of these assets fluctuates depending upon general economic and market conditions and the interest rate environment. In general, the market value of fixed maturity securities increases or decreases inversely with fluctuations in interest rates. For example, if interest rates rise, fixed maturity investments will generally decrease in value. Additionally, JULICO's net investment income may be affected by interest rate changes. If interest rates decline, net investment income will decrease if high-yielding investments mature, prepay, or are sold prior to maturity to meet cash flow needs and the proceeds are reinvested in securities yielding lower rates.

We will attempt to mitigate the negative impact of interest rate changes through asset/liability management. Asset/Liability management includes the purchase of non-callable bonds, investing in private placement bonds, and mortgage-backed loans and securities. However, there can be no assurance that we will be able to successfully manage the negative impact of interest rate changes. JULICO may occasionally elect or be required to sell certain of its assets at a time when the assets' market values are less than their original cost, resulting in realized capital losses, and reducing net income.

Reinsurance Treaties: We intend to reinsure part of the risk to which it is exposed by its policies. It is customary in the insurance industry for insurance to be ceded through reinsurance treaties. This is to reduce the liability on individual risks and protects against catastrophic losses. Further, reinsurance treaties enable insurers to write greater amounts of business because of the reduction of risk.

JULICO plans to negotiate reinsurance treaties to gain protection against losses in excess of its surplus requirements. We plan to select our reinsurance provider based upon its ratings, prices, and service. JULICO will continue to be liable for losses, as reinsurance does not discharge JULICO from the responsibility of making payments of the full amount of any covered loss. However, reinsurance providers are liable only to the insurer and only for the portion they have assumed.

Description of Business Environment and State Regulation of Insurance Companies: As an insurance holding company, we are subject to regulation beyond that normally encountered by non-insurance companies. Below are discussions of the salient aspects of the business environment regulations affecting both JULICO and the Company itself.

State Regulation of Insurance Companies: JULICO will be subject to extensive governmental regulation and supervision in each state in which it transacts business. The primary purpose of such regulation and supervision is to provide safeguards for JULICO's policyholders, rather than to protect the interests of its shareholders. Generally, regulation has its foundation in statutes that establish regulatory agencies and delegate to them broad regularity, supervisory and administrative authority.

Typically, state regulations extend to such matters as:

  licensing companies;

  restricting the type and quality of investments;

  requiring periodic financial examinations;

  requiring market conduct surveys;

  licensing agents;

  regulating aspects of an insurer's relationship with its agents;

  restricting the use of some underwriting criteria;

  regulating rates, forms and advertising;

  limiting the grounds for cancellation or nonrenewability of policies;

  solicitation and replacement practices; and

  specifying unfair practices.

In the normal course of business, JULICO and the various state agencies that regulate it may disagree on interpretations of laws and regulations, policy language and disclosures, or other related issues. These disagreements, if left unresolved, could result in administrative hearings and/or litigation. JULICO will immediately attempt to resolve all issues with any regulatory agency; however, the Company is willing to litigate where Management believes its argument will be meritorious. The ultimate outcome of these disagreements could result in sanctions and/or penalties and fines assessed against JULICO.

State insurance regulatory authorities make regular inquiries, hold investigations and administer market conduct examinations regarding insurers' compliance with applicable laws and regulations. JULICO will continuously monitor sales, marketing, advertising practices and related activities of its agents and personnel, and continuously provide education and training in an effort to ensure compliance with applicable insurance laws and regulations. There can be no assurance, however, that such efforts will succeed in ensuring absolute compliance. Resulting non-compliance with such applicable laws and regulations may have a material adverse effect on the JULICO and the Company.

Each state's insurance regulators require insurance companies to file detailed quarterly and annual financial statements. Business practices and financial accounts are also subject to examination by such agencies at any time. In addition, insurance regulators periodically examine an insurer's underlying financial condition, its adherence to statutory accounting practices and its compliance with insurance department rules and regulations. Applicable state insurance laws, rather than federal bankruptcy laws, apply to the liquidation or the restructuring of insurance companies.

As part of their routine regulatory oversight process, state insurance departments conduct detailed examinations periodically of the books, records and accounts of insurance companies domiciled in their states. These examinations generally occur once every three years. Such examinations are generally conducted in cooperation with the departments of two or three other states under guidelines set forth by the NAIC. Since JULICO is not yet operating, and thus not reporting, it has no such examinations stated at this time.

State Assessments on Insurers: Typically, state regulatory agencies mandate participation by insurance companies in state insurance guaranty associations. These associations assess solvent insurance companies in order to fund claims of policyholders of insolvent insurance companies. Under this arrangement, insurance companies pay up to 2% of the premiums written for insurance in a given state each year to pay for such claims. In certain states, insurance companies recoup such assessments from policyholders, while in other states these assessments are offset against premium taxes. States experiencing large insolvencies occasionally assess additional fees. The insurance company cannot reflect these fees in its reserves since the likelihood and the amount of any such additional assessment cannot be estimated.

State Regulation of Insurance Holding Companies: Most states have legislation that requires insurance holding companies to register with their state of domicile's insurance regulatory authority. Each insurance company held by an insurance holding company must also follow the same procedures as the insurance company. These laws also require insurance holding companies to provide information annually concerning the operations of the subsidiaries' companies within the holding company.

State holding company laws also regulate changes in control of insurance holding companies, notably transactions and dividends between an insurance company and its majority shareholder or affiliates. Although the specific provisions vary, holding company laws generally prohibit a person from acquiring a controlling interest in an insurer unless the insurance authority has approved the proposed acquisition pursuant to applicable regulations. In many states, including the District of Columbia, "control" exists if 10% or more of the voting securities of the insurance holding company are owned or controlled by one person or entity. In addition, the insurance regulatory authority may find that "control" in fact does or does not exist where one person or entity owns or controls either a lesser or a greater amount of such securities. The holding company laws also impose standards on certain transactions with related companies and individuals. This includes, among other requirements, that all transactions be fair and reasonable and that transactions exceeding specified limits receive prior regulatory approval.

Regulation of Dividends and Other Payments from Insurance Subsidiaries: Upon issuance of a certificate of authority to JULICO, we will beAs an insurance holding company. As such, our ability to meet debt service obligations and pay operating expenses and dividends depends primarily on the receipt of sufficient funds from its operations. The inability to pay dividends in an amount sufficient to meet such obligations would have a material adverse impact on us in general.

The District of Columbia's laws require that insurance companies domiciled therein seek regulatory approval prior to paying a dividend, a distribution of cash, or other property if the fair market value thereof, together with that of other dividends or distributions made in the preceding 12 months, exceeds the greater of (i) 10% of the policyholders' surplus as of the prior December 31 or (ii) the net income of the insurer of the 12-month period ending as of the prior December 31. The District of Columbia's laws also require insurers to seek prior regulatory approval for any dividend paid from other than earned surplus. The District of Columbia's statutes define "earned surplus" as the amount equal to the insurer's unassigned funds as set forth in its most recent statutory financial statements, including net unrealized capital gains and losses or revaluation of assets. Additionally, following any dividend, an insurer's policyholder surplus must be reasonable in relation to the insurer's outstanding liabilities and adequate for its financial needs. We currently do not expect such regulatory requirements to impair the ability of JULICO to pay dividends to the Company starting in 2000.

The Insurance Regulatory Information System: In the 1970s, the National Association of Insurance Commissioners (NAIC) developed a set of financial ratios known as the Insurance Regulatory Information System ("IRIS"). IRIS was designed for the early identification of problems that may require special attention by the NAIC.

IRIS measures these problems by using separate, but similar, tests for property/casualty companies and life/health companies. Insurance companies submit data annually to the NAIC, which analyzes the data by utilizing, in the case of life insurance companies, 13 ratios, each with defined "usual ranges." An insurance company may fall out of the usual range for one or more ratios because of specific transactions that are immaterial or eliminated at the consolidated level. Generally, an insurance company will become subject to regulatory scrutiny if it falls outside the usual ranges of four or more of the ratios. If we have insufficient capital, regulators may then act to constrain our underwriting capacity.

Risk-Based Capital Requirements: In order to enhance the regulation of insurer solvency, the NAIC has adopted a model law for states to enact to implement risk-based capital ("RBC") requirements for life insurance companies. The requirements are designed to monitor capital adequacy and to raise the level of protection that statutory surplus provides for policyholders. The four major areas covered by the model law are: (i) the risk of loss from asset defaults and asset value fluctuation; (ii) the risk of loss from adverse mortality and morbidity experience; (iii) the risk of loss from mismatching of asset and liability cash flow due to changing interest rates and (iv) business risks.

Insurers having less statutory surplus than required by the RBC model formula will be subject to varying degrees of regulatory action depending on the level of capital inadequacy. The RBC formula provides a mechanism for the calculation of an insurance company's Authorized Control Level RBC and its total adjusted capital. The model law sets forth the points at which a superintendent of insurance is authorized and expected to take regulatory action.

General Regulation at Federal Level: Although the federal government generally does not directly regulate the insurance business, federal initiatives impact the insurance industry in a variety of ways. Current and proposed federal measures may significantly affect the insurance business include limitations on antitrust immunity, minimum solvency requirements and the removal of barriers restricting banks from engaging in the insurance and mutual fund business.

MERL DATA

The Company created MERL Data, an operating division of the Company, on December 30, 1998. This division provides all the information and technological support for the Company, and its subsidiaries and divisions. MERL Data is located at the Company's principal office in Ewing, New Jersey. MERL Data operates the large computer system which houses and computes information gathered by the other business segments.

Management believes MERL Data's workload will dramatically increase with the expansion of the business segments made possible through funds from this Prospectus. Therefore, Management plans to purchase a faster, more efficient computer system to handle the anticipated growth of the Company.

Management plans for MERL Data to process all information relating to the expansion of the Company without the necessity of manual data entry. Management anticipates using the MERL Data computer to compute and cross-reference the financial information gathered on each potential customer of JULICO and First Access Partners. Management also plans to share all inventory data for Essex, MERL School Stores and MERL Manufacturing.

Market: There is currently a customer concentration in the Company and its subsidiaries and divisions. Management intends to aggressively market the services of MERL Data to other school uniform businesses, small retail stores, and private and public companies with annual sales less than $100,000,000.

Competition: MERL Data may have competition in its market of services to other companies. There are many technological support firms providing similar services. In order to compete in this market, MERL Data will rely upon its extensive knowledge of the clothing industry to set up the MERL Data computers to be user-friendly for retail customers.

Employees: Currently, there are 5 full-time employees assigned to MERL Data. Management intends to hire a Network Administrator, an Account Assistant and an Administrative Assistant.

Capital Improvements: MERL Data is fourth in priority among the business segments to receive funds from the Company. Thus, when it receives it, $1,834,722 will be used to purchase an IBM AS/400e computer system and software for the system. This system will allow keyless data entry, which we anticipate will triple the data computation of the system and the balance of $315,278 for working capital. The IBM system will store inventory figures, record purchases made on First Access Cards and tabulate all financial information gathered on JULICO's customers and potential customers. The IBM hardware cost is $1,480,938.25 and the software for the system is $353,784.05 bringing the total capital needs to $1,834,722 for both hardware and software.

Training Programs: We intend to hire experienced computer staff to operate the main MERL Data computer. In order to train business segment employees on the IBM system, Management plans to increase the number of computer programmers who will be cross-trained to provide the necessary employee training as well as provide the technical expertise necessary to facilitate growth.

ESSEX INDUSTRIES, INC.

We completed the acquisition of Essex Industries, Inc., ("Essex") a Virginia corporation, , on May 31, 1996, which control of . is subject to the terms of the Security Agreement - Pledge dated May, 1998, to which the Company, as of December 30, 1999 is a party and is in dispute (See, "Financial Statement and Litigation", Section 18). Essex operates a lumber and planing mill located on 78 acres of leased property. Essex processes and re-manufactures logs and rough lumber into finished lumber. Essex primarily markets and sells three products: lumber, shavings and a re-manufacturing service. Essex sells the lumber to treatment plants, the shavings to paper mills and provides re-manufacturing services for over 30 lumber companies.

Essex' principal products and services consist of the re-manufacturing and selling of softwood lumber. Essex' purchases raw material from companies that sell second grade lumber and timber pursuant to timber contracts and buy spot logs in the market. Its principal supplier is Falling Creek Log Company.

Essex has served customers in the lumber market for ten years operating principally as a planing mill on a fee-for-service basis. It has processed and remanufactured approximately 30 million board feet annually as a service for approximately thirty customers. In June 1996, Essex leased a small sawmill that allowed it to diversify into the resale of lumber. Since that time, we added lumber sales, purchasing timber and reproducing timber into grade "B" and better lumber.

Essex developed a market that consists of several purchasers, mainly treating plants and other lumber companies. During the 1996 year, the percentages of sales for each of Essex's product were 81.35% in re-manufacturing services, 14.50% in lumber sales, and 4.15% in shaving sales.

Competition: Several companies with capabilities similar to those of Essex operate within a 300-mile radius of the Essex mill. The lumber industry is highly competitive, and Essex competes mainly with companies that have greater financial resources. Many of these competitors own several operating mills that can produce more products at a lower cost. However, Essex operates a niche business by providing its re-manufacturing services to other lumber companies that do not have such capabilities. Further, Essex has a relatively low cost structure, allowing it to market its services and its products at extremely competitive prices.

Governmental Regulation: Essex' operations are subject to a wide range of environmental laws and regulations relating to air emissions, wastewater discharges, landfill operations and hazardous waste management, among others. Compliance with these laws and regulations is an increasingly important factor in the forestry business, and Essex may incur capital and operating costs to maintain such compliance.

Employees: There are currently 28 full-time employees working for Essex. Six of the employees are qualified lumber graders, certified by Timber Products Inspection, Inc., a state agency. With the exception of the office personnel, all of the labor force are cross-trained to operate the various pieces of manufacturing equipment.

Raw Materials: Essex owns 60 acres of land in the same county as the mill. This land has approximately 100,000 board feet of timber. Management estimates the timber is worth approximately $25,000. Essex does not have rights to harvest the timber on the 78 acres it leases

Management also anticipates purchasing the log inventory from within a 100-mile radius of the mill and by purchasing daily in the spot market. The combined log inventory purchase should give Essex estimated 12 million board feet of rough lumber to supply to the market at market ratescontact.

Anticipated Operations of Essex: Essex intends to enhance its product line and substantially increase the volume of lumber sales through installation of dry kilns, expanding the saw mill and purchasing more storage space through operating cash flow. We expect production to increase from 1,719,000 board feet processed in 1998 to 17,140,000 in 2000. We estimate that production would increase future lumber sales by 78.37%. However, the Company's outcome in the current lawsuit is unknown. (See "Risk Factors".)

Subsequently, Essex will decrease the volume of re-manufacturing services in order to capture the significantly higher profit margins associated with the sale of lumber products. For example, in 1998 year to date, profits for re-manufacturing services were $4.62 per 1,000 board feet and lumber sales profits were approximately $278.00 per 1,000 board feet.

Capital Improvements: Essex intends to use from its operating cash flow $2,715,200 either to build on the 60 acres it owns or to purchase the leased property and equipment. The purchase would include (a) currently leased equipment for $1,200,000, (approximately two years old with an expected life of 25 years) (b) 2 dry kilns and boilers for $1,015,200 and (c) upgrading the sawmill for $500,000, if it is purchased from the present owner. These $2,715,200 in capital improvements will allow Essex to decrease its current drying time of lumber inventory from 2,880 hours per 1,000 board feet to 24 hours per 1,000 board feet. In addition, the use of the dry kilns will reduce the labor required to handle the lumber inventory, allowing for two working shifts and providing a superior product.

MANAGEMENT'S DISCUSSION AND ANALYSIS
REPORTING ON THE COMPANY

Results of Operations for the Company

Year End December 31, 1998, Compared to Year End December 31, 1997

Net sales for the year ended December 31, 1998 totaled $1,223,098 up 29% from sales of $947,348 for the year ended December 1997. The increase was due to buying and selling more lumber inventory in 1998 than in 1997. Essex Industries has historically not bought lumber as inventory for resale. However, in 1998 Essex Industries bought 1.7 million board feet of lumber for resale and the results of the resale increased sales by 29%.

Gross profit for the year ended December 31, 1998 was $494,682 or 40.45% of net sales, compared with $436,860, or 46.11% of net sales, at year-end December 31, 1997. The increase in gross profit was primarily due to a higher level of lumber sales.

The selling, general and administrative expenses increased 13.4 % to $486,019 or 39.749% of net sales for the year ending December 31, 1998, compared to $428,764 or 45.26% of net sales for the year ending December 1997. The increase in the selling, general and administrative expenses was primarily the result of the acquisition and staffing for increased lumber sales.

Interest expense was $19,308 for the year ending December 31, 1998, compared with $11,606 for the year ending December 31, 1997. Increased borrowing to purchase equipment resulted in an increase in interest cost along with the short-term borrowing through lines of credit, which stood at $41,500 against a $50,000 credit facility as of December 31, 1998 compared with $23,800 at December 31, 1997.

Lumber inventory was $114,812 and apparel inventory was $2,071,972, and raw material was $137,211totaling $2,323,995 for the year ending December 31, 1998, up 2251% from $98,855 year ending December 31, 1997 inventory. The Company through an asset purchase agreement on December 30, 1998 bought $2,071,425 in net assets including inventory from Hanold Bookstore and Hanold School Stores in exchange for 692,300 shares of the Company's 10% cumulative preferred stock.

The Company's 1998 audited financials have an adjustment in the December 30, 1998 purchase price of $6,962,000 by taking a $4,890,575 write down on these assets as a one time expense at the year ending December 31, 1998. This resulted in a one day loss before income taxes of $4,946,905 and an increase inventory of $2,209,183 for the year ending December 31, 1998, from the December 30, 1998 purchase. This one time adjustment in the purchase price produced a loss of ($4,392,034) which includes a one time adjustment of ($4,890,575) and a tax credit of $544,871 compared to a net loss of income of ($89,021) at the year ending December 31, 1997 with a tax credit of $21,489.

Nine Months Ending September 30, 1999 Compared with Nine Months Ending

September 30, 1998

By the nine months of 1999 sales were $3,645,801, which is 365% higher than the first nine months sales of $992,936 for 1998.

Gross profit for the nine months ending September 30, 1999 was $1,983,511 or 54.0% of net sales, compared with $479,729 or 58.38% of net sales for nine months ending September 30, 1998. The increase in gross profit was primarily due to Merl School Stores, First Access Partners, and MERL Manufacturing.

Selling, general and administrative expenses for the nine months ending September 30, 1999 increased 332% to $1,824,045, compared with $422,408 for the nine months ending September 30, 1998. As a percentage of net sales, selling, general and administrative expenses were 50.03% at September 30, 1999 compared with 42.54% in the similar period at September 30, 1998. The increase in selling, general and administrative expenses was primarily the result of the increase in the cost to manage the business segments and legal costs related to the acquisition of December 30, 1998. (See "Litigation".)

Interest expense for the nine months ending September 30, 1999 was $16,690, compared with $13,914 for the nine months ending September 30, 1998. Increased borrowing through a line of credit stood at $19,500 against a $50,000 credit facility as of September 30, 1999 compared with $41,500 at September 30, 1998.

Net income for the nine months ending September 30, 1999 was a loss of ($601,789) compared with the $18,382 for the nine months ending September 30, 1998. Diluted earnings per share for the nine months ended was ($.06) per share compared with $0.002 per share for the same period. Net loss for the nine months included a non-recurring expense of $301,281 through nine months ending September 30, 1999. (See Note 10, "Other Expenses".)

Liquidity and Capital Resources

Management believes strongly that the majority of the Company's assets can be liquid within a 24 12-month period of time. Account Receivables and Inventory at December 31, 1998, totaled $2,479,675, $5,176,113, or 44.4% 96.6% of the Company's assets. At September 30, 1999, Accounts Receivables and Inventory totaled totals $2,722,895 or 39.71% $5,373,077, or 86.2% of the Company's assets. At September 30, 1998, Accounts Receivables and Inventory totals $190,813, or 55.57% of the Company's assets. The liquidation value of these assets is estimated by Management to be approximately $1,361,448.

Cash decreased from $34,072 $33,746 at December 31, 1997 to $31,812 $28,169 at December 31, 1998, a change of $2,260. $5,577. This decrease was due to $233,151 net cash used for operating activities relative to property and equipment , and $93,119 $90,046 net cash provided by financing activities, from long term financing provided by Southside Bank in Virginia. See "Financial Statement." At September 30, 1999, cash increased from $31,812 $31,218 at December 31, 1998, to $100,419. At September 30, 1998, cash increased from ($101,197) at December 31, 1997, to $23,584.

To increase liquidity we expect to issue up to 2,500,000 shares of the Company's 9% Coupon Convertible Preferred Stock which can be converted into 5,000,000 shares of Common Stock at $5.00 per share. The dividend right for the Preferred Stock is 9%. This dividend is payable quarterly. We intend to use the funds from the sale of 2,500,000 shares of Preferred Stock in the following order of priority. The first is the pay off of payables of $1,737,542 as of December 30, 1998 and the second is $362,308 in long term liabilities. After this first and second pay out, we will use up to $2,850,150 for working capital and begin to make funds available to the operating business segments. The $20,150,000 allocated to the business segments will be funded in first priority going to FirstAccess PartnersSM in an amount of $2,000,000. The second priority is MERL School Stores in an amount of $2,500,000. The third priority is MERL Manufacturing in an amount of $1,000,000. The fourth priority is MERL Data in an amount of $2,150,000 and the fifth and final amount is $12,500,000 going to JULICO, Inc. (See "Use of Proceeds.") The total subscription of the Prospectus for 2,500,000 shares sold would increase the Company's stockholder equity to $27,854,643 $36,219,118 and increase the book value to $2.82$4.30 per share from $0.34$1.12 per share at December 31, 1998. As a result, the Company's closing of this Prospectus, should the entire amount be subscribed, will allow the Company to meet future capital requirements for the next 12 months and into the foreseeable future. Therefore, with a full subscription, it does not appear that the Company would have to raise any additional funds in the next 12 months.

A potential investor must keep in mind, however, that we may not raise the full $25,100,000 in this Prospectus. In this event, we would have to examine our business plan in light of the amount of funds actually realized. We may even decide at the closing of the Prospectus period to close the Prospectus without an extension even though less than the entire amount is subscribed.

WeManagement estimates that $25,000,000 would give the Company enough capital to seek and obtain favorable rates in financing. Should that amount be realized, the Company may pursue its business plan, using the funding from the sale of the Shares and the financing. Should this, or a similar contingency occur, the result could be an increase in the value of the stock, enabling the Company to go back to the market and offer the remaining Shares not sold through this Offering at a later time and possibly a higher price. do not anticipate an additional Prospectus during the next 12 months, however, if this Prospectus is not fully subscribed, and if conditions in the marketplace remain favorable,. Management is committed to permitting the Company the maximum flexibility possible. If the Company's financial advisers recommend an Offering, we may consider another Prospectus.

MANAGEMENT'S DISCUSSION AND ANALYSIS

REPORT ON OPERATING BUSINESS SEGMENTS

Results of Operations for JULICO Inc.

Year End December 31, 1998 Compared to Year End December 31, 1997

There were no sales in 1997 or 1998, with which to compare.The Company allocated, in June, 1997, through a share exchange of company stock valued at $18,147,500, stock of the Company to JULICO. Upon consolidation of JULICO's and the Company's financial statements, these shares are eliminated on the Company's Balance Sheet.

The Company shares were valued at $1,734,687 on December 31, 1998, which is above the necessary $1,500,000 capital requirement by the District of Columbia Insurance Department. JULICO had no operating income at the present time, in 1998, and no operating income in 1997. Therefore, there is no comparison from the first two quarters 1999, and 1998 to 1997 financial statements.

The selling, general and administrative expenses were $2875 for the year ending December 31, 1998 compared to $140,172 at year ending December 31, 1997. The decrease in the selling, general and administrative expense was a result of post filing costs of application to be licensed.

JULICO's year end December 31, 1998 balance sheet value was $1,739,210 compared to $12,810,000 at year end December 31, 1997. The decrease was in value of the Company's stock price quoted and the trade value at closing of each year.

Nine Months Ending September 30, 1999 Compared with Nine Months Ending September 30, 1998.

There were no sales for the period September 30, 1998 to September 3, 1999, therefore, there is no comparison.

JULICO's September 30, 1999 balance sheet value was $2,668,750. The increase in value was due to the Company's stock trading price on the close of the period ending September 30, 1999.

As of December 31, 1998, the Company had allocated capital and surplus of $2,562,000 to JULICO. Capital and surplus at June 30, 1999 is $_________________. JULICO was not funded until ______________1998; as a result, there are no 1997 year end numbers. The December 31, 1998 figure is $1,062,000 in excess of the District of Columbia's minimum capital and surplus requirement. Using December 31, 1998 financial data, a fully subscribed Offering would increase JULICO's capital to $14,334,687.

Liquidity and Capital Resources

It is our intention to combine JULICO's $2,668,750 of Company Securities with the proceeds of the sale of the Offered Securities in this Prospectus. The additional cash capital, plus the plan to liquidate the portfolio securities over time, would greatly increase the liquidity of JULICO. This Prospectus would have to be fully subscribed before JULICO could receive the $12,500,000. This would provide substantial liquidity for JULICO. Such capitalization would provide not only operating capital, but would provide JULICO the liquidity necessary to cover initial policy claims,. A capital contribution of this size would fund JULICO's immediateworking capital, surplus and liquidity needs for the foreseeable future, as well as seek sales licenses in 39 states..

Should Tthe Prospectus may be less than fully subscribed. In this event, we of the Company may decide to wait to pursue JULICO until such time as capital can be raised, or. In the alternative, Management may determine that JULICO can be "activated" JULICO in a smaller market, with a smaller portfolio or create an alliance with another insurance company to co-develop specialty products utilizing that company's licenses.. The Company has identified several objectives to be accomplished through this Offering. Some are time sensitive and some have a perceived window of opportunity, and some, like the FirstAccess PartnersSM, have received a substantial investment by the Company and need capital to complete implementation and startup. These objectives may receive more of the proceeds of the Offering pro rata, or there may be more money than expected because the objectives are further along in the business plan than first expected. At that time, the Company will We cannot determine the best course best for the Company and JULICO at this time. No company has been identified as a possible acquisition or alliance partner at this time.

At present (i.e., prior to the Closing)As of the date of this prospectus, JULICO itself does not have significant liquid assets nor does it have significant operating expenses. After the application of the net proceeds of the sale of all of the Offered Securities, there would be net assets available to JULICO of approximately $14,334,000 on a proforma basis on December 31, 1998 and $15,168,750 for September 1999. $X for 1999. Of this amount, $12,5600,000 would be cash. Should such funds be realized, the Company intends to invest them as set forth under "Investments".

In summary, if less than all of the Offering is subscribed, JULICO may continue to pursue its objectives of obtaining its certificate of authority, applicable licenses and providing policies to the markets identified by . If less than the total amount is realized, however, the Company may limiting the number of jurisdictions in which to market, or the number of products offered. In addition, tThe Company may seek financing or alternative methods of obtaining licenses and product. For example, if less than the total amount is realized, the Company may use the proceeds to create an alliance partner. Creating an alliance with an insurance company may afford the Company the opportunity to use the necessary licenses and product for less capital than that needed to obtain the licenses and develop the products for JULICO. Management has identified this as a possible alternative. No company has been identified as a possible acquisition or alliance partner at this time. A potential investor should not expect JULICO to operate profitably in the near future, however.

Results of Operations for MERL School Stores, Inc.

Inception December 31, 1998

Year End December 31, 1998, Compared to Year End December 31, 1997

Inventory in Merl School Stores was $2,071,972 for the year ending December 31, 1998 and $0 for year ending December 31, 1997. The Company through an asset purchase agreement on December 30, 1998 bought $2,071,425 in net assets including inventory from Hanold Bookstore and Hanold School Stores in exchange for 692,300 shares of the Company's 10% cumulative preferred stock.

The Company's 1998 audited financial statements have an adjustment in the December 30, 1998 purchase price of $6,962,000 by taking a $4,811,768 write down on these assets as a one time expense at the year ending December 31, 1998. This result is a one day loss before income taxes of $4,895,575 and an increased inventory of $2,209,183 for the year ending December 31, 1998, as a result the December 30, 1998 purchase. This one time adjustment in the purchase price produced a loss of ($4,318,953) which includes a one time adjustment of ($4,811,768) and a tax credit of $546,292 compared to a net loss of income of ($89,021) at the year ending December 31, 1997.

Nine Months Ending September 30, 1999 Compared with Nine Months Ending September 30, 1998

By the nine months of 1999 sales were $2,830,943.

Gross profit for the nine months ending September 30, 1999 was $1,445,998 or 51% of net sales.

Selling, general and administrative expenses for the nine months ending September 30, 1999 were $775,994 or 27% of net sales.

Net income for the nine months ending September 30, 1999 was $266,166 or 10% of net sales.

Based on the performance of MERL School Stores during the first three quarters of 1999, Management believes the majority of the segment's current assets could be sold or liquidated within a 12-month period of time. Account Receivables and Inventory at the time of acquisition (December 31, 1998) are $2,227,652.$5,005,087. At September 30, 1999, Account Receivables and Inventory are $2,467,154, $53,037,077, approximately 75.4% of the segment's assets based on the performance of MERL School Stores during the first nine months of 1999. The liquidation value (within a 12 month period) of these assets is estimated by Management at 50% or to be approximately $1,233,577.$1.325,769.

Cash at December 31, 1998 were $0 compared to ($50,846) on September 30, 1999. The trade receivables have been paying 60 days late which has caused a ($50,846) cash.

The purchase of the MERL School Stores assets resulted from in the acquisition of an ongoing business. However, the operations needed capitala great, which was provided through the Company. The Company is looking to $2,500,000 in proceeds from this Prospectus to provide the liquidity needed for MERL School Stores. As a result, the amount raised by the Offering should not affect MERL School Stores and its' results of operation.

To help liquidity, MERL School Stores has implemented A positive benefit may result from the FirstAccess PartnersSM program, which will be cross-sold to MERL School Stores customers. the FirstAccess Partner sSM credit card that is marketed to its customersStores, Inc.. The card can be used to purchase MERL School Store's products. The card is a device which will provide parents control of their children's spending habits, while enabling the children to conveniently purchase the supplies they need for school. This, Management hopes,We anticipate that this will increase the marketing power revenue base of the MERL School Stores business segment.

We believe that the current level of inventory that stood at $1,917,862 on September 30,1999 and the acquired equipment is sufficient to meet the needs of our targeted market. The assets and the revenues could be increased without significantly increasing the operating costs of providing the product to the market. However, aA possible exception is the possibility that the increased ability to market would require the addition of personnel. At this time, Management can not identify with any particularity the type of positions that would be required, or the number of personnel.dditional personnel required in the future could necessitate further capitalization.

Seasonality of MERL School Stores

The seasonality of the business of MERL School Stores limits its operating results to the third quarter of the year when school is beginning. We are adjusting our marketing to add a variety of school wearing apparel in our retail stores. We expect an increase in the fourth quarter, which is the norm for other retail outlets. This should result in a different gross profit income. Results for the last two quarters of the year may not be similar to the first half of the year.

A potential investor must keep in mind, however, that the Company may not raise the full $25,100,000 contemplated under this Offering. In this event, Management would have to examine its business plan in light of the amount of funds actually realized. Management may even decide at the closing of the Offering period to close the Offering without an extension even though less than the entire amount is subscribed.

Liquidity and Capital Resources

At present (i.e. prior to closing)As of the date of this prospectus, we believe that MERL School Stores being third in priority for funds from the Company of $2,500,000 and its current inventory will and vendor creditmeet demands for current sales. However, new working capital from the Company provided from this Prospectus and funds provided for the FirstAccess PartnersSM Program could provide MERL School Stores with working capital to apply it as described in "Use of Proceeds". This could increase sales from $1.70 per month per student to as much as $100.00 per month per student with in conjunction with utilizing the FirstAccess PartnersSM cards. At the time of acquisition, MERL School Stores marketed to over 200,000 students. The student sales with the FirstAccess PartnersSM card would increase liquidity to implement, allowing the Companyus to continue marketing and implementing its' distribution plans in the foreseeable future.

The management has based the anticipated operations of MERL School Stores, on the assumption that all stock offered in this filing will be sold. Because the Prospectus places a "no minimum" required number of shares for this Offering there is no guarantee that all or any of the shares of the Company will be sold. See "Prospectus Summary." If only a portion of the offered shares is sold then the anticipated operations of MERL School Stores, will change. As discussed, however, ManagementWe anticipates implementing the MERL School Stores business plan regardless of the number of shares sold under the terms of the Prospectus.

This target is possible if a number of variables described in this Prospectus are realized, however, should all variables occur to the benefit of the Company, Management believes the goal is attainable.

Results of Operations for FirstAccess PartnersSM

Inception January 1, 1999

Year End December 31, 1998 Compared to Year End December 31, 1997

Nine Months Ending September 30, 1999 Compared with Nine Months Ending September 30, 1998.

There were sales for the period September 30, 1999 of $50.00.

There were expenses ending September 30, 1999 of $565.

Liquidity and Capital Resources

At present, FirstAccess PartnersSM itself does not have sufficient assets nor does it have sufficient operating income. Management intends to commit funds from this Offering, to uses that will affect the program. If tIf the maximum Prospectus amount were realized, up to $2,150,000 of the application of the net proceeds from this Prospectus would benefit the program,. This amount would give FirstAccess PartnersSM approximately $2,150,000 to be usedprimarily for computers and working capital. This working capital and the anticipated cash flow from cardholders would give FirstAccess PartnersSM liquidity deemed sufficient by Management to implement the continued marketing and distribution of its products into the foreseeable future.

The management has based the anticipated operations of FirstAccess PartnersSM on the assumption that all stock offered in this filing will be sold. Because the Prospectus places a "no minimum" required number of shares for this Offering there is no guarantee that all or any of the shares of the Company will be sold. See "Prospectus Summary." If only a portion of the offered shares are sold then the anticipated operations of FirstAccess PartnersSM will change.

As of the date of this Prospectus, we believe the FirstAccess Partners being second in priority for funds from the Company of $2,000,000 will meet the demand for marketing to the target market of 379,874. However, to the extent that funding falls short of the objectives, Management will determine at that time what alternatives the Company should pursue. The Company may seek debt financing, or may seek alternative methods. It may, for example, seek an alliance partner to facilitate the implementation of the Business Plan. This would most likely limit the yield that the Company, and its shareholders, could realize from FirstAccess Partners. Nevertheless, we are committed to pursue implementation of the FirstAccess PartnersSM program and believe it to be the next logical step in our business plan.

Results of Operations for ESSEX Industries

Year End December 31, 1998 compared to Year End December 31, 1997.

Net sales for the year ended December 31, 1998 totaled $1,223,098 up 29% from sales of $947,348 for the year ended December 31, 1997. This increase was due to the purchase and sale of 1.7 million board feet of lumber that was processed and sold in 1998 compared to less than 800,000 board feet of lumber processed and sold in 1997.

Gross profit for the year ended December 31, 1998 was $494,682 or 40.45% of net sales, compared with $436,860 or 46.11% of net sales at year end December 31, 1997. The increase in the gross profit was due to a higher level of lumber sales in 1998.

The selling, general and administrative expense decreased 0.48% to 533,166 or 43.59% of net sales for the year ending December 1997. The decrease in the selling, general and administrative expense was the result of the elimination of consultant expenses.

Interest expense was $19,308 for the year ending December 31, 1998, compared with $11,606 for the year ending December 31, 1997. Increased borrowing to purchase equipment resulted in an increase in interest cost along with the short-term borrowing through lines of credit, which stood at $41,500 against a $50,000 credit facility as of December 31, 1998 compared with $23,800 at December 31, 1997.

Lumber inventory was $114,812 in 1998 compared to $98,855 in 1997. This increase in lumber inventory was due to increased production in lumber.

As of December 31, 1998, Essex has total assets of $460,620 and total liabilities of $299,797. Stockholders Assets at December 31, 1998, is $160,823. At December 31, 1997, Essex has total assets of $387,291 and total liabilities of $239,061, resulting in stockholders' equity of $148,228. At September 30, 1999, total assets are $548,727 and liabilities of $252,776 compared to third quarter September 30, 1998 $508,568 assets and $269,544 liabilities. Stockholders Equity at September 30, 1999, is $295,951 compared to $239,024 at September 30, 1998.

The slight increase in assets is due to the acquisition of certain equipment. The purpose of the equipment is to shorten the period of time necessary to temper wood timber before it can be sold.

Net income from operations for the 12 months ending December 31, 1998 was $72,264 in, compared to $55,134 in net income from operations during the 12 months ended December 31, 1997. At September 30, 1999, Essex realized $131,799 in net income from operations, compared to $90,794 at September 30, 1998. Net sales by the Company for the 12 months ended December 31, 1998 were $1,222,097 compared to $947,348 for the 12 months ended December 31, 1997.

For the nine months ended September 30, 1998, Essex realized $263,406 in net income from operations, compared to $41,350 in net income from operations during the nine-month period ended September 30, 1997. Net sales by Essex for the nine months ended September 30, 1998, were $992,937. This compares to $710,511 for the nine months ended September 30, 1997.

During the period of January 1999 to September 1999, Essex' sales increased by $282,426. Lumber sales accounted for 90% of this increase. Profit margins for operations increased from $41,350 to $263,406.

From January 1998 to September 30, 1998, production and sales decreased due to a delay in financing the purchase of and installing a wood dry kiln facility. The dry kiln facility would allow Essex to decrease its lumber drying time from 2,880 hours per 1,000 board feet to 24 hours per 1,000 board feet thereby using its current facility to its capacity.

As discussed elsewhere in this Prospectus, Essex' primary source of revenues, when acquired, was the milling of customers' lumber. Management determined that the process could be expedited if a dry kiln were used. The estimated cost of a dry kiln is $_______________and the Company estimates that two will be required.

Further, we believe that Essex could be more profitable milling lumber from raw material purchased by Essex, rather than for lumber owned by customers. This vertical integration should enable the Company to mark up the price of the lumber more than the cost of the lumber and the milling costs. Management We would like to continue therefore purchasing lumber, milling it in the Essex mill, and selling it. To do this, however, Essex will be required to keep more liquid cash on hand for the purchase of the raw timber. Essex may also need additional resources for the shipment and delivery and additional personnel.

If fully subscribed, Essex is not scheduled to receive any funds from this Prospectus, in that the Essex Stock is in question of ownership between Charles Weeden and the Company. Until such ownership has been resolved, the Company will not allocate any funds from this Prospectus. However, if the Company is successful in its litigation, it will attempt to use funds from operations to (i) acquire dry kilns and a boiler, (ii) purchase the 78 acres of property that it has been leasing for ten years, and (iii) meet inventory (lumber) needs for the foreseeable future. Essex currently leases a 78-acre mill facility plus operating equipment. The property lease is on a month-to-month basis. Essex owns 60 acres contiguous to the leased property. With sufficient capital, Essex could negotiate a new lease, negotiate the purchase of the 78-acre facility, or build a mill on its own 60-acre lot. Any of these three alternatives could potentially improve the production and profitability of Essex.

Essex' primary source of revenues, when acquired, was the milling of customers' lumber. We determined that the process could be expedited if a dry kiln were used. The estimated cost of a dry kiln is $1,200,000 and the Company estimates that two dry kilns will be required, and the funds to purchase those dry kilns will come from operating cash flows.

For the 12 months ending December 31, 1998, Essex realized $72,264 in net income from operations, compared to $55,134 in net income from operations during the 12 months ended December 31, 1997. At September 30, 1999, Essex realized $104,048 in net income from operations, compared to $90,794 at September 30, 1998. Net sales by the Company for the 12 months ended December 31, 1998 were $1,222,097 compared to $947,348 for the 12 months ended December 31, 1997.

For the nine months ended September 30, 1998, Essex realized $263,406 in net income from operations, compared to $41,350 in net income from operations during the nine-month period ended September 30, 1997. Net sales by Essex for the nine months ended September 30, 1998, were $992,937. This compares to $710,511 for the nine months ended September 30, 1997.

For these periods (December 1996 until December 1997), net income was generated principally from servicing contracts whereby Essex would provide a service for taking adry a customer's rough lumber, drying it, resawing it and planing plane it for a fee. After this process the lumber would receive a higher grade, which allows the customer to sell the lumber at a higher price. This service generated 85% of the revenue between December 1996 and December 1997. In December 1997, Essex added a sawmill and purchased logs to be converted to rough lumber. Once converted to rough lumber, it took a long period of time for the rough lumber to dry. The drying process was accomplished by allowing the lumber to set in the open air and dry for 90 to 120 days. At the end of the drying period, the lumber was resawed and planed into finished lumber for sale.

During the period of January 1998 to September 1999, Essex's sales increased by $282,426. Lumber sales accounted for 90% of this increase. Profit margins for operations increased from $41,350 to $263,406.

From January 1998 to September 30, 1998, production and sales decreased due to a delay in financing the purchase of and installing a wood dry kiln facility. The dry kiln facility would allow Essex to decrease its lumber drying time from 2,880 hours per 1,000 board feet to 24 hours per 1,000 board feet thereby using its current facility to its capacity.

Liquidity and Capital Resources

Essex' only source of liquidity and capital is from operating cash flows, which, with the purchase of equipment to make it more efficient, and inventory to make it more profitable, Essex could run into a cash shortfall unless outside financing is obtained. We believe to obtain such outside financing is not realistic as long as ownership of the Essex stock is in question. (See "Risk Factors").

Results of Operations of MERL Manufacturing

Inception January 1, 1999

Year End December 31, 1998, Compared to Year End December 31, 1997

Nine Months Ending September 30, 1999 Compared with Nine Months Ending

September 30, 1998

By the nine months of 1999 sales were $524,723.

Gross profit for the nine months ending September 30, 1999 was $122,162.

Selling, general and administrative expenses for the nine months ending September 30, 1999 were $31,215. As a percentage of net sales, selling, general and administrative expenses were 6% at September 30, 1999.

Net income for the nine months ending September 30, 1999 was $80,314 or 15% of net sales.

MERL Manufacturing operates as a division of the Company in the State of Texas where it manufactures school uniforms and apparel for MERL School Stores. None of the proceeds of the Prospectus are intended for application to the operations of MERL Manufacturing.

MERL Manufacturing was acquired in the Hanold Bookstores, Inc., and Hanold Schoolwear, Inc., acquisition, effective December 30, 1998.

Its physical plant and 12 employees are located in Eustace, near Dallas, Texas. The manufacturing company executes customers' orders to manufacture school uniforms for MERL School Stores as well as for 24 other customers. The service is provided to other competitors of MERL School Stores on a cost competitive basis. The Company expects MERL Manufacturing to continue providing manufacturing services for MERL School Stores and others as its primary sources of revenue.

Based on the performance of MERL Manufacturing during the first three quarters of 1999, Management we believes that the liquidation value (within a 12 month period of time) of these assets is estimated by us to be approximately $87,640. the majority of the segment's assets could be sold or liquidated within a 12-month period of time. Account Receivables and Inventory at the time of acquisition (December 30, 1998) are $225,112. At September 30, 1999, Account Receivables and Inventory are $243,161, approximately 53% of the segment's assets. The liquidation value of these assets is estimated by Management to be approximately $87,640.

As of December 31, 1998, MERL Manufacturing has total assets of $616,090 and total liabilities of $0.00. Stockholders Assets at December 31, 1998, is $616,090. At September 30, 1999, total assets are $458,523 and liabilities of $398,208.

We will dedicate $1,000,000 to the purchase of inventory and expansion of staff for the purpose of meeting anticipated demands from our marketing efforts which is fourth in priority from this funding.

Management We believes that this consistent performance is likely to continue. There have been discussions that theEmploying a second shift could increase our factory output, should sales increase and mandate such a necessity. While these ideas are being explored, none have been pursued, or will be at the time of this Offering.

Results of Operations of MERL Data Services

Since inception on January 1, 1999 as a division of the Company, MERL Data Services has not generated revenue through the period September 30, 1999.

Nine Months Ending September 30, 1999 Compared with Nine Months Ending September 30, 1998

Selling, general and administrative expenses for the nine months ending September 30, 1999 were $69,531. There were no selling, general and administrative expenses for the nine months ending September 30, 1998; therefore, there is no comparison.

Net income (loss) for the nine months ending September 30, 1999 was ($108,487).

MERL Data is a division of the Company that operates as a provider of information systems technology and support for the Company's subsidiaries and divisions. It provides these services under a contract effective March 31, 1999. with the divisions and subsidiaries. As a result, it is its own cost and profit center, but has only one quarter of history.

In total, the CompanyWe would dedicate $2,150,000 which is fifth priority to the funding, and will be used for the purchase of equipment and software, and the hire hiring of additional personnel to staff the expansion of this division, if this Prospectus is fully subscribed. If the Prospectus is not subscribed, or subscribed at least to the point of funding MERL Data operations, the Company will seek third party debt financing, or an alliance partner. To fulfill the those functions necessary for the operation of FirstAccess PartnersSM, the funding of the MERL Data programs is essential to the success of FirstAccess Partners SM.

As discussed in this Prospectus, aA high priority of Management for the use of proceeds from this Offeringours is the purchase of software. This software, as well as the hardware and consulting services necessary to implement the software, are necessary to track the FirstAccess PartnersSM program. In addition, it will greatly facilitate the provision of other data services to the entire Company structureall the divisions and the subsidiaries.

The following is a discussion of the comparison of the performance of MERL Data during the third quarter of 1999. Management We believes this discussion to be of very limited value. The program simply has not been operating long enough to evaluate performance.

We believe that this division will expand considerably before year-end and before year-end 2000. We have discussed the provision of MERL Data's services to schools in the MERL Stores network, and even, if possible, extending certain MERL Data services, like technical support, to the families in the MERL School Stores network.

PART F/S-FINANCIAL STATEMENTS

MERL HOLDINGS INC.com

UNAUDITED FINANCIAL STATEMENT

For Nine Months Ended, September 30, 1999

Compared to September 30, 1998

MERL HOLDINGS INC.COM

Unaudited Consolidated Balance Sheets

September 30, 1999 and 1998
	1999	1998
ASSETS
Current assets
Cash and cash equivalents	$ 100,419	$ 24,228
Accounts receivable, net of allowance for doubtful accounts	691,033	33,989
Other receivables, net of allowance for doubtful accounts	63,377	2,910
Inventory	2,031,862	156,775
Prepaid expenses	59,056	-
Total current assets	2,945,747	217,902

Property and equipment
Property and equipment	1,612,964	418,610
Less: accumulated depreciation	(248,776)	(104,796)
Net property and equipment	1,364,188	313,814

Other assets
Organization expense, net of accumulated amortization	58,518	5,084
Goodwill, net of accumulated amortization	334,795	89,109
Customer list, net of accumulated amortization	1,339,552	-
Income tax benefit receivable	244,136	45,790
Deferred tax asset	521,746	-
Deposits	48,220	-
Total other assets	2,546,967	139,983
Total assets	$ 6,856,902	$ 671,699

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Line of credit	$ 19,000	$ 5,500
Current maturities of long-term debt	94,347	58,816
Current maturities of capital leases	37,840	-
Accounts payable and accrued expenses	3,245,940	319,887
Contingency reserve for current litigation	788,299	-
Demand note due officer	156,692	-
Due to unconsolidated parent	26,479	26,479
Total current liabilities	4,368,597	410,682

Long-term liabilities
Deferred income taxes	-	-
Pension liability to former owner	239,990	-
Obligations under capital leases	98,316	-
Notes payable, net of current maturities	46,704	106,517
Total long-term liabilities	385,010	106,517
Total liabilities	4,753,607	517,199

COMMITMENTS AND CONTINGENCIES (Note )

STOCKHOLDERS' EQUITY
Common stock, no par value, 9,615,000 shares
issued and outstanding
10% cumulative convertible preferred stock, 696,200 shares
issued and outstanding	6,962,000	-
Additional paid in capital	480,163	480,163
Retained earnings (deficit)	(5,337,868)	(325,663)
Total stockholders' equity	2,104,295	154,500
Total liabilities and stockholders' equity	$ 6,857,902	$ 671,699

The accompanying notes are an integral part of the financial statements.

MERL HOLDINGS INC.COM

Unaudited Consolidated Statement of Income

For Nine Months Ended September 30, 1999 and 1998

	1999	1998

SALES	$ 3,645,851	$ 992,936

COST OF SALES	1,662,290	513,207

GROSS PROFIT	1,983,561	479,729

DEPRECIATION AND AMORTIZATION	385,579	19,430
GENERAL, ADMINISTRATIVE AND EXPENSES	1,824,045	422,408

Income from operations	(226,063)	37,891

OTHER INCOME AND (EXPENSE)
Interest income	1,182	-
Interest expense	(16,690)	(13,914)
Other expense (see Note 10)	(534,930)
Total other income and (expense)	(550,438)	(13,914)

INCOME (LOSS) BEFORE INCOME TAX	(776,501)	23,977

PROVISION FOR INCOME TAXES	174,712	(5,595)

NET INCOME (LOSS)	$ (601,789)	$ 18,382

BASIC EARNINGS PER SHARE	$ (0.06)	$ 0.00

FULLY DILUTED EARNINGS PER SHARE	$ (0.06)	$ 0.00

The accompanying notes are an integral part of the financial statements.

MERL HOLDINGS INC.COM

Unaudited Consolidated Statements of Changes in Stockholders' Equity

For Nine Months Ended September 30, 1999 and 1998

	Number of shares			Additional
	Common	Preferred	Preferred	Paid-In	Retained
	Stock	Stock	Stock	Capital	Earnings	Total

Balance, December 31, 1997	7,865,000			$480,163	$ (344,045)	$136,118

Net income (loss)					18,382	18,382

Balance, September 30, 1998	7,865,000	$ -	-	$ 480,163	$ (325,663)	$ 154,500

Balance, December 31, 1998	7,865,000	$6,962,000	6,962,000	$480,163	$(4,736,079)	($4,255,916)

Net income (loss)					(601,789)	(601,789)
Common shares issued	1,750,000

Balance, September 30, 1999	9,615,000	$ 6,962,000	6,962,000	$ 480,163	$(5,337,868)	$ (4,857,705)

The accompanying notes are an integral part of the financial statements.

MERL HOLDINGS INC.COM

Unaudited Consolidated Statement of Cash Flows

For Nine Months Ended September 30, 1999 and 1998

	1999	1998
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	(601,789)	18,382
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation	133,415	19,178
Amortization	252,164	252

Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable, trade	(535,353)	(12,903)
Decrease (increase) in other receivables	(63,377)	(3,004)
(Increase) in inventory	292,133	(57,920)
(Increase) in prepaid expenses	(59,056)	-
(Increase) decrease in income tax benefit receivable	(188,545)	(8,069)
(Increase) decrease in deferred tax asset	-	-
(Increase) decrease in other assets	(293,906)	2,298
Increase in accounts payable	1,235,022	46,512
Increase (decrease) in income taxes payable	-
Increase in due to unconsolidated parent	-
(Decrease) Increase in deferred income taxes	-	(14,255)
Net cash flows provided by (used in) operating activities	170,708	(9,529)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(131,610)	(10,696)
Increase in organization expense	(70,290)	84
Net cash flows (used in) investing activities	(201,900)	(10,612)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (repayments) of long-term debt	(10,393)	27,861
Proceeds from line of credit	(22,500)	(18,300)
Proceeds from officer loan	156,692	-
Pension payments to former owner	(24,000)	-
Loan from unconsolidated parent	-	736
Net cash flows (used in) provided by financing activities	99,799	10,297
NET INCREASE IN CASH	68,607	(9,844)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	31,812	34,072
Cash and cash equivalents, end of year	$ 100,419	$ 24,228

SUPPLEMENTAL DISCLOSURE
Cash paid for
Interest	$ 16,690	$ 13,914
Income taxes	$ -	$ -

The accompanying notes are an integral part of the financial statements.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Background and Principals of Consolidation

MERL Holdings Inc.Com, formerly known as Merl Industries of Tennessee, Inc. (the Company) was incorporated in the state of Tennessee in May 1994 to acquire operating businesses. The Company currently has four subsidiaries - Essex Industries, Inc. (Essex), the forestry group, JULICO, the insurance group, and MERL Schoolstores (Schoolstores), the retail group and FirstAccess Partners, Inc., the financial services group and two divisions, MERL Data, the data processing division, and MERL Manufacturing, the manufacturing division. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation. The business combination has been recorded under the purchase method of accounting. The Company includes the results of operations of the acquired business from the date of acquisition. Net assets of the acquired company are recorded at fair value at the date of acquisition. The excess of the purchase price over fair value is included in goodwill and is amortized over the expected useful life of 40 years.

Basis of Accounting

The Company's consolidated financial statements have been prepared under the accrual basis of accounting. Revenues are recognized when earned and expenses are recognized when incurred. A sale is recorded when the goods are shipped.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts based on specific identification of accounts deemed uncollectible.

Inventory

Inventory, primarily merchandise held for sale, is valued at the lower of cost or market on the first-in, first-out method of accounting.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are recorded at cost and depreciated on a straight-line or accelerated basis over the estimated useful lives:

Buildings and improvements 5 - 40 years

Equipment 5 - 10 years

Vehicles 5 years

Leased equipment 5 years

Leasehold improvements 10 years

When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in the determination of income for the period. The cost of maintenance and repairs is expensed as incurred. Significant renewals and improvements, which extend the useful lives of property and equipment, are capitalized.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to temporary differences for financial and income tax reporting. Such differences relate primarily to differences in amortization and depreciation methods. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

Management's Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

2. BUSINESS ACQUISITIONS

The Company purchased 100% of Essex common stock in a tax-free exchange on May 31, 1996 by issuing 125,000 shares of common stock priced at $2.24 per share, and accounted for the acquisition under the purchase method of accounting. The cost of the purchase was $280,163. Essex was incorporated in the State of Virginia in 1988 and is located in Millers Tavern, Virginia. Essex is in the lumber industry, processing and remanufacturing logs and rough lumber into finished lumber. Essex stock is pledged as collateral for a $750,000 loan to the former owner of Essex. Essex has been consolidated in the financial statements for the nine months ended September 30, 1999 and 1998.

The Company established an insurance division, JULICO, in the District of Columbia in 1997. JULICO was established to obtain licensing and write life insurance in various states throughout the United States. It was funded by the Company in June 1997 with 2,135,000 shares of Company common stock priced at $6 per share for a total of $12,810,000, which is held by an outside escrow agent. JULICO was incorporated as a separate entity in 1999 and is in the process of applying for a certificate of authority from the District of Columbia to write life insurance. It plans to obtain licenses in other states in the future. JULICO's operating results are included in the financial statements of the Company from inception June 30, 1997 to September 30, 1999.

The Company executed an Asset Purchase Agreement with Hanold Schoolwear, Inc. and Hanold Bookstores, Inc. ("hereinafter Hanold"), acquiring certain assets and scheduled liabilities on December 30, 1998 from Hanold by issuing 696,200 shares of cumulative convertible preferred stock with a 10% coupon, which is eligible to be converted into 1,392,400 shares of common stock at $5.00 per share. The assets and the scheduled liabilities acquired are recorded as a division of the Company. Subsequent to December 31, 1998, this division has been operated through a wholly owned subsidiary, MERL School Stores, Inc., (MERL Stores) which has been incorporated in the state of Wisconsin. MERL Stores operates as a retailer of textbooks, school uniforms and other apparel, supplies and other services for students and parents in private, parochial and public schools throughout the United States. This division of the Company serves students through its 2 retail stores, 12 locations leased within private and parochial schools in ten states, as well as through its web site (www.merlschoolstores.com), which can also be accessed through the Company's web site. The cost of the purchase was $6,962,000.

The Company established FirstAccess PartnersSM, Inc. on June 1999 in Wisconsin to operate the First Access Partners credit card along with its financial services products. The launch of 200,000 credit cards started after September 30, 1999.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

  INVENTORY

  Inventory, valued at the lower of cost or market on a first in first out basis, is comprised of the following:

	1999	1998
Raw materials	$ 182,119	$ 8,500
Finished goods	1,849,743	148,275
	$ 2,031,862	$ 156,775

  RELATED PARTY TRANSACTIONS

The Company makes loans from time to time to its stockholders and directors. A six month loan in the amount of $ 10,000 at 7% interest was made to one of the directors. The balance due from the director was $ 10,000 at September 30, 1999. The Company also has received advances for operating expenses from an unconsolidated parent. The amount due to the unconsolidated parent was $26,479 at September 30, 1999 and 1998, respectively.

During the nine months ended September 30, 1999, monies were advanced for working capital by one of its principal shareholders. Some repayments have been made. The amount due to the shareholder was $ 156,692 at September 31, 1999. There were no other related party transactions during these periods.

5. PROPERTY AND EQUIPMENT

Property and equipment is stated at cost, which represents historical cost for the Company and fair market value for property and equipment of Essex at the time of acquisition.

	1999	1998
Land	$ 58,502	$ 51,002
Building and improvements	103,609	-
Equipment	1,097,623	257,601
Vehicles	99,406	99,225
Equipment under capital leases	206,110
Leasehold improvements	47,714	10,782
	1,612,964	418,610
Less: accumulated depreciation and amortization	(248,776)	(104,796)
Property and equipment, net	$ 1,364,188	$ 313,814

Depreciation and amortization expense for the nine months ended September 30, 1999 and 1998 was $385,579 and $19,430, respectively.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

  INTANGIBLE ASSETS

  The company purchased Essex on May 31, 1996. The excess of the purchase price over the fair value of the assets and liabilities at the date of the purchase was recorded as goodwill, which is being amortized over 40 years.

  The Company purchased Schoolstores on December 30, 1998. The purchase price included $2,608,110 for the customer list of the Schoolstores, which has been adjusted to reflect its estimated future cash flows. The Company expects the value of the customer list to be realized over a period of 5 years and it will be amortized over that period.

  The following represents the changes in intangible assets for the nine months ended September 30, 1999 and 1998:

1999	Beginning	Additions	Amortization	Ending

Goodwill	$ 89,109	$ 261,458	$ (15,772)	$ 334,795
Customer list	1,575,944		(236,392)	1,339,552
	$ 1,665,053	$ 261,458	$ (252,164)	$ 1,674,347
1998

Goodwill	$ 91,491	$ -	$ (2,382)	$ 89,109

  COMPENSATED ABSENCES

  The Company did not have policies in effect requiring the payment of compensated absences for the nine months ended September 30, 1999 and 1998, respectively.

  8. NOTES PAYABLE

	1999	1998

Installment note payable $504 monthly, including interest at 8.0% per annum, until November 1, 2003, collateralized by property and the personal guarantee of an officer of the company.	$21,046	$25,225

Installment note payable $389 monthly, including interest at 9.00% per annum, until May 6, 2002, collateralized by 1997 pickup truck.	11,031	14,464

Installment note payable $1,535 monthly, including interest at 11.0% per annum, until December 6, 1999, collateralized by equipment. This note was used to consolidate several notes.	14,267	23,323

  MERL HOLDINGS INC.COM

  Notes to Consolidated Financial Statements

  8. NOTES PAYABLE (continued)

	1999	1998

Installment note payable in monthly installments of $471 ($478 through April 1998), including interest at the lender's real estate loan rate (8.5% and 10.0% per annum at December 31, 1998 and 1997, respectively) until April 20, 2000, collateralized by 60 acres in King and Queen County.	3,339	8,343

Installment note payable $1,565 monthly, including interest at 11.00% per annum, until January 28, 2000, collateralized by equipment.	5,629	22,227
Installment note payable $1,604 monthly, including interest at 10.5% per annum until July 30, 2003, collateralized by equipment.	59,856	71,751
Installment note payable $347 monthly, including interest at 11.5% per annum until July 30, 2003, collateralized by equipment.	11,453
Installment note payable $1475 monthly, including interest at 11.13% per annum until July 12, 2000, collateralized by equipment.	14,430
Total amount due	141,051	165,333
Less amounts payable within one year	(94,347)	(58,816)

Amounts payable after one year	$ 89,321	$ 106,517

  Essex Industries, Inc, a wholly-owned subsidiary of the Company has a revolving line of credit with Southside Bank, secured by a 10 acre parcel of land, known as the Peach Grove property and a tract of land known as the Gaines property. The balance of the credit line was $19,000 and $5,500 at September 30, 1999 and 1998, respectively. The total credit facility provided is $50,000, and the terms of the credit line require monthly payments of interest and periodic payments of principal. The interest rate was 8.75% at September 30, 1999 and 1998. The credit line may be used for working capital. There were no commitment fees.

  MERL HOLDINGS INC.COM

  Notes to Consolidated Financial Statements

  NOTES PAYABLE (continued)

There is no priority on outstanding debt since collateral on bank and other debt is all asset specific. The weighted average interest rate of borrowings for the nine months ended September 30, 1999 and 1998 are 9.8% and 8.2%, respectively. The assets listed as collateral in the above schedule have a net book value of $108,469 and $137,656 at September 30, 1999 and 1998, respectively.

Interest expense for the nine months ended September 30, 1999 and 1998 was $16,690 and $13,915, respectively.

Maturities of long-term debt are as follow:

1999	$ 41,504
2000	29,015
2001	38,776
2002	22,019
2003	19,727

Total	$ 151,041

9. CAPITAL LEASES

The Company had the following capital leases as of September 30, 1999. Since all capital leases were part of the school stores division of the Company acquired in an asset purchase agreement on December 30, 1998, there was no liability at September 30, 1998.

	1999	1998

Capital lease for computer equipment and components, with 60 monthly payments of $3,465, including imputed interest at 13.141% per annum through December 20, 2001.	$124,734	$ -

Capital lease for computer equipment and components, with 60 monthly payments of $354, including imputed interest at 13.141% per annum through April 20, 2002.	14,154	-

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

9. CAPITAL LEASES (continued)

Capital lease for computer equipment and software and components, with 60 monthly payments of $75 including imputed interest at 13.141% per annum through May 20, 2002.	3,082	-

Capital lease for computer equipment and software and components, with 60 monthly payments of $565 including imputed interest at 13.141% per annum through August 20, 2002.	24,864	-

Totals payments under capital leases	166,833	-

Less imputed interest	(30,677)	-

Net present value of future lease payments	$136,156	$ -

Minimum future lease payments under capital leases are as follows:

1999	$ 53,507
2000	53,507
2001	53,507
2002	6,312

Total	$ 166,833

The net book value of assets under capital lease is $206,110.

  OTHER EXPENSES

Other expenses include various losses incurred as a result of closing locations and offices in San Antonio, TX, Norwell, MA, Houston, TX and Boomall, PA which amount to $301,281. Also included are unusual legal costs related to the suit with Hanold Holding Corp in the amount of $233,649.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

11. SEGMENT REPORTING

The Company's or MERL Holdings Inc.Com operations are classified into six principal reportable segments that provide different products or services. Separate management of each segment is required because each business unit is subject to different marketing, production, and technology strategies.
September 30, 1999 Reportable Segments

	MERL School Stores	Essex Industries	JULICO, Inc.	First Access Partners	MERL Manufacturing	MERL Data	MERL Holdings Inc.Com	Total
External revenue	$ 2,630,943	$ 842,612	$ -	$ 50	$ 172,246	$ -	$ -	$ 3,645,851
Intersegment revenue	-	-	-	-	352,477	-	-	352,477
Interest expense	-	16,690	-				-	16,690
Depreciation and								-
amortization	27,924	22,475	-	-	14,236	302,297	18,647	385,579
Profit (loss)	264,329	102,850	-	(400)	34,619	(288,167)	(715,020)	(601,789)
Assets	3,275,356	638,909	5,593	8,595	457,660	1,883,474	561,117	6,830,704
Expenditures for long-
lived assets	78,015	20,489	-	8,595		3,011	11,500	121,610

September 30, 1998 Reportable Segments

		Essex Industries	JULICO, Inc.				MERL Holdings Inc.	Total
External revenue		$ 992,936	$ -				$ -	$ 992,936
Intersegment revenue		-	-				-	-
Interest expense		13,914	-				-	13,914
Depreciation and								-
amortization		19,430	-				-	19,430
Profit		61,471	(2,875)				(39,137)	19,459
Assets		572,762	-				26,515	599,277
Expenditures for long-
lived assets		10,696	-				-	10,696

12. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and trade accounts receivables. The Company places its temporary cash investments with financial institutions and limits the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the number of customers comprising the customer base and their dispersion across different industries and geographic areas. The company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains allowances for credit losses and such losses have been within management's expectations. No single customer accounted for more than 10% of the total revenues of the Company. As of September 30, 1999 and 1998, the Company had no significant concentrations of credit risk.

13. OPERATING LEASES AND MANAGEMENT CONTRACTS

Essex leases land, a planing mill, and planing and other production equipment on a month to month basis. The current rental is $2,500 per month.

The Company acquired a retail division through an Asset Purchase agreement on December 30, 1998 which will operate two retail stores in Texas as well as 12 stores on private and public school campuses in Pennsylvania, New York, New Jersey, Washington DC, and Delaware. As of September 30, 1999, the retail stores in Texas were operated under leases arranged by Hanold Schoolwear, Inc. and in effect the Company was a tenant at will in each of these stores. The other 12 stores operate under contracts with each school to receive commissions from the sale of merchandise in lieu of rent. Subsequent to September 30, 1999, the Company eliminated four retail locations.

There were no required future minimum lease payments since the company did not obtain leases in its name until after December 31, 1998. Rent expense for the nine months ended September 30, 1999 and 1998 was $189,981 and $22,699, respectively.

14. INCOME TAXES

Provision for Income Taxes

The provision for income taxes consists of the following:

	1999	1998

Current tax expense (benefit)	$ (174,712)	$ 18,382
Deferred tax expense	-	-
	$ (174,711)	$ 18,383

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

14. INCOME TAXES (continued)

For the interim reporting periods, management has calculated income taxes using estimates based on the current federal tax rate of 15% and an average state rate of 7.5%. The provision for income taxes using these estimates for nine months ended September 30, 1999 and 1998 amounted to $(174,712) and 18,312 respectively.

  PENSION LIABILITY TO FORMER OWNER

The Company assumed a liability for a pension agreement between Hanold and the previous owner. The actual outstanding liability is $350,000 payable in installments of $8,333 per month through December 31, 2000 and in quarterly installments of $7,500 through December 31, 2005. The obligation would terminate early at the death of the retiree. The obligation is recorded at its net present value, discounted at 10%.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

16. EARNINGS PER SHARE

The following data show the amounts used in computing basic and fully diluted earnings per share and the effect on income and weighted average number of shares of dilutive potential common stock.

	1998	1997

Net income (loss)	$ (601,789)	$ 18,232
Less preferred dividends	(522,150)	-

Income (loss) available to common stockholders	(1,123,939)	18,232
Add back preferred dividends	522,150	-
Income (loss) available to common stockholders
after assumed conversions of dilutive shares	$ (601,789)	$ 18,232

Weighted average number of shares used in
basic earnings per share	9,615,000	7,748,288
Effect of dilutive securities- convertible
preferred stock	104,430	-
Weighted average number of shares used in
fully diluted earnings per share	9,719,430	7,748,288

In March of 1999, the Company issued to the Chairman of the Company 1,750,000 shares of common stock as compensation for services for the years ended December 31, 1994 through 1998.

17. COMPANY'S COMMON STOCK

The Company's common stock, no par value, is traded on the OTC BB under the symbol "MRLE". There have been no cash dividends for shares of the Company's common stock paid to date.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

18. COMMITMENTS AND CONTINGENCIES

Litigation

The Company is a defendant in a lawsuit filed by the Seller in an Asset Purchase Agreement, seeking recovery of $200,000 as liquidated damages under the terms of the Asset Purchase Agreement. The Company's retained counsel has advised that the matter can be settled for $50,000, which has been accrued by the Company in its financial statement for 1998. If the settlement offer is not accepted and the case goes to trial, the amount of the ultimate loss to the Company, if any, may equal the amount of the liquidated damages sought by the plaintiff.

The Company is a defendant in a lawsuit filed by the Seller and certain other persons associated with the Seller under an Asset Purchase Agreement seeking recovery of certain assets and recovery of unspecified damages for wrongful conduct of the Company. The Company believes that the suit is completely without merit and intends to vigorously defend its position and the Company has not established a reserve. In addition, the Company has brought a counterclaim for $1.6 million against the Plaintiffs for the damages suffered by reason of fraud and breach of contract.

The Company is a defendant along with Educational Sales Company (ESC) in a lawsuit which arose from a dispute as to the amount owed to ESC, a supplier of textbooks, and the amount of the liability assumed, if any, by the Company under an Asset Purchase Agreement. Although the Company believes that the allegations in this suit against the Company are without merit and intends to vigorously defend its position, the Company has established a contingency reserve for litigation of $788,299 in the accompanying financial statement for 1998.

The Company is a defendant in a lawsuit by a creditor of the Seller in the Asset Purchase Agreement dated December 30, 1998. The suit asks recovery of the amount alleged to be owing, plus interest and costs. At this stage, counsel has been engaged to represent the Company's interest in this action and the probable outcome of this action, while undetermined, does not appear overwhelming favorable. Accordingly, a provision for loss in an amount equal to the full amount being sought has been accrued in the accompanying financial statement for 1998.

The Company is a defendant in a lawsuit by a creditor of the Seller in the Asset Purchase Agreement dated December 30, 1998. The suit asks of recovery of $110,467.69, plus interest. At this stage, counsel has not been engaged to represent the Company in this action and the probable outcome of this action, while undetermined, does not appear favorable. Accordingly, a provision for loss of $110,000 has been accrued in the accompanying financial statement for 1998.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

18. COMMITMENTS AND CONTINGENCIES (continued)

Litigation

The Company is a party defendant to an arbitration proceeding commenced by the Sellers in the Asset Purchase Agreement dated December 30, 1998, alleging breach by the Company of certain obligations in the Asset Purchase Agreement. A preliminary hearing has been held and an order entered setting a schedule for the hearing of this matter in late January 2000 and, in the interim, permitting management to operate the Company in the usual course, but may not pay any special dividends or make any loans to its officers or directors or otherwise dispose of its assets without notification, and the shares of preferred stock issued by the Company to the Buyers shall not be transferred by the Buyers to any person or entity. The parties are to split the costs incurred in the arbitration proceeding. The Company believes that such proceedings and allegations are completely and utterly without substance or merit and intends to vigorously defend its position.

Other

The Company loaned to the Chairman all the stock of Essex. This stock was delivered to attorneys representing an employee to secure a note for $750,000 made by the Chairman in favor of the employee to complete the purchase by the Chairman of 125,000 shares of MERL stock for his own account. This occurred on June 24, 1998. However, the employee failed to deliver the MERL stock, and the Chairman considered the transaction null and void. In November 1999 the employee filed notice of default on the promissory note and made demand for a first payment of $31,250. The employee has still not surrendered the MERL stock, and the Chairman has no interest, at this time, in completing any such transaction. Accordingly the Chairman and the Company filed suit in December 30, 1999 to rescind the transaction, declare the stock purchase contract null and void, and to have the Essex stock returned to the Company.

19. SUBSEQUENT EVENTS

In April of 1999, the Company incorporated Merl School Stores, Inc. to operate the division established as a result of the acquisition of certain assets and scheduled liabilities of December 30, 1998 from Hanold.

In June 1999, the Company incorporated JULICO, Inc. which acquired the division, Johnson Universal Life Insurance Company.

In June 1999, the Company incorporated First Access Partners, Inc. to operate the credit card division FirstAccess PartnersSM.

MERL HOLDINGS INC.COM Consolidated Financial Statements For the Year Ended December 31, 1998 and 1997 And Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

To the Stockholders

MERL Holdings Inc.com

We have audited the accompanying consolidated balance sheets of MERL Holdings Inc.com (the "Company") as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were unable to observe the ending inventory at December 31, 1997 and we were unable to otherwise satisfy ourselves as to the quantities on hand at that date. Any misstatement of these balances would affect the financial position at December 31, 1997, the results of operations and cash flows for the years ended December 31, 1998 and 1997.

As discussed in Note 17 of the financial statements, the Company was named a defendant in a lawsuit, which arose from a dispute involving a vendor of an entity acquired by the Company. The Company has recorded a contingency reserve for litigation of $788,299.

As discussed in Note 17 of the financial statements, Essex stock has been pledged as collateral for a promissory note, which is considered to be in default by the holder of the note.

In our opinion, except for the effects of such adjustments, if any, that might have resulted had we been able to observe the physical inventory or otherwise satisfy ourselves as to quantities on hand at December 31, 1997, the financial statements referred to above present fairly, in all material respects, the financial position of Merl Holdings Inc.com as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

December 17, 1999

Philadelphia, Pennsylvania

MERL HOLDINGS INC.COM

Consolidated Balance Sheets

December 31,1998 and 1997

ASSETS

Current assets

Cash and cash equivalents

Accounts receivable, net of allowance for doubtful accounts

Accounts receivables, other, net of allowance for doubtful accounts

Inventory, net of reserve for inventory losses

Total current assets

Property and equipment

Property and equipment

Other assets

Organization expense, net of accumulated amortization

Goodwill, net of accumulated amortization

Customer list

Income tax benefit receivable

Deferred tax asset

Total other assets

Total assets

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

Line of credit

Current maturities of long-term debt

Current maturities of capital leases

Accounts payable and accrued expenses

Contingency reserve for current litigation

Due to unconsolidated parent

Total current liabilities

Long-term liabilities

Deferred income taxes

Pension liability to former owner

Obligations under capital leases

Notes payable, net of current maturities

Total long-term liabilities

Total liabilities

Commitments and Contingencies (Note 17)

Stockholders' Equity

Common stock, no par value, 7,865,000 shares

issued and outstanding

10% cumulative convertible preferred stock, 696,200 shares

issued and outstanding

Additional paid in capital

Retained earnings (deficit)

Total stockholders' equity

Total liabilities and stockholders' equity

1998

$31,811

155,860

-

2,323,995

2,511,486

1,365,993

4,000

89,109

1,575,944

56,591

521,746

2,247,390

6,124,869

41,500

62,123

37,840

2,010,917

788,299

26,479

2,967,158

-

263,990

98,316

89,321

451,627

3,418,785

6,962,000

480,163

(4,736,079)

2,706,084

$6,124,869

1997 $34,072 21,086 28,075 98,855 182,088 282,977 5,000 91,491 - 37,721 - 134,212 599,277 23,800 43,270 273,375 - 25,743 366,188 14,255 - - 82,716 96,971 463,159 - 480,163 (344,045) 136,118 $599,277

The accompanying notes are an integral part of the financial statements.

MERL HOLDINGS INC.COM

Consolidated Statements of Income

For The Years Ended December 31,1998 and 1997

SALES

COST OF SALES

GROSS PROFIT

GENERAL, ADMINISTRATIVE AND EXPENSES

Income from operations

OTHER INCOME AND (EXPENSE)

Interest income

Interest expense

Other expenses (see note 9)

Total other income and (expense)

LOSS BEFORE INCOME TAX

PROVISION FOR INCOME TAXES

NET INCOME (LOSS)

BASIC EARNINGS PER SHARE

FULLY DILUTED EARNINGS PER SHARE

1998 $1,223,098 728,416 494,682 486,019 8,663 4,315 (19,308) (4,940,575) (4,955,568) (4,946,905) 544,871 $(4,392,034) $ (0.56) $(0.56)	1997 $947,348 510,488 436,860 428,764 8,096 - (11,606) (107,000) (118,606) (110,510) 21,489 $(89,021) $(0.01) $(0.01)

The accompanying notes are an integral part of the financial statements.

MERL HOLDINGS INC.COM

Consolidated Statements of Changes in Stockholders' Equity

For The Years Ended December 31,1998 and 1997

	Number of Shares
	Common Stock	Preferred Stock	Preferred Stock	Additional Paid-In Capital	Retained Earnings	Total
Balance, December 31, 1996	7,800,000		$-	$480,163	$(255,024)	$225,139
Net Income					(89,021)	(89,021)
Common Shares Issued	65,000
Balance December 31, 1997	7,865,000		-	480,163	(344,045)	136,118
Net Income					(4,392,034)	(4,392,034)
Preferred shares issued		6,962,000	6,962,000			6,962,000
Balance December 31, 1998	7,865,000	6,962,000	$6,962,000	$480,163	$(4,736,079)	$2,706,084

The accompanying notes are an integral part of these financial statements.

MERL HOLDINGS INC.COM

Consolidated Statements of Cash Flows

For The Years Ended December 31,1998 and 1997

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss

Adjustments to reconcile net income to net cash

provided by operating activities:

Depreciation

Amortization

Acquisition purchase price adjustment

Changes in operating assets and liabilities:

(Increase) decrease in accounts receivable, trade

Decrease (increase) in other receivables

(Increase) in inventory

(Increase) decrease in income tax benefit receivable

(Increase) decrease in deferred tax asset

Increase in accounts payable and accrued expenses

Increase in income taxes payable

Increase in due to unconsolidated parent

(Decrease) Increase in deferred income taxes

Net cash flows provided by operating activities

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment

Increase in organization expense

Net cash flows (used in) investing activities

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds of long-term debt

Proceeds net of repayments from line of credit

Loan from unconsolidated parent

Net cash flows provided by financing activities

NET (DECREASE) INCREASE IN CASH

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR

CASH AND CASH EQUIVALENTS, END OF YEAR

SUPPLEMENTAL DISCLOSURE

Cash paid for

Interest

Income taxes

1998 (4,392,034) 43,758 3,382 4,890,575 (8,010) 28,075 (15,957) (18,870) (521,746) 52,047 - 736 (14,255) 47,701 (93,120) - (93,120) 25,458 17,700 - 43,158 (2,261) 34,072 $31,811 $19,307 $ -	1997 (89,021) 47,629 2,382 - 7,617 (488) (38,188) (37,721) - 107,832 1,537 - 4,819 6,398 (51,617) (5,000) (56,617) 25,591 12,300 25,743 63,634 13,415 20,657 $34,072 $11,605 $9,875

The accompanying notes are an integral part of the financial statements.

COMMITMENTS AND CONTINGENCIES

Consolidated Statements of Cash Flows

For The Years Ended December 31,1998 and 1997

SUMMARY OF NON-CASH TRANSACTIONS

December 31, 1998

The Company acquired assets and certain liabilities of Hanold Bookstores and Hanold Schoolstores through the exchange of 696,200 shares of Company 10% cumulative preferred stock. The preferred stock had a face value of $10 per share at the time of the closing of the asset purchase agreement.
	Shares	Price	Amount
Purchase Price	696,200	$10	$6,962,000
Value of net assets purchased			(2,071,425)
			$4,890,575

December 31, 1997

The company issued 2,135,000 shares of stock for its division, Johnson Universal Life Insurance Company, for the purpose of meeting required capital and surplus as a life insurance company in the District of Columbia. The shares of stock were valued at $6 per share by the Company at the time of issuance. These shares are held by an outside escrow agent. The initial application to be licensed as a life insurance company was rejected by the insurance commission. The Company will reapply once it meets the capital and surplus requirements.
	Shares	Price	Amount
Common stock issued	2,135,000	$6	$12,810,000

The accompanying notes are an integral part of the financial statements.

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Background and Principals of Consolidation

MERL Holdings Inc.Com, formerly known as Merl Industries of Tennessee, Inc. (the Company) was incorporated in the state of Tennessee in May 1994 to acquire operating businesses. The Company currently has one subsidiary - Essex Industries, Inc. (Essex), the forestry group, and two divisions - Johnson's Universal Life Insurance Company (JULICO), the insurance group, and MERL Schoolstores (Schoolstores), the retail group. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Intercompany transactions and balances have been eliminated in consolidation. The business combination has been recorded under the purchase method of accounting. The Company includes the results of operations of the acquired business from the date of acquisition. Net assets of the acquired company are recorded at fair value at the date of acquisition. The excess of the purchase price over fair value is included in goodwill and is amortized over the expected useful life of 40 years.

Basis of Accounting

The Company's consolidated financial statements have been prepared under the accrual basis of accounting. Revenues are recognized when earned and expenses are recognized when incurred. A sale is recorded when the goods are shipped.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts based on specific identification of accounts deemed uncollectible.

Inventory

Inventory, primarily merchandise held for sale, is valued at the lower of cost or market on the first-in, first-out method of accounting.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are recorded at cost and depreciated on a straight-line or accelerated basis over the estimated useful lives:

Buildings and improvements 5 - 40 years

Equipment 5 - 10 years

Vehicles 5 years

Leased equipment 5 years

Leasehold improvements 10 years

When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in the determination of income for the period. The cost of maintenance and repairs is expensed as incurred. Significant renewals and improvements, which extend the useful lives of property and equipment, are capitalized.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to temporary differences for financial and income tax reporting. Such differences relate primarily to differences in amortization and depreciation methods. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

Management's Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

2. BUSINESS ACQUISITIONS

The Company purchased 100% of Essex common stock in a tax-free exchange on May 31, 1996 by issuing 125,000 shares of common stock priced at $2.24 per share, and accounted for the acquisition under the purchase method of accounting. The cost of the purchase was $280,163. Essex was incorporated in the State of Virginia in 1988 and is located in Millers Tavern, Virginia. Essex is in the lumber industry, processing and remanufacturing logs and rough lumber into finished lumber. Essex stock is pledged as collateral for a $750,000 loan from the former owner of Essex. Essex has been consolidated in the financial statements for the years ended December 31, 1998 and 1997.

The Company established an insurance division, JULICO, in the District of Columbia, in 1997. JULICO was established to obtain licensing and write life insurance in various states throughout the United States. It was funded by the Company in June 1997 with 2,135,000 shares of Company common stock priced at $6 per share for a total of $12,810,000, which is held by an outside escrow agent. JULICO was incorporated as a separate entity in 1999 and is in the process of applying for a certificate of authority from the District of Columbia to write life insurance. It plans to obtain licenses in other states in the future. JULICO's operating results are included in the financial statements of the Company from inception June 30, 1997 to December 31, 1998.

The Company executed an Asset Purchase Agreement with Hanold Schoolwear, Inc. and Hanold Bookstores, Inc. ("hereinafter Hanold"), acquiring certain assets and scheduled liabilities on December 30, 1998 from Hanold by issuing 696,200 shares of cumulative convertible preferred stock with a 10% coupon, which is eligible to be converted into 1,392,400 shares of common stock at $5.00 per share. The assets and the scheduled liabilities acquired are recorded as a division of the Company. Subsequent to December 31, 1998, this division has been operated through a wholly owned subsidiary, MERL School Stores, Inc., (MERL Stores) which has been incorporated in the state of Wisconsin. MERL Stores operates as a retailer of textbooks, school uniforms and other apparel, supplies and other services for students and parents in private, parochial and public schools throughout the United States. This division of the Company serves students through its 4 retail stores, 24 locations leased within private and parochial schools in ten states, as well as through its web site (www.merlschoolstores.com), which can also be accessed through the Company's web site. The cost of the purchase was $6,962,000.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

  INVENTORY

  Inventory, valued at the lower of cost or market on a first in first out basis, is comprised of the following:

	1998	1997
Raw materials	$ 268,010	$ 36,576
Finished goods	2,055,985	62,279
	$ 2,323,995	$ 98,855

  RELATED PARTY TRANSACTIONS

The Company makes loans from time to time to its stockholders and directors. The Company also has received advances for operating expenses from an unconsolidated parent. The amount due to the unconsolidated parent was $26,479 and $25,473 at December 31, 1998 and 1997, respectively. There were no other related party transactions during these periods.

5. PROPERTY AND EQUIPMENT

Property and equipment is stated at cost, which represents historical cost for the Company and fair market value for property and equipment of Essex at the time of acquisition.

	1998	1997
Land	$ 58,502	$ 51,002
Building and improvements	103,609	-
Equipment	966,013	196,751
Vehicles	99,406	96,225
Equipment under capital leases	206,110
Leasehold improvements	47,714	10,782
	1,481,354	354,760
Less: accumulated depreciation and amortization	(115,361)	(71,783)
Property and equipment, net	$ 1,365,993	$ 282,977

Depreciation and amortization expense for the year ended December 31, 1998 and 1997 was $43,578 and $47,629, respectively.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

6. INTANGIBLE ASSETS

The company purchased Essex on May 31, 1996. The excess of the purchase price over the fair value of the assets and liabilities at the date of the purchase was recorded as goodwill, which is being amortized over 40 years.

The Company purchased Hanold on December 30, 1998. The purchase price included $2,608,110 for the customer list of the Schoolstores, which has been adjusted to reflect its estimated future cash flows. The Company expects the value of the customer list to be realized over a period of 5 years and it will be amortized over that period.

The following represents the changes in intangible assets for the years ended December 31, 1998 and 1997:

Deletions/
1998	Beginning	Additions	Amortization	Ending

Goodwill	$ 91,491	$ -	$ (2,382)	$ 89,109
Customer list	-	1,575,944		1,575,944
	$ 91,491	$ 1,575,944	$ (2,382)	$ 1,665,053
1997

Goodwill	$ 93,873	$ -	$ (2,382)	$ 91,491

7. NOTES PAYABLE

	1998	1997

Installment note payable $504 monthly, including interest at 8.0% per annum, until November 1, 2003, collateralized by property and the personal guarantee of an officer of the company.	$24,488	$ 28,718

Installment note payable $389 monthly, including interest at 9.00% per annum, until May 6, 2002, collateralized by 1997 pickup truck.	13,617	16,900

Installment note payable $1,535 monthly, including interest at 11.0% per annum, until December 6, 1999, collateralized by equipment.	19,650	33,766

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

7. NOTES PAYABLE (continued)

	1998	1997

Installment note payable in monthly installments of $471 ($478 through April 1998), including interest at the lender's real estate loan rate (8.5% and 10.0% per annum at December 31, 1998 and 1997, respectively) until April 20, 2000, collateralized by 60 acres in King and Queen County.	7,099	11,896

Installment note payable $1,565 monthly, including interest at 11.00% per annum, until January 28, 2000, collateralized by equipment.	18,106	34,706
Installment note payable $1,604 monthly, including interest at 10.5% per annum until July 30, 2003, collateralized by equipment.	68,484	-
Total amount due	151,444	125,986
Less amounts payable within one year	(62,123)	(43,270)

Amounts payable after one year	$ 89,321	$ 82,716

Essex Industries, Inc, a wholly-owned subsidiary of the Company has a revolving line of credit with Southside Bank, secured by a 10 acre parcel of land, known as the Peach Grove property and a tract of land known as the Gaines property. The balance of the credit line was $41,500 and $23,800 at December 31, 1998 and 1997, respectively. The total credit facility provided is $50,000, and the terms of the credit line require monthly payments of interest and periodic payments of principal. The interest rate was 8.75% at December 31, 1998 and 1997. The credit line may be used for working capital. There were no commitment fees.

There is no priority on outstanding debt since collateral on bank and other debt is all asset specific. The weighted average interest rate of borrowings for the years ended December 31, 1998 and 1997 are 9.7% and 9.6%, respectively. The assets listed as collateral in the above schedule have a net book value of $137,656 and $80,895 at December 31, 1998 and 1997, respectively.

Interest expense for the years ended December 31, 1998 and 1997 was $19,308 and $11,606, respectively.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

7. NOTES PAYABLE (continued)

Maturities of long-term debt are as follow:

1999	$ 62,123
2000	26,486
2001	25,377
2002	23,625
2003	13,833

Total	$ 151,444

8. CAPITAL LEASES

The Company had the following capital leases as of December 31, 1998. Since all capital leases were part of the school stores division of the Company, there was no liability at December 31, 1997.

	1998	1997

Capital lease for computer equipment and components, with 60 monthly payments of $3,465, including imputed interest at 13.141% per annum through December 20, 2001.	$124,734	$ -

Capital lease for computer equipment and components, with 60 monthly payments of $354, including imputed interest at 13.141% per annum through April 20, 2002.	14,154	-

Capital lease for computer equipment and software and components, with 60 monthly payments of $75 including imputed interest at 13.141% per annum through May 20, 2002.	3,082	-

Capital lease for computer equipment and software and components, with 60 monthly payments of $565 including imputed interest at 13.141% per annum through August 20, 2002.	24,864	-

Totals payments under capital leases	166,833	-

Less imputed interest	(30,677)	-

Net present value of future lease payments	$136,156	$ -

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

8. CAPITAL LEASES (continued)

Minimum future lease payments under capital leases are as follows:

1999	$ 53,507
2000	53,507
2001	53,507
2002	6,312

Total	$ 166,833

The net book value of assets under capital lease is $206,110.

9. OTHER EXPENSES

Other income and expense includes adjustments related to differences in the net realizable value of assets acquired from Hanold as of December 31, 1998.

The Company has also included expenses related to failed acquisitions in other income and expense. The amount of these expenses was $50,000 and $107,000 for the years ended December 31, 1998 and 1997, respectively.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

10. SEGMENT REPORTING

The Company's operations are classified into three principal reportable segments that provide different products or services. Separate management of each segment is required because each business unit is subject to different marketing, production, and technology strategies.
December 31, 1998 Reportable Segments

	MERL School Stores	Essex Industries	JULICO, Inc.	MERL Holdings Inc.	Total
External revenue	$ -	$ 1,223,098	$ -	$ -	$ 1,223,098
Intersegment revenue	-	-	-	-	-
Interest expense	-	19,308	-	-	19,308
Depreciation and					-
amortization	-	46,140	1,000	-	47,140
Profit (loss)	(4,377,065)	28,214	(4,046)	(39,137)	(4,392,034)
Assets	5,458,695	627,553	4,596	34,027	6,124,869
Expenditures for long-
lived assets	2,519,885	109,363	-	-	2,629,248

December 31, 1997 Reportable Segments

		Essex Industries	JULICO, Inc.	MERL Holdings Inc.	Total
External revenue		$ 947,348	$ -	$ -	$ 947,348
Intersegment revenue		-	-	-	-
Interest expense		11,606	-	-	11,606
Depreciation and					-
amortization		50,011	-	-	50,011
Profit (loss)		22,978	(27,009)	(84,990)	(89,021)
Assets		570,843	5,270	23,164	599,277
Expenditures for long-
lived assets		51,013	5,000	-	56,013

11. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and trade accounts receivables. The Company places its temporary cash investments with financial institutions and limits the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the number of customers comprising the customer

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

11. CONCENTRATION OF CREDIT RISK (continued)

base and their dispersion across different industries and geographic areas. The company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. No single customer accounted for more than 10% of the total revenues of the Company. As of December 31, 1998 and 1997, the Company had no significant concentrations of credit risk.

12. OPERATING LEASES AND MANAGEMENT CONTRACTS

Essex leases land, a planing mill, and planing and other production equipment on a month to month basis. The current rental is $2,500 per month.

The Company acquired a retail division through an Asset Purchase agreement on December 30, 1998 which will operate four retail stores in Texas as well as 24 stores on private and public school campuses in Pennsylvania, New York, New Jersey, Washington DC, and Delaware. As of December 31, 1998, the retail stores in Texas were operated under leases arranged by Hanold Schoolwear, Inc. and in effect the Company was a tenant at will in each of these stores. The other 24 stores operate under contracts with each school to receive commissions from the sale of merchandise in lieu of rent. Subsequent to December 31, 1998, the Company eliminated four and acquired two retail locations.

There were no required future minimum lease payments since the company did not obtain leases in its name until after December 31, 1998. Rent expense for the years ended December 31, 1998 and 1997 was $30,202 and $40,485, respectively.

13. INCOME TAXES

Provision for Income Taxes

The provision for income taxes consists of the following:

	1998	1997

Current tax expense (benefit)	$ (18,870)	$(31,026)
Deferred tax expense	(536,001)	9,537
	$ (554,871)	$(21,489)

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

13. INCOME TAXES (continued)

Reconciliation of Statutory Rate to the Effective Rate

A reconciliation of income tax at the statutory rate to the Company's effective rate is as follows:

	1998	%age	1997	%age

Computed at the expected statutory rate	$ (742,036)	15.00%	$ (16,820)	15.00%
State income tax-net of federal tax benefit	(158,328)	3.20%	(5,147)	4.59%
Amortization of goodwill	(595)	0.01%	(595)	0.53%
Tax depreciation	(5,501)	0.11%	(6,217)	5.54%
50% Meals & Entertainment	15	0.00%	-	0.00%
Loss on Aquisition	733,586	-15.00%	-	0.00%
Penalties	45	0.00%	-	0.00%
Deferred Federal Income Tax Provision	(382,461)	7.73%	6,812	-6.08%
Keyman Life Insurance	404	-0.01%	479	-0.43%
	$ (554,871)	11.04%	$ (21,489)	19.15%

Disclosure of Tax Effects of Temporary Differences

The following temporary differences gave rise to the deferred tax liability at December 31, 1998 and 1997:

	1998	1997

Excess of tax over financial accounting
depreciation	$ 98,611	$ 61,934
Excess of tax over financial accounting
amortization of goodwill	9,917	5,948
Net operating loss	(145,100)	-
Purchase price adjustment	2,445,288	-

	$ 2,408,716	$ 67,882

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

13. INCOME TAXES (continued)

Disclosure of Components of Non-Current Deferred Tax Asset and Liability

Significant components of the deferred tax assets and liabilities follow:

	Federal	State	Total
December 31, 1998
Deferred tax liability:
Depreciation	$ 14,792	$ 5,917	$ 20,709
Amortization of goodwill	1,488	595	2,083
Net deferred tax liability	16,280	6,512	22,792

Deferred tax asset:
Net Operating Loss	21,765	9,262	31,027
Loss on Acquisition	733,586	146,717	880,303
Valuation Allowance	(366,792)	-	(366,792)
Net deferred tax asset	388,559	155,979	544,538

Net Deferred Tax Asset	$ 372,279	$ 149,467	$ 521,746

December 31, 1997
Deferred tax liability:
Depreciation	$ 9,290	$ 3,716	$ 13,006
Amortization of goodwill	892	357	1,249
Net deferred tax liability	$ 10,182	$ 4,073	$ 14,255

The portion of the federal deferred tax asset attributable to the net operating loss of $21,765 will expire in the tax year ending December 31, 2013. The valuation allowance represents a provision for uncertainty as to the realization of the deferred tax asset pertaining to the $733,586 loss on acquisition. The Company has concluded that approximately $366,793 of loss on acquisition will be allocated to goodwill and other non-current intangible assets. The expected timing of the reversal attributable to the this deferred tax asset will be ratably over fifteen years, fully reversing in the tax year ending December 31, 2013.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

14. PENSION LIABILITY TO FORMER OWNER

The Company assumed a liability for a pension agreement between Hanold and the previous owner. The actual outstanding liability is $350,000 payable in installments of $8,333 per month through December 31, 2000 and in quarterly installments of $7,500 through December 31, 2005. The obligation would terminate early at the death of the retiree. The obligation is recorded at its net present value, discounted at 10%.

15. EARNINGS PER SHARE

The following data shows the amounts used in computing basic and fully diluted earnings per share and the effect on income and weighted average number of shares of dilutive potential common stock.

	1998	1997

Net income (loss)	$(4,392,034)	$ (89,021)
Less: preferred dividends	(3,815)	-

Income (loss) available to common stockholders	(4,395,849)	(89,021)
Add back preferred dividends	3,815	-
Income (loss) available to common stockholders
after assumed conversions of dilutive shares	$(4,392,034)	$ (89,021)

Weighted average number of shares used in
basic earnings per share	7,865,000	7,856,630
Effect of dilutive securities- convertible
preferred stock	7,630	-
Weighted average number of shares used in
fully diluted earnings per share	7,872,630	7,856,630

The following transaction occurred after December 31, 1998, which had it taken place during 1998 would have changed the number of shares used in the calculation of earnings per share. Subsequent to December 31, 1998, the Company issued to the Chairman of the Company 1,750,000 shares of common stock as compensation for services for the years ended December 31, 1994 through 1998.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

16. COMPANY'S COMMON STOCK

The Company's common stock, no par value, is traded on the OTC BB under the symbol "MRLE". There have been no cash dividends for shares of the Company's common stock paid to date.

17. COMMITMENTS AND CONTINGENCIES

Litigation

The Company is a defendant in a lawsuit filed by the Seller in an Asset Purchase Agreement, seeking recovery of $200,000 as liquidated damages under the terms of the Asset Purchase Agreement. The Company's retained counsel has advised that the matter can be settled for $50,000, which has been accrued by the Company in its financial statement for 1998. If the settlement offer is not accepted and the case goes to trial, the amount of the ultimate loss to the Company, if any, may equal the amount of the liquidated damages sought by the plaintiff.

The Company is a defendant in a lawsuit filed by the Seller and certain other persons associated with the Seller under an Asset Purchase Agreement seeking recovery of certain assets and recovery of unspecified damages for wrongful conduct of the Company. The Company believes that the suit is completely without merit and intends to vigorously defend its position and the Company has not established a reserve. In addition, the Company has brought a counterclaim for $1.6 million against the Plaintiffs for the damages suffered by reason of fraud and breach of contract.

The Company is a defendant in a lawsuit which arose from a dispute as to the amount owed to Educational Sales Company (ESC), the plaintiff and a supplier of textbooks, and the amount of the liability assumed, if any, by the Company under an Asset Purchase Agreement. Although the Company believes that the allegations in this suit against the Company are without merit and intends to vigorously defend its position, the Company has established a contingency reserve for litigation of $788,299 in the accompanying financial statement for 1998.

The Company is a defendant in a lawsuit by a creditor of the Seller in the Asset Purchase Agreement dated December 30, 1998. The suit asks recovery of the amount alleged to be owing, plus interest and costs. At this stage, counsel has been engaged to represent the Company's interest in this action and the probable outcome of this action, while undetermined, does not appear overwhelming favorable. Accordingly, a provision for loss in an amount equal to the full amount being sought has been accrued in the accompanying financial statement for 1998.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

17. COMMITMENTS AND CONTINGENCIES (continued)

Litigation (continued)

The Company is a defendant in a lawsuit by a creditor of the Seller in the Asset Purchase Agreement dated December 30, 1998. The suit asks of recovery of $110,467.69, plus interest. At this stage, counsel has not been engaged to represent the Company in this action and the probable outcome of this action, while undetermined, does not appear favorable. Accordingly, a provision for loss of $110,000 has been accrued in the accompanying financial statement for 1998.

The Company is a party defendant to an arbitration proceeding commenced by the Sellers in the Asset Purchase Agreement dated December 30, 1998, alleging breach by the Company of certain obligations in the Asset Purchase Agreement. A preliminary hearing has been held and an order entered setting a schedule for the hearing of this matter in late January 2000 and, in the interim, permitting management to operate the Company in the usual course, but may not pay any special dividends or make any loans to its officers or directors or otherwise dispose of its assets without notification, and the shares of preferred stock issued by the Company to the Buyers shall not be transferred by the Buyers to any person or entity. The parties are to split the costs incurred in the arbitration proceeding. The Company believes that such proceedings and allegations are completely and utterly without substance or merit and intends to vigorously defend its position.

Other

The Company loaned to the Chairman all the stock of Essex. This stock was delivered to attorneys representing an employee to secure a note for $750,000 made by the Chairman in favor of the employee to complete the purchase by the Chairman of 125,000 shares of MERL stock for his own account. This occurred on June 24, 1998. However, The employee failed to deliver the MERL stock, and the Chairman considered the transaction null and void. In November 1999 the employee filed notice of default on the promissory note and made demand for a first payment of $31,250. The employee has still not surrendered the MERL stock, and the Chairman has no interest, at this time, in completing any such transaction. Accordingly the Chairman and the Company filed suit in December 1999 to rescind the transaction, declare the stock purchase contract null and void, and to have the Essex stock returned to the Company.

MERL HOLDINGS INC.COM

Notes to Consolidated Financial Statements

18. SUBSEQUENT EVENTS

In April of 1999, the Company incorporated Merl School Stores, Inc. to operate the division established as a result of the acquisition of certain assets and scheduled liabilities of December 30, 1998 from Hanold.

In June 1999, the Company incorporated JULICO, Inc. which acquired the division, Johnson Universal Life Insurance Company.

In June 1999, the Company incorporated First Access Partners, Inc. to operate the credit card division FirstAccess PartnersSM.

No person has been authorized to give any information or to make any representations in connection with this Prospectus other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities or in any state in which such offer or solicitation is unlawful.

Until___________, 2000, all dealers effecting transactions in Preferred Stock or Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,500,000 Shares of Preferred Stock 1,000,000 Warrants of Common Stock MERL HOLDINGS INC.COM
TABLE OF CONTENTS	PROSPECTUS

Preliminary Prospectus ........................

Preliminary Prospectus Summary ............

Summary of Financial Data ...................

Risk Factors .....................................

Use of Proceeds .................................

Dividend Policy .................................

Dilution by Current Shareholders ..............

Capitalization ....................................

Management's Discussion ......................

Essex Industries, Inc .............................

Johnson's Universal Life Insurance ..........

The Business .....................................

Description of FirstAccess ......................

Management .....................................

Principal Shareholders .........................

Description of Capital Stock ..................

Plan of Distribution ..............................

Legal Matters ....................................

Federal Tax Matters .............................

Financial Statements ............................

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

MERL Holdings Inc.Com is incorporated in Tennessee. Under Section 48-18-591 of the Tennessee Code Annotated, a Tennessee corporation may indemnify a director or officer made party to a proceeding if the director or officer conducted himself in good faith and reasonably believed that his conduct was in the best interest of or not opposed to the best interest of the corporation. In a criminal proceeding, a Tennessee corporation may indemnify a director or officer if the director or officer had no reason to believe that his conduct was unlawful. Indemnification is mandatory if a director or officer is successful in his defense of an action, whether civil or criminal. Indemnification of a director is prohibited under Tennessee law if the director is adjudged liable to the corporation in a proceeding by the corporation against the director.

Paragraph 10 of the Company's Charter provides for indemnification of directors in accordance with Tennessee law. Reference is made to the Company's Charter, filed as Exhibit 2.0 hereto.

Article IX of the Company's By-Laws also provides for indemnification of officers, directors, employees and agents as authorized by the Tennessee Business Corporation Act. Article IX of the Company's By-Laws also permits the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. Reference is made to the Company's By-Laws, filed as Exhibit 2.2 hereto.

At the time of this filing, we have not entered into individual indemnity agreements with our officers and directors. However, this is anticipated and the effect of the foregoing will be to require the Registrant to indemnify the officers and directors of the Registrant for any claim arising against such person in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF INSURANCE AND DISTRIBUTION

The following table sets forth the estimated expenses payable by the Company in connection with the issuance and distribution of the securities being registered pursuant to this Registration Statement. All expenses will be borne by the Company.
SEC Registration Fee
NASD Registration Fee
Printing Expenses (including stock certificates)
Accounting Fees and Expenses
Legal Fees and Expenses
Blue Sky Fees and Expenses
Miscellaneous
Travel and Due Diligence Meeting Expenses
Total Estimated Expenses

  The forgoing expenses, except for the SEC and NASD fees, are estimated.
  ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Unregistered Securities Sold

The following table sets out, for all sales within the three years last preceding this Registration Statement by the Registrant of its securities without registration under the Securities Act of 1933, (i) the date, title and amount of securities sold (ii) names of underwriters, if any (iii) the persons to whom the securities were sold (iv) the consideration paid for the securities, whether cash or non-cash and (v) the exemption under the Securities Act of 1933 relief on:

Name of Purchaser	Ed Johnson	Bankers Capital	Johnson's Universal Life Insurance Company	Hanold Holding Corporation
Securities
Class of Stock	Common	Common	Common	Preferred
Dates Acquired	4/99	2/17/97	6/97	12/30/99
Amount	1,750,000	65,000	2,135,000	696,000
Consideration	For Services	For Services	For Stock	For Stock
Exemption Claimed	Section 4 (2)	Section 4 (2)	Section 4 (2)	Section 4 (2)

All investors had the opportunity to ask questions and receive answers from all of our officers, directors and employees. In addition, they had access to review all of our corporate records and material contracts and agreements.

ITEM 28. UNDERTAKINGS

(a) Rule 415 Prospectus

The undersigned Registrant will:

  File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

  Include any prospectus required by section 10(a)(3) of the Securities Act;

  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Prospectus range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Prospectus price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and;

  Include any additional or charged material information on the plan of distribution.

  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Prospectus of the securities at that time to be the initial bona fide Prospectus.

  File a post-effective amendment to remove from registration any of the Securities that remain unsold at the end of the Prospectus.

Request for acceleration of effective date.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART III-EXHIBITS

Index to Exhibits
Exhibit Number	Description
1.1 1.2 2.1 2.2 3.1 4.1 4.2 5.1 5.2 6.1 6.2 7.1 8.1 9.1

Articles of Incorporation

By-Laws of MERL Holdings Inc.Com

Specimen Stock Certificates (Common) attached to hard copy

Specimen Stock Certificates (Preferred) attached to hard copy

Warrants*

Articles of Incorporation of MERL School Stores

By-laws of MERL School Stores

Articles of Incorporation of FirstAccess Partners, Inc.

By-laws of FirstAccess Partners, Inc.

Articles of Incorporation of JULICO Inc.

By-laws of JULICO Inc.

Draft Escrow Agreement*

Consent of CPA - Mitchell & Titus, LLC

Legal Opinion of Kruse, Landa & Maycock, LLC*

* to be filed by amendment

EXHIBIT 1.1

CHARTER

OF

MERL INDUSTRIES OF TENNESSEE, INC.

The undersigned person (s) under the Tennessee Business Corporation Act adopt (s) the following charter for the above listed corporation:

1. The name of the corporation is Merl Industries of Tennessee, Inc.

2. The corporation is authorized to issue 100,000,000 common shares and 5,000,000 preferred shares, and the common shares collectively shall have unlimited voting rights and the right to receive the net assets of the corporation upon dissolution.

3. The street address and zip code of the corporation's initial registered office are:

107 Professional Building

110 North Mathis Drive

Dickson, Tennessee 37055

4. The corporation's initial registered office is located in Dickson County, Tennessee.

5. The name of the corporation's initial registered agent at its initial registered office is Barney B. Regen.

6. The name (s), address (es), and zip code(s) of the incorporator(s) are:

Barney B. Regen

107 Professional Building

110 North Mathis Drive

Dickson, Tennessee 37055

7. The street address and zip code of the principal office of the corporation are;

107 Professional Building

110 North Mathis Drive

Dickson, Tennessee 37055

8. The corporation is for profit.

9. The name (s) and address (es) of the corporation's initial director (s) are:

Ed Johnson

11505 Lake Potomac Drive

Potomac, Maryland 20854

Gwendolyn Carol Johnson

11505 Lake Potomac Drive

Potomac, Maryland 20854

10. No director shall be personally liable to the corporation or its shareholders for monetary damages resulting from breach of fiduciary duty as a director, except as otherwise provided in subparagraphs (A), (B), and (C) of T.C.A. 48-12-102 (b)(3).

April 29, 1994____________

Signature Date

-

Barney B. Regan, Incorporator

ARTICLES OF AMENDMENT TO THE CHARTER

CORPORATE CONTROL NUMBER (IF KNOWN) 0278827___________________________________

PURSUANT TO THE PROVISIONS OF SECTION 48--20--106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER:

PLEASE MARK THE BLOCK THAT APPLIES:

X AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE

__ AMENDMENT IS TO BE EFFECTIVE, _____________________________________________

MONTH DAY YEAR

(NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING.

  PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS ON THE RECORD.

  MERL INDUSTRIES OF TENNESSEE, INC.______________________________________________________

  IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW:

  MERL HOLDINGS, INC.COM_________________________________________________________
  PLEASE INSERT ANY CHANGES THAT APPLY:
  PRINCIPAL ADDRESS: (street)_____________________________________________________

(city) (state) (zip code)

B. REGISTERED AGENT:_____________________________________________________________

C. REGISTERES ADDRESS: (street)______________________________________________________

______________________________________TN_____________________________________________

(city) (state) (zip code) (county)

D. OTHER CHANGES:

  THE CORPORATION IS FOR PROFIT.

4. THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF

ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS

FOLLOWS:

  THE AMENDMENT WAS DULY ADOPTED ON March_____________1_________________1999___________BY:

MONTH DAY YEAR

(NOTE: PLEASE MARK ALL THAT APPLIES)

___ THE INCOPORATORS.

___ THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT REQUIRED.

X THE SHAREHOLDERS

Attorney for Coporation ___________________________________

SIGNER'S CAPACITY SIGNATURE

____________________________________

NAME OF SIGNER (TYPED OR PRINTED)

EXHIBIT 1.2

By-laws of Merl Industries of

Tennessee, Inc.

BYLAWS

OF

MERL INDUSTRIES OF TENNESSEE, INC.

ARTICLE I

NAME

The business of the corporation shall be conducted using the name Merl Industries of Tennessee, Inc., or such other name or names as the board of directors may from time to time authorize.

ARTICLE II

PRINCIPAL OFFICE

The principal office of the corporation shall be at such place as the board of directors may from time to time specify; and in the absence of action by the board of directors, the principal office shall be maintained at the address designated in the charter. The corporation shall have such other offices as the business of the corporation may require.

ARTICLE III

STOCKHOLDERS

Section 1. Annual Meetings. Annual meetings of the stockholders shall be held within thirty (30) days of the last day of the fiscal year of the corporation, at a date set by a majority of the board of directors, or if the directors take no action, such meetings shall be held on the last day of the fiscal year of the corporation, if not a legal holiday, and if a legal holiday, then on the next preceding day which is not a legal holiday, at 10:00 a.m. Central Standard Time for the election of directors. Any other proper business may be transacted at the annual meeting. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient. A majority of shares of stock represented at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting.

Section 2. Special Meetings. Special meetings of the stockholders may be called by a majority of the board of directors or by the president or the chairman of the board of directors, or at the request in writing of stockholders owning fifty percent (50%) or more of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. The holders of a majority of the stock issued and outstanding, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum at any special stockholders' meeting, except as may otherwise be provided by the Tennessee Business Corporation Act or by the certificate of incorporation.

Section 3. Notice - Annual and Special Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the Tennessee Business Corporation Act, the written notice of any annual or special meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 4. Waiver of Notice - Annual and Special Meetings. Whenever notice is required to be given under any provision of the Tennessee Business Corporation Act or the certificate of incorporation or by these bylaws for an annual or special meeting, written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall bedeemed equivalent to notice. Attendance of the person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objection, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Vote Required - Annual and Special Meetings. The vote of the holders of a majority of the stock represented at any annual or special meeting, either in person or by proxy, and entitled to vote thereat, shall decide any question brought before such meeting unless such question is one upon which, by express provision of the Tennessee Business Corporation Act or the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 6. Consent of Stockholders in Lieu of Meeting - Annual and Special Meetings. When the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the Tennessee Business Corporation Act, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken. If the stockholders or persons holding that portion of the stock necessary to approve the action taken at the meeting affix their signatures to the last page of the minutes of the meeting as the same appear in the minute book of the corporation, it shall be conclusively presumed from the execution of the minutes that the meeting of the stockholders was a duly constituted meeting, that the person or persons signing same were present for the purpose of conducting the business transacted, and that the resolutions and other matters set forth in said minutes are duly binding upon the corporation as a regular action of the stockholders until further or other action by said stockholders.

Section 7. Proxies - Annual and Special Meetings. Unless otherwise provided in the certificate of incorporation and subject to the provisions of Article III, Section 10 of these bylaws, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock entitled to vote held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting, may authorize another person or persons to act for him in writing by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period.

Section 8. List of Stockholders - Annual and Special Meetings. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of the stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place without the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 9. Place - Annual and Special Meetings. Any annual or special meeting of the stockholders shall be held at such place, either within or without the State of Tennessee, as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

Section 10. Fixing Date for Determination of Stockholders of Record - Annual and Special Meetings.

(a) In order that the corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from corporation action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights with respect to any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than forty (40) nor less than ten (10) days before the date of such meeting, nor more than forty (40) days prior to any other action.

(b) If no record date is fixed:

(1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the fourth day next preceding the day on which the meeting is held, or, if notice is waived, at the close of business on the eleventh day next preceding the day on which the meeting is held.

(2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(3) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

ARTICLE IV

DIRECTORS

Section 1. Management. The business of the corporation shall be managed by a board of directors except as may be otherwise provided by law or in the certificate of incorporation or in these bylaws. Directors need not be stockholders.

Section 2. Number of Directors. The number of directors which shall constitute the whole board of directors shall be not more than seven (7) and not less than three (3); provided, however, that if the number of stockholders is less than three (3), then the number of directors may be less than three (3) but not less than the number of stockholders.

Section 3. Selection and Term of Office. Each director shall be elected at the annual meeting of the stockholders of the corporation and shall hold office for a term of one (1) year, or until his successor is elected and qualified, or until his earlier resignation or removal. Such directors shall be elected by a plurality of the votes cast in the election.

Section 4. Resignation. Any director may resign at any time upon written notice to the corporation.

Section 5. Directors' Meetings.

(a) Quorum and Vote. A majority of the total number of directors shall constitute a quorum for the transaction of business of the corporation. The vote of the majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the certificate of incorporation or these bylaws require a greater number.

(b) Notice - Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

(c) Notice - Special Meetings. Special meetings of the board of directors may be called by the chairman of the board of directors or by the president on ten- (10) days' notice to each director. When a meeting of the board of directors is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the board of directors may transact any business which might have been transacted at the original meeting.

(d) Waiver of Notice. Whenever notice is required to be given under any provision of the Tennessee Business Corporation Act or the certificate of incorporation or these bylaws, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a regular or special meeting of the board of directors shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or by these bylaws. Those directors who have signed the minutes approving same as set out in the minute book shall be conclusively presumed to have been present at the meeting and to have voted affirmatively on all nominations and resolutions as the same shall appear in the minutes of the meeting.

Section 6. Vacancies and Newly Created Directorships. Unless otherwise provided in the certificate of incorporation or in the Tennessee Business Corporation Act, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office although less than a quorum, or by a sole remaining director. Unless otherwise provided in the certificate of incorporation or in these bylaws, when one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereof to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this article.

Section 7. Reliance Upon Books and Records. A member of the board of directors, or a member of any committee designated by the board of directors, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of accounts or reports made to the corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the board of directors, or by any such committee, or in relying in good faith upon other records of the corporation.

Section 8. Executive Committee. If established by a majority of the whole board of directors, there may be established an executive committee of the board of directors which, subject to any specific directions or restrictions which shall have been given by the board of directors, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation. The executive committee shall consist of at least two (2) directors of the corporation. The chairman of the executive committee shall be elected by the board of directors. The presence of a majority of the members of the executive committee shall constitute a quorum of that committee, and the affirmative vote of a majority of the members present at a meeting at which a quorum is present shall be necessary for the adoption by the committee of any resolution. The executive committee shall report its acts and proceedings to the board of directors at each regular meeting of the board and at such other time or times as the board of directors shall request. The executive committee shall elect one of its members secretary of that committee. The secretary shall record all proceedings at the meeting of the executive committee in a book kept for that purpose which shall be the property of the corporation. In the absence of the secretary from any meeting of the executive committee, a temporary secretary shall be chosen and shall so record the proceedings of such meeting. The executive committee shall fix its own rules or procedures and shall meet at such times and at such places as may be provided by such rules or by call of its chairman.

Section 9. Consent of Directors in Lieu of Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or any committee thereof, may be taken without a meeting if a majority of the members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the board or committee.

Section 10. Place of Meeting. Unless otherwise restricted by the certificate of incorporation or by these bylaws, the board of directors or any committee may hold its meetings outside the State of Tennessee.

Section 11. Compensation of Directors and Members of Committees. The board of directors is authorized to reimburse the directors for their expenses, if any, of attendance at each meeting of the board of directors. In addition, the stockholders, by majority vote, are authorized to make provision for reasonable compensation of the board of directors for their services as directors and to fix the basis and conditions upon which this compensation may be paid. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings. Said compensation for committee meetings shall be set as hereinbefore stated for the board of directors.

Section 12. Other Committees of the Board of Directors. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. Any such committee, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation.

ARTICLE V

OFFICERS AND AGENTS

Section 1. General. The corporation shall have a chairman of the board of directors, a president, a vice president, a secretary, and a treasurer, all of whom shall be chosen by the directors, and such other officers as may be deemed necessary by the board of directors. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. The corporation may have such other officers and agents as are desired, each of whom shall be chosen by the board of directors and hold his office for such term and have such authority and duties as shall be determined by the board of directors. Any number of offices may be held by the same person unless the certificate of incorporation or these bylaws otherwise provide, except that the president shall not simultaneously hold the office of secretary.

Section 2. Resignation. Any officer may resign at anytime upon written notice to the corporation.

Section 3. Fidelity Bond, Salaries. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise. The board of directors may by majority vote authorize a salary to be paid to individual officers. Any contract of employment with such officer which has been authorized by a majority vote of the board of directors may provide for tenure and set salaries, among other provisions.

Section 4. Vacancy. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise shall be filled by the board of directors at a regular or special meeting of the board of directors.

Section 5. President. The president shall, subject to the direction and under the supervision of the board of directors, be the chief executive officer of the corporation, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall preside at all directors' and stockholders ' meetings.

Section 6. Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president, or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election if one has been elected, shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 7. Secretary and Assistant Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose, which is the property of the corporation, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall serve. He, or an assistant secretary, shall have authority to attest by his signature, or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to attest by his signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, or if there be no such determination, then in the order of their election, shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 8. Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. Either the president or the secretary may be elected treasurer. The treasurer shall disburse the funds of the corporation as ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. An assistant treasurer may be chosen to fulfill the duties and have the powers of the treasurer.

Section 9. Compensation and Dividends. No officer or other employee, or any person shall receive any compensation or salary for services, except as may from time to time be authorized by the directors. However, it is expressly understood that the authorization by the directors may be by either formal or informal action, and the compensation for an officer or other employee shall be a valid and subsisting debt of the corporation if, at such time as the failure to record same in the minutes is called to the attention of the directors, they file no written objection to the compensation within thirty (30) days thereafter. After the expiration of seventy-five (75) days following the end of each fiscal year, it shall be presumed that all payments to officers and employees designated on the tax return as compensation or salary was duly authorized by the board of directors in the absence of any showing of fraud or other wrongdoing on the part of such officer or employee. If any officer or other employee of the corporation uses or takes any property of the corporation for his own personal use or for the personal use of a member of his family, the fair market value of such property or the use of such property, as the case may be, shall be deemed additional compensation from the corporation to such person unless the board of directors, within seventy-five (75) days from the date that such use was called to its attention, elects to either declare the fair market value of such property or the use of same by the officer or other employee as a dividend or charge such person with repayment of the equivalent in cash to the corporation. The fair market value of such property or the use of same, as the case may be, shall be treated as compensation to such officer or other employee as of the date such use is called to the attention of the board of directors, unless the board of directors by formal action elects to treat same otherwise or charge such person with repayment. No dividend shall be paid by the corporation except after formal action by the board of directors recorded in the minutes of the corporation.

Section 10. Excessive Compensation. Any officer shall be elected upon the implied condition that such officer, for himself, his legal representatives, his heirs, and his assigns, shall be absolutely obligated to repay to the corporation such amount or amounts paid to him as compensation pursuant to the provisions of Section 9, or other payments to him such as bonus, interest, rent, or entertainment expense, which does not constitute a reasonable salary under the provisions of Section 162(a)(l) of the Internal Revenue Code and/or which shall be disallowed in whole or in part as a deductible expense of the corporation. If a determination, as that term is defined in Section 1313 of the Internal Revenue Code of 1954, is made against the corporation disallowing any part of the corporation's deduction of the officer's salary or compensation or other aforementioned payments as a trade or business expense, then such amount shall be repaid to the corporation by the officer or his estate. The repayment must be made within thirty (30) days from the date of such determination and shall bear interest at the rate of ten percent (10%) per annum from the date that the officer received the payment from the corporation to the date of repayment. The repayment may be made in the form of a promissory note payable on or before one (1) year from the date thereof. It shall be the duty of the directors, as a board, to enforce payment of each amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

Section 11. Termination - Miscellaneous. If the services of an officer of the corporation are duly terminated, the officer shall be entitled to only that salary or compensation which has accrued up to the date of such termination. After termination the officer shall continue to be liable for any indebtedness to the corporation, including that which may arise under the provisions of this article.

ARTICLE VI

REMOVALS

Section 1. Removal of Director. The board of directors may, at any meeting called for that purpose, by vote of a majority, remove any director from office, with or without cause.

Section 2. Removal of Officer or Agent. The board of directors may, at any meeting called for that purpose, by vote of a majority, remove from office any officer or agent of the corporation or any member of any committee appointed by the board of directors or by any officer or agent of the corporation.

ARTICLE VII

STOCK

Section 1. Issuance of Certificates. Every holder of stock in the corporation shall be entitled to have a certificate signed on behalf of the corporation by the chairman, the president, or a vice president, and by the treasurer, an assistant treasurer, the secretary, or an assistant secretary, of the corporation certifying the number of shares owned by him in the corporation. Either or both of the signatures upon a certificate may be facsimiles if such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee. In case any officer who has signed or whose signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer on the date of issue.

Section 2. Rights to Purchase Securities. The corporation may grant and issue rights or options in connection with its shares, bonds, or other securities entitling the holders thereof to purchase the same from the corporation.

Section 3. Rights of Corporation. The corporation shall have the right to purchase, take, receive, or otherwise acquire, hold, own, pledge, transfer, or otherwise dispose of, its own shares; and the same shall be done to the extent of unreserved and unrestricted earned surplus available therefor, or to the extent of unreserved and unrestricted capital surplus available therefor, if approved by a majority of the shareholders entitled to vote thereon.

Section 4. Replacement Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen, or destroyed, and the corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VIII

GUARANTEES

The corporation shall have the power to guarantee obligations of any other entity and to secure such guarantees by mortgage, pledge, or otherwise by a vote of a majority of the entire board, unless such power is reserved to the shareholders in the charter.

ARTICLE IX

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES, AGENTS

Section 1. General. The corporation may indemnify any person authorized by the Tennessee Business Corporation Act for the amounts set forth therein and in the manner set forth therein.

Section 2. Insurance. The corporation shall have the power by action of the board of directors to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this article.

ARTICLE X

SALE OF SUBSTANTIALLY ALL ASSETS

When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding and having the right to vote given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, the board of directors may sell, lease, or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as the board of directors shall deem expedient and in the best interest of the corporation.

ARTICLE XI

FISCAL YEAR

The fiscal year of the corporation shall be established by the date designated on the first federal income tax return filed by the corporation.

ARTICLE XII

CORPORATION BOOKS

Except as otherwise provided by law, the books of the corporation may be kept at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

ARTICLE XIII

BANK

The secretary of the corporation shall be authorized to fill out the printed form of resolutions furnished by any state or national bank, provided checks, drafts, and notes are to be signed by at least one (1) officer of the corporation. The secretary shall designate any date as the date of the meeting of the directors approving said printed resolutions and said meeting shall be presumed to have been held whether or not the minutes are inserted in the minute book in writing, provided the secretary insert a copy of the completed form of the printed resolutions of the bank. If checks, drafts, and notes are to be signed by only one (1) officer, and there is to be either no countersignature or the countersignature is to be by an employee other than a duly elected officer, the directors must by formal meeting approve the entries to be filled in on the printed forms of resolutions furnished by banks. The board of directors may authorize any person to enter into any contract, to execute any loan or other instrument, to sign any check, draft, or other orders for the payment of money in the name of and on behalf of the corporation, to negotiate the purchase and sale of property, and to conduct any other business of the corporation, and such authority may be general or confined to specific instances.

ARTICLE XIV

LIEN OF CORPORATION

The corporation shall have a first, lien on all of the shares of its capital stock and upon the dividends declared upon the same for any indebtedness of the respective holders thereof to the corporation.

ARTICLE XV

AMENDMENTS

These bylaws may be altered, amended, or repealed, or new bylaws may be adopted, by a majority of the entire board of directors, unless stockholder approval is required under T.C.A. 48-11-101 et seq.

ARTICLE XVI

TENNESSEE BUSINESS CORPORATION ACT

These bylaws are intended to be in conformity with the requirements of the Tennessee Business Corporation Act. If the Tennessee Business Corporation Act does not allow certain of these bylaws or the charter to control in any given situation, then the applicable provision of said act shall prevail.

Ratified by the board of directors this 3rd day of May, 1994.

DIRECTORS:

_________________________________

Ed Johnson

_________________________________

Gwendolyn Carol Johnson

ATTEST:

_________________________________

Secretary

EXHIBIT 2.1

EXHIBIT 2.2

EXHIBIT 3.1

WARRANT AGREEMENT

October 22, 1996

MERL HOLDINGS INC.COM, a Tennessee corporation (the

"Company"), hereby agrees as follows:

1. Concurrently with the execution of the Warrant Agreement (the "Agreement"), the

Company hereby agrees to provide Warrants pursuant to the conditions set forth in the instant agreement.

2. Subject to and concurrent with the closing of the Offering by the Company of

Three Hundred Twelve Thousand and Five Hundred (312,500) shares of the Company's common stock, the Company will deliver to the purchasers of common stock pursuant to the Offering a Warrant in the form of Exhibit A hereto.

(a) Each Holder of common stock of the Company pursuant to the Regulation A

Offering of 312, 500 (three hundred twelve thousand and five hundred) shares shall be entitled to one share of common stock (without the payment of additional consideration) for each share of stock purchased pursuant to the Offering in the event the Company is not successful in its efforts to acquire the companies designated as the "Target Companies" in the Offering Circular or companies deemed to be comparable to the "Target Companies" prior to 5:00 p.m. December 1, 2000. The foregoing period of time in conjunction with the failure of the Company to successfully acquire additional or comparable companies is deemed to be a condition precedent to the exercise of the Warrant pursuant to the instant agreement. Conversely, in the event the Company is successful in its efforts to acquire the "Target Companies" or comparable companies before 5:00 p.m. on December 1, 2000, the Company will not and shall not provide to the Holder of its common stock one additional share for each share purchased pursuant to the Regulation A Offering.

3. The Company covenants that all shares that may be issued upon the exercise of the

Warrant will, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants that during the period within which the Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of common stock to permit the exercise of the Warrant.

4. Neither the Warrant nor the rights under this Agreement shall be transferable for a period of twelve months after the Closing, except to a transferee under (i), (ii) or (iii) below, and thereafter to any of the following:

(i) a successor by merger or consolidation,

(ii) a purchaser of substantially all of your assets, and

(iii) among your officers, but only if such persons are shareholders of you or of your successor in interest.

The provisions of this Section 4 shall be binding upon any transferee of the Warrant.

5. (a) The provision of this Section 5 shall be binding upon any transferee of the

Warrant and upon each holder of shares of common stock or other Company securities issued upon exercise of the Warrant (the "Shares") until such Shares shall have been sold to the public pursuant to either an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or an exemption from registration established to the satisfaction of the Company. You and each transferee will cause any proposed transferee of the Shares to agree to take and hold the Shares subject to the provisions of this Section 5. As used in the Section 5, the term "Shares" includes any shares of the Company's common stock or other securities issued in respect of the Shares pursuant to any stock split, stock dividend, recapitalization or otherwise. The term "Warrant" includes any warrant or warrants issued in exchange for the original Warrant.

(b) Prior to any proposed transfer of the Warrant of the Shares, the holder thereof shall give written notice to the Company staling such holder's intention to effect such transfer and describing the circumstances of the proposed transfer in sufficient detail, accompanied by either (i) an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, or (ii) a "no action" letter from the staff of the Commission indicating it will not recommend that enforcement action be taken if the proposed transfer is effected without registration. Subject to evidence of compliance with any applicable state securities or "blue sky" law or laws, the Company shall promptly notify the holder in writing that such holder may proceed with its transfer as described, and, if the transfer is of Shares, shall instruct its transfer agent to remove any stop-transfer restrictions, if any, against the Shares when transferred as proposed.

(c) If the Company at any time after the Warrant first becomes exercisable and prior to December 1, 2000 proposes to register any of its securities, either for its own account or the account of security holders, or any registration on a form which does not permit secondary sales, the Company shall, at such time, give written notice of such intention to each holder of Warrants or Shares ("Holder"), and, upon written request of any Holder received by the Company within twenty (20) days after the Company has given such notice, include in such registration (and all related qualifications under state securities laws) all Shares (whether issued or issuable) specified in such written request. If the registration involves any underwriting, the Company shall so advise the Holders in the notice, and the right of each Holder to have its Shares included in the registration shall be conditioned upon such Holder's Shares being included in the underwriting arrangements and with underwriters (selected by the Company) on the same terms as other persons selling common stock or other Company securities to the underwriters. Notwithstanding the foregoing, if the underwriters determine that marketing factors require a limitation of the number of shares to be underwritten, the number of Shares to be registered for the account of all Holders may be limited in proportion to limitations imposed on other holders of commons stock or other Company securities seeking to have their securities included in the registration pursuant to registration rights similar to those conferred upon Holders by this paragraph (c); provided, however, that priority may be given to securities to be sold for the account of the Company.

The allocation shall be made in proportion, as nearly as practicable, to the respective number of shares requested to be included in such registration by each person selling common stock or other company securities to the underwriters, including Holders. Any Holder disapproving of the terms of the underwriting may withdraw therefrom by written notice to the Company, and such Holder's Shares shall be withdrawn from registration.

(d) All expenses of registration and qualification incurred in connection with a registration under paragraph (c) of this Section 5 shall be borne by the Company, except that each Holder whose Shares are being registered shall bear the fees and expenses of its own counsel, if any, and the underwriting commission or discount applicable to its Shares being sold. The Company will keep the Holders participating in a registration advised of the status of the registration and will furnish such number of preliminary and final prospectuses as such Holders may reasonably request; and such Holders will furnish to the Company such information regarding such Holders as may be required in connection with the registration.

(e) The following provision shall apply to any registration effected pursuant to paragraph (c) of this Section 5:

(i) The Company shall indemnify and hold harmless such Holder and each underwriter of the Shares so registered or qualified (including any broker- dealer through whom such securities may be sold) and each person, if any, who controls any such Holder or any such underwriter within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint and several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each Holder and each of the underwriters and each such controlling person, if any, for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arises out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary or final offering statement (or the offering statement or offering circular as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required therein not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder or underwriter expressly for use therein. Promptly after receipt by any Holder or any underwriter or any person controlling such Holder or such underwriter of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder or such underwriter, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Any Holder or any underwriter or any such controlling person shall have the right to employ counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company, which authorization shall be given whenever the party seeking indemnity has been advised by its counsel that one or more legal defenses may be available to it that are not available to the Company or that for other reasons separate representation may be necessary, to avoid a conflict. The Company shall not be liable to indemnify any person for any settlement of any such action effected without the consent of the Company.

(ii) Any Holder will indemnify and hold harmless the Company, each of its directors and each of its officers who have signed the offering statement and each person, if any, who controls the Company within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses of liabilities, joint and several, to which they are or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer or controlling person for any legal and other expenses reasonably incurred by any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the offering statement, in any preliminary or final offering circular (or the offering statement or the final offering statement (or the offering statement as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against any Holder, the Company Will notify such Holder in writing of the commencement thereof, and such Holder shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company, and the payment of legal expenses) insofar as such action shall relate to an alleged liability in respect of which indemnity may be sought against such Holder. The Company and each such director, officer or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of such Holder unless the employment of such counsel has been specifically authorized by such Holder, which authorization shall be given whenever separate representation may be necessary to avoid a conflict. No Holder shall be liable to indemnify any person or any settlement of any such action effected without the consent of such Holder.

(Remainder of this Page Intentionally Left Blank)

(iii) The indemnity provisions of this paragraph (e) shall be in addition to any liability the indemnitor may otherwise have.

Very truly yours,

MERL Industries of Tennessee

Ed Johnson, Chairman

Chief Executive Officer

EXHIBIT A

These securities may not be offered or sold unless at the time of such offer or sale, the person or persons make such offer or sale delivers an

Offering Statement pursuant to Regulation A or a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 forming a part of a registration statement, or post effective amendment thereto, which is effective under said act, or unless in the opinion of counsel to the Corporation, such offer and sale is exempt from the provision of Section 5 of the Act.

WARRANT

For Receipt of Common Stock in

MERL HOLDINGS INC.COM

Exercisable Commencing

December 1,2000

Void After 5:00 p.m. (Eastern Time)

December 1,2004

No.____ WARRANT TO RECEIVE

THIS IS TO CERTIFY, that, for value received, the Holder of this Warrant is entitled to receive, subject to the terms and conditions hereinafter set forth and pursuant to the Warrant Agreement dated October 22, 1996, the following: One share of common stock of MERL Holdings Inc.Com for each share of common stock purchased by the Holder, its heirs, assigns or successors pursuant to the Regulation A Offering. This Warrant shall only be exercisable by the Holder in the event the Company fails to acquire the "Target Companies" or comparable companies prior to December 1, 2000.

1. This Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share), by the presentation and surrender of this Warrant at the principal office of the company (or at such other address as the company may designate by notice in writing to the holder at the address of such holder appearing on the books of the Company). The share or shares of Common Stock shall be deemed to be issued to the holder of this Warrant as the record owner of such shares of Common Stock as of the close of business on the date on which this Warrant shall have been surrendered to the Company. Certificates for the shares of Common Stock shall be delivered by private mail carriers or mailed to the holder promptly after this Warrant has been exercised in full.

2. Nothing contain in this Warrant shall be construed to confer on holder of this Warrant, any of the rights of a shareholder of the Company.

3. The Company will not issue certificate representing fractions or shares of Common Stock upon the exercise of this Warrant, but shall make cash payment for any fractional share based on the closing bid price in the over-the-counter market or the closing market price of any other exchange the Common Stock of the Company is traded. All calculations made under this Section 3 and under Section 5 shall be made to the nearest cent or shares, as the case may be.

4. This Warrant is exchangeable, upon its surrender by the holder at the principal office of the Company for new warrants (containing the same terms as this Warrant) each representing the right to receive such number of shares of Common Stock as shall be designated by the holder at the time of such surrender (but not exceeding in the aggregate the remaining number of shares of Common Stock which may be received hereunder).

5. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of a bond of indemnity satisfactory to the Company (or in the case of mutilation, upon surrender of this Warrant), the Company will issue to the holder a replacement warrant containing the same terms as this Warrant. As used herein, "Warrant" shall include all new warrants issued in exchange for or replacement of this Warrant.

6. If the Company shall pay a dividend in share of its Common Shares, subdivide (split) its outstanding shares of Common Stock, issue by reclassification of its shares of Common Stock any shares or the securities of the Company, or distribute to the holder of Common Stock any securities of the Company or of another entity, the number shares of Common Stock or the securities the holder thereof is entitled to receive pursuant to this Warrant immediately prior thereto shall be adjusted so that the holder shall be entitled to receive upon exercise the number of shares of Common Stock he, she or it would have owned or would have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event. An adjustment will only be made where an increase or decrease of 1% (one percent) in such number and provide further, however, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustments. An adjustment made pursuant to this Section 6 shall become effective immediately after the record date in the case of the stock dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

7. If the Company is merged or consolidated with or into another corporation or if all or substantially all of its assets are conveyed to another corporation or if all or substantially all of its assets are conveyed to another corporation this Warrant shall thereafter be exercisable for the receipt of the kind and number of shares of stock or other securities or property, if any, receivable upon such consolidation, merger or conveyance by a holder of the number of shares of Common Stock of the Company which could have been purchased on the exercise of this Warrant immediately prior to such consolidation, merger or conveyance. In any such case, appropriate adjustments, as determined by the Board of Directors shall be made in the application of the provision herein set forth with respect to the rights and interest thereafter of the holder of his Warrant.

8. If at any time:

(a) The company shall declare a dividend or other distribution on its Common Stock payable otherwise that in cash at the same rate as the immediately preceding regular dividend or in Common Stock;

(b) The Company shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights;

(c) There shall be any plan or agreement of reorganization, or reclassification other capital stock of the company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to another corporation; or

(d) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall give to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, at least 10 (ten days) prior to the applicable record date or dates, a written notice summarizing such action or event and staling the record date or dates for any such dividend or rights (or if a record is not to be taken, the date or dates as of which the holders of Common Stock of record to be entitled to such dividend or rights are to be determined), the date on which any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up is expected the holder of Common Stock of record shall be entitled to effect any exchange of their shares of Common Stock of securities or other property deliverable upon any such reorganization, reclassification, consolidation, merger, sales of assets, dissolution, liquidation or winding up.

9. All covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

10. Notice or demands pursuant to this Warrant to be given or made by the Holder to or the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company as follows:

Address

11. Notice to the Holder provided for in this Warrant shall be deemed given or made by the Corporation if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder at his last known address as it shall appear on the books of the Company.

12. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on the 22nd day of October, 1996.

Corporate Seal

EXHIBIT 4.1

ARTICLES OF INCORPORATION

OF

MERL School Stores, Inc.

The undersigned incorporator hereby adopts the following articles of incorporation for the purpose of forming a corporation (the "corporation") under the Wisconsin Business Corporation Law, chapter 180 of the Wisconsin Statutes ("chapter 180").

ARTICLE 1

Name

The name of the corporation is MERL School Stores, Inc.

ARTICLE 2

Purposes and Powers

Section 2.01. Purposes. The purposes for which the corporation is formed is to provide educational supplies and other materials and services to students and their families

Section 2.02. Powers. The corporation shall have, exercise, and enjoy all of the general rights, privileges, and powers granted to corporations by chapter 180 and by the common law.

ARTICLE 3

Shares of Stock

Section 3.01. Number. The aggregate number of shares that the corporation shall have authority to issue is 9,000 shares.

Section 3.02. Common Stock. The corporation's authorized shares shall consist of one class only and shall be designated as common stock ("common stock"). Each share of common stock shall have a par value of $ .

(a) Voting Rights. Except as otherwise provided in chapter 180, each outstanding share of common stock is entitled to one vote on each matter voted on at a shareholders' meeting.

Section 3.03. Issuance and Consideration. The common stock may be issued for such consideration as may be fixed from time to time by the corporation's shareholders.

Section 3.04. Dividends. The board of directors shall have the power to declare and pay dividends on the outstanding shares of common stock to the extent permitted by chapter 180.

Section 3.05. Preemptive Rights. The corporation elects to have preemp_tive rights.

ARTICLE 4

Registered Office and Registered Agent

The street address of the corporation's initial registered office is Suite 203, 13255 West Bluemound Road, Brookfield, WI 53005. The name of the corporation's initial registered agent at this address is L. John Ratzel, Jr.

ARTICLE 5

Incorporator

The name and address of the incorporator of the corporation is L. John Ratzel, Jr., Suite 203, 13255 West Bluemound Road, Brookfield, WI 53005.

ARTICLE 6

Quorum Requirement

The corporation's shareholders may adopt or amend a bylaw that fixes a greater or lower quorum requirement for shareholders or voting groups of shareholders than is otherwise provided by chapter 180.

ARTICLE 7

Voting Requirement

The shareholders of the corporation may adopt or amend a bylaw that fixes a greater voting requirement for shareholders or voting groups of shareholders than is provided by chapter 180.

ARTICLE 8

Action by Less-Than-Unanimous Consent

Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if consented to in writing by the holders of shares having voting power to cast at least the minimum number of votes that would be necessary to authorize or to take the action at a meeting at which all shares entitled to vote were present and voted.

Dated: (date)

L. John Ratzel, Jr.

Incorporator

This document was drafted by:

L. John Ratzel, Jr.

Jacobson & Ratzel

Suite 203

13255 West Bluemound Road

Brookfield, WI 53005

State Bar No. 1005497

Page _ PAGE _3_ of _ NUMPAGES _1_

EXHIBIT 4.2

BYLAWS

OF

MERL School Stores, Inc.

Adopted May 18, 1999

Table of Contents

Page

Article 1 Identification 1

Section 1.01 Name 1

Section 1.02 Principal and Business Offices 1

Section 1.03 Registered Agent and Office 1

Section 1.04 Place of Keeping Corporate Records 1

Article 2 Shareholders 2

Section 2.01 Annual Meeting 2

Section 2.02 Special Meetings 2

Section 2.03 Place of Meeting 2

Section 2.04 Notice of Meetings 2

Section 2.05 Waiver of Notice 2

Section 2.06 Fixing of Record Date 3

Section 2.07 Voting List 3

Section 2.08 Quorum and Voting Requirements 4

Section 2.09 Order of Business at Meetings 4

Section 2.10 Proxies 5

Section 2.11 Voting of Shares 5

Section 2.12 Voting of Shares by Certain Holders 5

(a) Other Corporations 5

(b) Legal Representatives and Fiduciaries 6

(c) Pledgees 6

(d) Minors 6

(e) Incompetents and Spendthrifts 6

(f) Joint Tenants 6

Section 2.13 Action Without a Meeting 6

Article 3 Board of Directors 8

Section 3.01 General Powers 8

Section 3.02 Election 8

Section 3.03 Number, Tenure, and Qualifications 8

Section 3.04 Regular Meetings 8

Section 3.05 Special Meetings 8

Section 3.06 Meetings by Electronic Means of Communication 8

Section 3.07 Notice of Meetings; Waiver of Notice 9

Section 3.08 Quorum Requirement 9

Section 3.09 Voting Requirement 9

Section 3.10 Conduct of Meetings 9

Section 3.11 Vacancies 10

Section 3.12 Compensation and Expenses 10

Section 3.13 Directors' Assent 10

Section 3.14 Committees 10

Section 3.15 Action Without a Meeting 11

Article 4 Officers 12

Section 4.01 Number and Titles 12

Section 4.02 Appointment, Tenure, and Compensation 12

Section 4.03 Additional Officers, Agents, etc. 12

Section 4.04 Removal 12

Section 4.05 Resignations 12

Section 4.06 Vacancies 13

Section 4.07 Powers, Authority, and Duties 13

Section 4.08 The Chairperson of the Board 13

Section 4.09 The President 13

Section 4.10 The Vice-Presidents 14

Section 4.11 The Secretary 14

Section 4.12 The Assistant Secretaries 15

Section 4.13 The Treasurer 15

Section 4.14 The Assistant Treasurers 16

Article 5 Contracts, Loans, Checks, and Deposits 17

Section 5.01 Contracts 17

Section 5.02 Loans 17

Section 5.03 Checks, Drafts, etc. 17

Section 5.04 Deposits 17

Article 6 Voting of Securities Owned by the Corporation 18

Section 6.01 Authority to Vote 18

Section 6.02 Proxy Authorization 18

Article 7 Contracts Between the Corporation

and Related Persons 19

Article 8 Certificates for Shares and Their Transfer 20

Section 8.01 Certificates for Shares 20

Section 8.02 Shares Without Certificates 20

Section 8.03 Facsimile Signatures 20

Section 8.04 Signature by Former Officer 20

Section 8.05 Consideration for Shares 20

Section 8.06 Transfer of Shares 21

Section 8.07 Restrictions on Transfer 21

Section 8.08 Lost, Destroyed, or Stolen Certificates 21

Article 9 Inspection of Records by Shareholders 22

Section 9.01 Inspection of Bylaws 22

Section 9.02 Inspection of Other Records 22

Article 10 Distributions and Share Acquisitions 23

Article 11 Indemnification 24

Article 12 Amendments 25

Section 12.01 By Shareholders 25

Section 12.02 By Directors 25

ARTICLE 1

Identification

Section 1.01. Name. The corporation's name is MERL School Stores, Inc. (the "corporation").

Section 1.02. Principal and Business Offices. The corporation may have such principal and other business offices, either within or outside the state of Wisconsin, as the board of directors may designate or as the corporation's business may require from time to time.

Section 1.03. Registered Agent and Office. The corporation's registered agent may be changed from time to time by or under the authority of the board of directors. The address of the corporation's registered office may be changed from time to time by or under the authority of the board of directors, or by the registered agent. The business office of the corporation's registered agent shall be identical to the registered office. The corporation's registered office may be, but need not be, identical with the corporation's principal office in the state of Wisconsin.

Section 1.04. Place of Keeping Corporate Records. The records and documents required by law to be kept by the corporation permanently shall be kept at the corporation's principal office.

ARTICLE 2

Shareholders

Section 2.01. Annual Meeting. The annual shareholders' meeting shall be held on the first Wednesday in June of each year at 10:00 o'clock a.m., beginning with the year 1999, or at such other date and time within 30 days before or after this date as may be fixed by or under the authority of the board of directors, for the purpose of electing directors and transacting such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in Wisconsin, the meeting shall be held on the next succeeding business day.

Section 2.02. Special Meetings. Special shareholders' meetings may be called (1) by the president, (2) by the board of directors or such other officer(s) as the board of directors may authorize from time to time, or (3) by the president or secretary upon the written request of the holders of record of at least 10% of all the votes entitled to be cast upon the matter(s) set forth as the purpose of the meeting in the written request. Upon delivery to the president or secretary of a written request pursuant to (3), above, stating the purpose(s) of the requested meeting, dated and signed by the person(s) entitled to request such a meeting, it shall be the duty of the officer to whom the request is delivered to give, within 30 days of such delivery, notice of the meeting to shareholders. Notice of any special meetings shall be given in the manner provided in Section 2.04 of these bylaws. Only business within the purpose described in the special meeting notice shall be conducted at a special shareholders' meeting.

Section 2.03. Place of Meeting. The board of directors may designate any place, either within or outside the state of Wisconsin, as the place of meeting for any annual or special shareholders' meeting or any adjourned meeting. If no designation is made by the board of directors, the place of meeting shall be the corporation's principal office.

Section 2.04. Notice of Meetings. The corporation shall notify each shareholder who is entitled to vote at the meeting, and any other shareholder entitled to notice under chapter 180, of the date, time, and place of each annual or special shareholders' meeting. In the case of special meetings, the notice shall also state the meeting's purpose. Unless otherwise required by chapter 180, the meeting notice shall be given in writing not less than 10 days nor more than 60 days before the meeting date. Written notice, if mailed, is effective when mailed; and such notice may be addressed to the shareholder's address shown in the corporation's current record of shareholders. Written notice provided in any other manner is effective when received.

Section 2.05. Waiver of Notice. A shareholder may waive notice of any shareholders' meeting at any time. The waiver must be in writing, contain the same information that would have been required in the notice (except that the time and place of the meeting need not be stated), be signed by the shareholder, and be delivered to the corporation for inclusion in the corporate records. A shareholder's attendance at a meeting, in person or by proxy, waives objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

Section 2.06. Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any shareholders' meeting, shareholders entitled to demand a special meeting under Section 2.02 of these bylaws, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date. The record date shall not be more than 70 days before the date on which the particular action requiring this determination of shareholders is to be taken. If no record date is so fixed by the board, the record date shall be as follows:

1. With respect to an annual shareholders' meeting or any special shareholders' meeting called by the board or any person specifically authorized by the board or these bylaws to call a meeting, at the close of business on the day before the first notice is delivered to shareholders

2. With respect to a special shareholders' meeting demanded by the shareholders, on the date the first shareholder signs the demand

3. With respect to actions taken in writing without a meeting (pursuant to Section 2.13 of these bylaws), on the date the first shareholder signs a consent

4. With respect to determining shareholders entitled to a share dividend, on the date the board authorizes the share dividend

5. With respect to determining shareholders entitled to a distribution (other than a distribution involving a repurchase or reacquisition of shares), on the date the board authorizes the distribution

6. With respect to any other matter for which such a determination is required, as provided by law

When a determination of the shareholders entitled to vote at any shareholders' meeting has been made as provided in this section, the determination shall apply to any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 2.07. Voting List. After fixing a record date for a meeting, the corporation shall prepare a list of the names of all of its shareholders who are entitled to notice of a shareholders' meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. The corporation shall make the shareholders' list available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing to the meeting date, at the corporation's principal office or at the place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent or attorney may, on written demand, inspect, and subject to any restrictions set forth in chapter 180, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment.

Section 2.08. Quorum and Voting Requirements. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided by the articles of incorporation, these bylaws, or any provision of chapter 180, a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter. If a quorum exists, action on a matter (other than the election of directors under Section 3.02 of the bylaws) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the articles of incorporation, these bylaws, or any provision of chapter 180 requires a greater number of affirmative votes. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. At the adjourned meeting at which a quorum is represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 2.09. Order of Business at Meetings. The order of business at any shareholders' meeting shall be as follows:

1. Roll call

2. Appointment of inspectors of election, if requested

3. Proof of proper notice of meeting or receipt of waiver of notice

If a quorum is present, the meeting shall continue with the following items of business:

4. Approval of minutes of preceding meeting, unless dispensed with by unanimous consent

5. Board of directors' report, if any

6. Officers' reports, if any

7. Committee reports, if any

8. Election of directors, if necessary

9. Unfinished business, if any

10. New business, if any

The order of business at any meeting may, however, be changed by the vote of those persons in attendance, in accordance with Section 2.08 of these bylaws. The chairperson of the meeting may designate a corporate officer or any other person in attendance to keep and prepare minutes of the meeting.

Section 2.10. Proxies. At all shareholders' meetings, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. A proxy appointment shall become effective when received by the secretary or other officer or agent of the corporation authorized to tabulate votes. Unless otherwise provided in the appointment form, a proxy appointment may be revoked at any time before it is voted, either by written notice filed with the secretary or other officer or agent of the corporation authorized to tabulate votes, or by oral notice given by the shareholder during the meeting. The presence of a shareholder who has filed his or her proxy appointment shall not of itself constitute a revocation. A proxy appointment shall be valid for 11 months from the date of its execution, unless otherwise provided in the appointment form. The board of directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxy appointments.

Section 2.11. Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a shareholders' meeting, except as otherwise required by the articles of incorporation or by chapter 180.

Section 2.12. Voting of Shares by Certain Holders.

(a) Other Corporations. Shares standing in another corporation's name may be voted either in person or by proxy, by the other corporation's president or any other officer appointed by the president. A proxy appointment executed by any principal officer of the other corporation or such an officer's assistant shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to this corporation's secretary, or other officer or agent of this corporation authorized to tabulate votes, of the designation of some other person by the other corporation's board of directors or bylaws.

(b) Legal Representatives and Fiduciaries. Shares held by a personal representative, administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors , in a fiduciary capacity, may be voted by the fiduciary, either in person or by proxy, without transferring the shares into his or her name, provided that there is filed with the secretary, before or at the time of the meeting, proper evidence of the fiduciary's incumbency and the number of shares held. Shares standing in a fiduciary's name may be voted by him or her, either in person or by proxy. A proxy appointment executed by a fiduciary shall be conclusive evidence of the fiduciary's authority to give the proxy appointment, in the absence of express notice to the corporation, given in writing to the secretary or other officer or agent of the corporation authorized to tabulate votes, that this manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

(c) Pledgees. A shareholder whose shares are pledged shall be entitled to vote the shares until they have been transferred into the pledgee's name, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d) Minors. Shares held by a minor may be voted by the minor in person or by proxy appointment, and no such vote shall be subject to disaffirmance or avoidance unless before the vote the secretary or other officer or agent of the corporation authorized to tabulate votes has received written notice or has actual knowledge that the shareholder is a minor.

(e) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by the incompetent or spendthrift in person or by proxy appointment, and no such vote shall be subject to disaffirmance or avoidance unless before the vote the secretary or other officer or agent of the corporation authorized to tabulate votes has actual knowledge that the shareholder has been adjudicated an incompetent or spendthrift or actual knowledge that judicial proceedings for appointment of a guardian have been filed.

(f) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by one or more of the joint tenants if either (1) no other joint tenant or his or her legal representative is present and claims the right to participate in the voting of the shares or before the vote files with the secretary or other officer or agent of the corporation authorized to tabulate votes a contrary written voting authorization or direction or written denial of authority of the joint tenant present or signing the proxy appointment proposed to be voted, or (2) all other joint tenants are deceased and the secretary or other officer or agent of the corporation authorized to tabulate votes has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

Section 2.13. Action Without a Meeting. Any action required or permitted by the articles of incorporation, these bylaws, or any provision of chapter 180 to be taken at a shareholders' meeting may be taken without a meeting by the consent of those shareholders who would have the voting power to cast at a meeting not less than the minimum number (or, in the case of voting by voting groups, the minimum numbers) of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. Action may not, however, be taken under this section with respect to an election of directors for which shareholders may vote cumulatively. The consent of the shareholders shall be effective when one or more written consents describing the action taken, signed by the number of shareholders sufficient to take the action, are delivered to the corporation for inclusion in the corporate records, unless some other effective date is specified in the consent. Within 10 days after action taken by the consent of shareholders pursuant to this bylaw becomes effective, the corporation shall give notice of the action to shareholders who would have been entitled to vote on the action if a meeting were held but whose shares were not represented on the written consent or consents. If the action to be taken requires that notice be given to nonvoting shareholders, the corporation shall give the nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall comply with the provisions of chapter 180 and shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders.

ARTICLE 3

Board of Directors

Section 3.01. General Powers. The corporation's powers shall be exercised by or under the authority of, and its business and affairs shall be managed under the direction of, its board of directors, subject to any limitation set forth in the articles of incorporation.

Section 3.03. Number, Tenure, and Qualifications. The number of directors of the corporation shall be three (3). Each director shall hold office until the next annual shareholders' meeting and until his or her successor shall have been elected by the shareholders or until his or her prior death, resignation, or removal. A director may be removed from office by a vote of the shareholders taken at any shareholders' meeting called for that purpose, provided that a quorum is present. A director may resign at any time by delivering his or her written resignation that complies with the provisions of chapter 180 to the board of directors, the chairperson of the board of directors, or the corporation. Directors need not be residents of the state of Wisconsin or shareholders of the corporation.

Section 3.04. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after the annual shareholders' meeting. The place of the regular board of directors' meeting shall be the same as the place of the shareholders' meeting that precedes it, or such other suitable place as may be announced at the shareholders' meeting. The board of directors may provide, by resolution, the time and place, either within or outside the state of Wisconsin, for the holding of additional regular meetings.

Section 3.05. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairperson of the board, if any, or by the president, secretary, or any two directors. The person or persons authorized to call special board of directors' meetings may fix any place, either within or outside the state of Wisconsin, as the place for holding any special board meeting called by them, and if no other place is fixed, the meeting place shall be the corporation's principal office in the state of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the directors in attendance at the meeting.

Section 3.06. Meetings by Electronic Means of Communication. To the extent provided in these bylaws, the board of directors, or any committee of the board, may, in addition to conducting meetings in which each director participates in person, and notwithstanding any place set forth in the notice of the meeting or these bylaws, conduct any regular or special meeting by the use of any electronic means of communication, provided that (1) all participating directors may simultaneously hear each other during the meeting or (2) all communication during the meeting is immediately transmitted to each participating director, and that each participating director is able to immediately send messages to all other participating directors. Before the commencement of any business at a meeting at which any directors do not participate in person, all participating directors shall be informed that a meeting is taking place at which official business may be transacted.

Section 3.07. Notice of Meetings; Waiver of Notice. Notice of each board of directors' meeting, except meetings pursuant to Section 3.04 of these bylaws, shall be delivered to each director at his or her business address or at such other address as the director shall have designated in writing and filed with the secretary. Notice shall be given not less than 48 hours before the meeting being noticed, or 72 hours before the meeting being noticed if the notice is given by mail or private carrier. Written notice shall be deemed given at the earlier of the time it is received or at the time it is deposited with postage prepaid in the United States mail or delivered to the private carrier. A director may waive notice required under this section or by law at any time, whether before or after the time of the meeting. The waiver must be in writing, signed by the director, and retained in the corporate record book. The director's attendance at or participation in a meeting shall constitute a waiver of notice of the meeting, unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special board of directors' meeting need be specified in the notice or waiver of notice of the meeting.

Section 3.08. Quorum Requirement. Except as otherwise provided by chapter 180, the articles of incorporation, or these bylaws, a majority of the number of directors as required in Section 3.03 of these bylaws shall constitute a quorum for the transaction of business at any board of directors appointed to serve on a committee as authorized in Section 3.14 of these bylaws shall constitute a quorum for the transaction of business at any committee meeting. These provisions shall not, however, apply to the determination of a quorum for actions taken pursuant to Article 7 of these bylaws or actions taken under emergency bylaws or any other provisions of these bylaws that fix different quorum requirements.

Section 3.09. Voting Requirement. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors or a committee of the board of directors. This provision shall not, however, apply to any action taken by the board of directors pursuant to Section 3.14, Article 7, or Article 11 of these bylaws, or in the event the affirmative vote of a greater number of directors is required by chapter 180, the articles of incorporation, or any other provision of these bylaws.

Section 3.10. Conduct of Meetings. The chairperson of the board of directors, and in his or her absence, the president, and in the absence of both of them, a vice-president in the order provided under Section 4.10 of these bylaws, and in their absence, any director chosen by the directors present, shall call board of directors' meetings to order and shall act as chairperson of the meeting. The corporation's secretary shall act as secretary of all board of directors' meetings, but in the secretary's absence, the presiding officer may appoint any assistant secretary, director, or other person present to act as secretary of the meeting. The chairperson of the meeting shall determine whether minutes of the meeting are to be prepared and, if minutes are to be prepared, shall assign a person to do so.

Section 3.11. Vacancies. Any vacancy occurring on the board of directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders. During such time as the shareholders fail or are unable to fill such vacancies, then and until the shareholders act the vacancy may be filled (1) by the board of directors, or (2) if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all directors remaining in office.

Section 3.12. Compensation and Expenses. The board of directors, irres_pective of any personal interest of any of its members, may (1) establish reasonable compensation of all directors for services to the corporation as directors or delegate this authority to an appropriate committee, (2) provide for, or delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments to directors and to their estates, families, dependents, or beneficiaries for prior services rendered to the corporation by the directors, and (3) provide for reimbursement of reasonable expenses incurred in the performance of the directors' duties, including the expense of traveling to and from board meetings.

Section 3.13. Directors' Assent. A director of the corporation who is present and is announced as present at a meeting of the board of directors or of a committee of the board of which he or she is a member, at which meeting action on any corporate matter is taken, shall be deemed to have assented to the action taken unless (1) the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting; (2) the director dissents or abstains from an action taken and minutes of the meeting are prepared that show such dissent or abstention; (3) the director delivers written notice that complies with the provisions of chapter 180 of his or her dissent or abstention to the presiding officer of the meeting before the meeting's adjournment or to the corporation immediately after the adjournment; or (4) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director's dissent or abstention, and the director delivers to the corporation a written notice of that failure that complies with the provisions of chapter 180 promptly after receiving the minutes. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 3.14. Committees. The board of directors may create and appoint members to one or more committees, by a resolution approved by the greater of the following: (1) a majority of the directors in office when the action is taken, or (2) the number of directors required to take action under Section 3.09 of these bylaws. Each committee shall consist of two or more directors and shall, unless otherwise provided by the board of directors, serve at the pleasure of the board of directors. To the extent provided in the resolution as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote, each committee shall have and may exercise, when the board of directors is not in session, the powers of the board of directors in the management of the corporation's business and affairs, except that a committee may not (1) authorize distributions; (2) approve or propose to shareholders action requiring shareholder approval; (3) appoint the principal officers; (4) amend articles of incorporation, or amend, adopt, or repeal bylaws; (5) approve a plan of merger not requiring shareholder approval; (6) authorize or approve reacquisition of shares except by a formula or method approved or prescribed by the board of directors; (7) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the corporation to do so within limits prescribed by the board of directors; or (8) fill vacancies on the board of directors or on committees created pursuant to this section, unless the board of directors, by resolution, provides that committee vacancies may be filled by a majority of the remaining committee members. The board of directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of the committee, upon the request of the president or of the chairperson of the meeting. Each committee shall fix its own rules governing the conduct of its activities and shall make such report of its activities to the board of directors as the board may request.

Section 3.15. Action Without a Meeting. Any action required or permitted by the articles of incorporation, these bylaws, or any provision of chapter 180 to be taken by the board of directors at a board meeting may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the directors entitled to vote on the subject matter of the action and retained in the corporate records. Action taken pursuant to written consent shall be effective when the last director signs the consent or upon such other effective date as is specified in the consent.

ARTICLE 4

Officers

Section 4.01. Number and Titles. The corporation's principal officers shall be a president, one or more vice-presidents periodically determined by the board of directors, a secretary, and a treasurer, each of whom shall be appointed by the board. There may, in addition, be a chairperson or co-chairperson of the board, whenever the board shall see fit to cause such office or offices to be filled. If there is more than one vice-president, the board may establish designations for the vice-presidencies to identify their functions or their order. The same natural person may simultaneously hold more than one office.

Section 4.02. Appointment, Tenure, and Compensation. The officers shall be appointed by the board of directors, or to the extent authorized in these bylaws, by another duly appointed officer. Each officer shall hold office until his or her successor shall have been duly appointed or until the officer's prior death, resignation, or removal. The board of directors or a duly authorized committee of the board shall fix the compensation of each officer, if any.

Section 4.03. Additional Officers, Agents, etc. In addition to the officers referred to in Section 4.01 of these bylaws, the corporation may have such other officers, assistants to officers, acting officers, and agents as the board of directors may deem necessary and may appoint. Each such person shall act under his or her appointment for such period, have such authority, and perform such duties as may be provided in these bylaws, or as the board may from time to time determine. The board of directors may delegate to any officer the power to appoint any subordinate officers, assistants to officers, acting officers, or agents. In the absence of any officer, or for any other reason the board of directors may deem sufficient, the board may delegate, for such time as the board may determine, any or all of an officer's powers and duties to any other officer or to any director.

Section 4.04. Removal. The board of directors may remove any officer or agent, but the removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment shall not of itself create contract rights. An officer may remove, with or without cause, any officer or assistant officer who was appointed by that officer.

Section 4.05. Resignations. Any officer may resign at any time by giving written notice to the corporation, the board of directors, the president, or the secretary. Any such resignation shall take effect when the notice of resignation is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.

Section 4.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or other reason shall be filled in the manner prescribed for regular appointments to the office.

Section 4.07. Powers, Authority, and Duties. Officers of the corporation shall have the powers and authority conferred and the duties prescribed by the board of directors or the officer who appointed them in addition to and to the extent not inconsistent with those specified in other sections of this Article 4.

Section 4.08. The Chairperson of the Board. The chairperson of the board of directors, if and while there is an incumbent of the office, shall preside at all shareholders' and directors' meetings at which he or she is present. The chairperson of the board shall have and exercise general supervision over the conduct of the corporation's affairs and over its other officers, subject, however, to the board's control. The chairperson of the board of directors shall from time to time report to the board all matters within his or her knowledge that the corporation's interests may require to be brought to the board's notice.

Section 4.09. The President. If and while there is no incumbent in the office of the chairperson of the board of directors, and during the chair's absence or disability, the president shall have the duties and authority specified in Section 4.08 of these bylaws. The president shall be the corporation's chief executive officer and, subject to the board of directors' control, shall:

1. superintend and manage the corporation's business;

2. coordinate and supervise the work of its other officers (except the chairperson of the board);

3. employ, direct, fix the compensation of, discipline, and discharge its employees;

4. employ agents, professional advisors, and consultants;

5. perform all functions of a general manager of the corporation's business;

6. have authority to sign, execute, and deliver in the corporation's name all instruments either when specifically authorized by the board of directors or when required or deemed necessary or advisable by the president in the ordinary conduct of the corporation's normal business, except in cases where the signing and execution of the instruments shall be expressly delegated by these bylaws or by the board to some other officer(s) or agent(s) of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent; and

7. in general, perform all duties incident to the office of the president and such other duties as from time to time may be assigned to him or her by the board of directors.

Section 4.10. The Vice-Presidents. In the president's absence, or in the event of his or her death or inability or refusal to act, or if for any reason it shall be impractical for the president to act personally, the vice-president (or, if there is more than one vice-president, the vice-presidents in the order designated by the board of directors or, in the absence of any designation, in the order of their appointment) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Each vice-president shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the president or by the board of directors. The execution of any instrument of the corporation by any vice-president shall be conclusive evidence, as to third parties, of his or her authority to act in the president's place.

Section 4.11. The Secretary. The secretary shall:

1. keep any minutes of the shareholders and of the board of directors and its committees in one or more books provided for that purpose;

2. see that all notices are duly given in accordance with these bylaws or as required by law;

3. be custodian of the corporation's corporate records and see that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed;

4. have charge, directly or through such transfer agent or agents and registrar or registrars as the board of directors may appoint, of the issue, transfer, and registration of certificates for shares in the corporation and of the records thereof, such records to be kept in such manner as to show at any time the number of shares in the corporation issued and outstanding, the manner in which and time when such shares were paid for, the names and addresses of the shareholders of record, the numbers and classes of shares held by each, and the time when each became a shareholder;

5. exhibit at reasonable times upon the request of any director the records of the issue, transfer, and registration of the corporation's share certificates, at the place where those records are kept, and have these records available at each shareholders' meeting; and

6. in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the board of directors or the president.

Section 4.12. The Assistant Secretaries. The assistant secretaries shall perform such duties as from time to time may be assigned to them individually or collectively by the board of directors, the president, or the secretary. In the event of the secretary's absence or disability, one or more of the assistant secretaries may perform such duties of the secretary as the secretary, the president, or the board of directors may designate.

Section 4.13. The Treasurer. The treasurer shall:

1. have charge and custody of, and be responsible for, all of the corporation's funds and securities; receive and give receipts for monies due and payable to the corporation from any source whatsoever; deposit all such monies in the corporation's name in such banks, financial institutions, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 5.04 of these bylaws; cause such funds to be disbursed by checks or drafts on the corporation's authorized depositories, signed as the board of directors may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies disbursed;

2. have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all of the corporation's financial transactions from the officers, employees, or agents transacting the same;

3. keep or cause to be kept, at the corporation's principal office or such other office or offices as the board of directors shall from time to time designate, correct records of the corporation's funds, business, and transactions, and exhibit those records to any director of the corporation upon request at that office;

4. deliver to the board of directors, the chairperson of the board, or the president whenever requested an account of the corporation's financial condition and of all his or her transactions as treasurer, and as soon as possible after the close of each fiscal year, make or cause to be made and submit to the board a like report for that fiscal year;

5. at each annual shareholders' meeting or the meeting held in lieu thereof, furnish copies of the corporation's most current financial statement to the shareholders and answer questions that may be raised regarding the statement; and

6. in general, perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the board of directors or the president.

If required by the board of directors, the treasurer shall furnish a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board shall determine.

Section 4.14. The Assistant Treasurers. The assistant treasurers shall perform such duties as from time to time may be assigned to them, individually or collectively, by the board of directors, the president, or the treasurer. In the event of the treasurer's absence or disability, one or more of the assistant treasurers may perform such duties of the treasurer as the treasurer, the president, or the board of directors may designate.

ARTICLE 5

Contracts, Loans, Checks, and Deposits

Section 5.01. Contracts. The board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute or deliver any instrument in the corporation's name and on its behalf. The authorization may be general or confined to specific instruments. When an instrument is so executed, no other party to the instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers, or agent or agents.

Section 5.02. Loans. No indebtedness for borrowed money shall be contracted on the corporation's behalf and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the board of directors. The authorization may be general or confined to specific instances.

Section 5.03. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, or notes or other evidences of indebtedness issued in the corporation's name, shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the board of directors.

Section 5.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the corporation's credit in such banks, trust companies, or other depositories as may be selected by or under the authority of a resolution of the board of directors.

ARTICLE 6

Voting of Securities Owned by the Corporation

Section 6.01. Authority to Vote. Any shares or other securities issued by any other corporation and owned or controlled by the corporation may be voted at any meeting of the issuing corporation's security holders by the president of this corporation if he or she be present, or in his or her absence by any vice-president of the corporation who may be present.

Section 6.02. Proxy Authorization. Whenever, in the judgment of the president, or in his or her absence, of any vice-president, it is desirable for the corporation to execute a proxy appointment or written consent with respect to any shares or other securities issued by any other corporation and owned by the corporation, the proxy appointment or consent shall be executed in the corporation's name by the president or one of the vice-presidents of the corporation, without necessity of any authorization by the board of directors, countersignature, or attestation by another officer. Any person or persons designated in this manner as the corporation's proxy or proxies shall have full right, power, and authority to vote the shares or other securities issued by the other corporation and owned by the corporation in the same manner as the shares or other securities might be voted by the corporation.

ARTICLE 7

Contracts Between the Corporation and Related Persons

Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and any entity of which one or more of its directors are members or employees or in which one or more of its directors are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees or in which one or more of its directors are interested, shall not be voidable by the corporation solely because of the director's interest, whether direct or indirect, in the transaction if:

1. the material facts of the transaction and the director's interest were disclosed or known to the board of directors or a committee of the board of directors, and a majority of disinterested members of the board of directors or committee authorized, approved, or specifically ratified the transaction; or

2. the material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote, and a majority of the shares held by disinterested shareholders authorized, approved, or specifically ratified the transaction; or

3. the transaction was fair to the corporation.

For purposes of this Article 7, a majority of directors having no direct or indirect interest in the transaction shall constitute a quorum of the board or a committee of the board acting on the matter, and a majority of the shares entitled to vote on the matter, whether or not present, and other than those owned by or under the control of a director having a direct or indirect interest in the transaction, shall constitute a quorum of the shareholders for the purpose of acting on the matter.

ARTICLE 8

Certificates for Shares and Their Transfer

Section 8.01. Certificates for Shares. Certificates representing shares in the corporation shall, at a minimum, state on their face all of the following: (1) the name of the issuing corporation and that it is organized under the laws of the state of Wisconsin; (2) the name of the person to whom issued; and (3) the number and class of shares and the designation of the series, if any, that the certificate represents. The share certificates shall be signed by the president or any vice-president and by the secretary or any assistant secretary or any other officer or officers designated by the board of directors. If the corporation is authorized to issue different classes of shares or different series within a class, the certificate may contain a summary of the designations, relative rights, preferences, and limitations applicable to each class, and the variations in rights, preferences, and limitations determined for each series and the authority of the board of directors to determine variations for future series. If the certificate does not include the above summary on the front or back of the certificate, it must contain a conspicuous statement that the corporation will furnish the shareholder with the above-described summary information in writing, upon request and without charge. A record shall be kept of the name of the owner or owners of the shares represented by each certificate, the number of shares represented by each certificate, the date of each certificate, and in case of cancellation, the date of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificates until the existing certificates shall have been so canceled, except in cases provided for in Section 8.08 of these bylaws.

Section 8.02. Shares Without Certificates. The board of directors may authorize the issuance of any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement that includes (1) all of the information required on share certificates and (2) any transfer restrictions applicable to the shares.

Section 8.03. Facsimile Signatures. The share certificates may be signed manually or by facsimile.

Section 8.04. Signature by Former Officer. If an officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be an officer before the certificate is issued, the corporation may issue the certificate with the same effect as if he or she were an officer at the date of its issue.

Section 8.05. Consideration for Shares. The corporation's shares may be issued for such consideration as shall be fixed from time to time by the board of directors. The consideration to be paid for shares may be paid in cash, promissory notes, tangible or intangible property, or services performed or contracts for services to be performed for the corporation. When the corporation receives payment of the consideration for which shares are to be issued, the shares shall be deemed fully paid and nonassessable by the corporation. Before the corporation issues shares, the board of directors shall determine that the consideration received or to be received for the shares is adequate. The board of directors' determination is conclusive as to the adequacy of consideration for the issuance of shares relative to whether the shares are validly issued, fully paid, and nonassessable.

Section 8.06. Transfer of Shares. Transfers of shares in the corporation shall be made on the corporation's books only by the registered shareholder, by his or her legal guardian, executor, or administrator, or by his or her attorney authorized by a power of attorney duly executed and filed with the corporation's secretary or with a transfer agent appointed by the board of directors, and on surrender of the certificate or certificates for the shares. Where a share certificate is presented to the corporation with a request to register for transfer, the corporation shall no the registration of transfer if (1) there were on or with the certificate the necessary endorsements, and (2) the corporation had no duty to inquire into adverse claims or has discharged the duty. The corporation may require reasonable assurance that the endorsements are genuine and effective in compliance with such other regulations as may be prescribed by or under the board of directors' authority. The person in whose name shares stand on the corporation's books shall, to the full extent permitted by law, be deemed the owner of the shares for all purposes.

Section 8.07. Restrictions on Transfer. Restrictions on transfer of the corporation's shares shall be noted conspicuously on the front or back of the share certificate or contained in the information statement required by Section 8.02 of these bylaws for shares without certificates. A transfer restriction is valid and enforceable against the holder or a transferee of the holder only if the transfer restriction is authorized by law, and the existence of the restriction is noted on the certificate or is contained in the information statement, as set forth above. Unless so noted, a transfer restriction is not enforceable against a person who does not know of the transfer restriction.

Section 8.08. Lost, Destroyed, or Stolen Certificates. If an owner claims that his or her share certificate has been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place of the original certificate if the owner (1) so requests before the corporation has notice that the shares have been acquired by a bona fide purchaser; (2) files with the corporation a sufficient indemnity bond if required by the board of directors; and (3) satisfies such other reasonable requirements as may be prescribed by or under the authority of the board of directors.

ARTICLE 9

Inspection of Records by Shareholders

Section 9.01. Inspection of Bylaws. Any shareholder is entitled to inspect and copy the corporation's bylaws during regular business hours at the corporation's principal office. The shareholder must give written notice in accordance with the provisions of chapter 180 at least five business days before the date of inspection.

Section 9.02. Inspection of Other Records. Any shareholder who holds at least five percent of the corporation's outstanding shares or who has been a shareholder for at least six months shall have the right to inspect and copy during regular business hours at a reasonable location specified by the corporation any or all of the following records: (1) excerpts from any minutes or records the corporation is required to keep as permanent records; (2) the corporation's accounting records; or (3) the record of shareholders or, at the corporation's discretion, a list of the corporation's shareholders compiled no earlier than the date of the shareholder's demand. The shareholder's demand for inspection must be made in good faith and for a proper purpose and by delivery of written notice, given in accordance with the provisions of chapter 180 at least five business days before the date of inspection, stating the purpose of the inspection and the records directly related to that purpose desired to be inspected.

ARTICLE 10

Distributions and Share Acquisitions

The board of directors may make distributions to its shareholders or purchase or acquire any of its shares, provided that (1) after the distribution, purchase, or acquisition the corporation will be able to pay its obligations as they become due in the usual course of its business, and (2) the distribution, purchase, or acquisition will not cause the corporation's assets to be less than its total liabilities plus the amount necessary to satisfy, upon distribution, the preferential rights of shareholders whose rights are superior to those receiving the distribution.

ARTICLE 11

Indemnification

The corporation shall, to the fullest extent authorized by chapter 180, indemnify any director or officer of the corporation against reasonable expenses and against liability incurred by a director or officer in a proceeding in which he or she was a party because he or she was a director or officer of the corporation. These indemnification rights shall not be deemed to exclude any other rights to which the director or officer may otherwise be entitled. The corporation shall, to the fullest extent authorized by chapter 180, indemnify any employee who is not a director or officer of the corporation, to the extent the employee has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. The corporation may, to the fullest extent authorized by chapter 180, indemnify, reimburse, or advance expenses of directors or officers.

ARTICLE 12

Amendments

Section 12.01. By Shareholders. The shareholders may amend or repeal these bylaws or adopt new bylaws at any annual or special shareholders' meeting.

Section 12.02. By Directors. The board of directors may amend or repeal these bylaws or adopt new bylaws; but no bylaw adopted or amended by the shareholders shall be amended or repealed by the board if the bylaw so adopted so provides.

EXHIBIT 5.1

RECEIVED - DEPT OF

FINANCIAL INSTITUTIONS

STATE OF WISCONSIN

1999 SEP 16 AM 10:07

ARTICLES OF INCORPORATION

OF

FirstAccess Partners, Inc.

The undersigned incorporator hereby adopts the following articles of incorporation for the purpose of forming a corporation (the "corporation") under the Wisconsin Business Corporation Law, chapter 180 of the Wisconsin Statutes ("chapter 180").

ARTICLE I

Name

The name of the corporation is FirstAccess Partners, Inc.

ARTICLE 2

Authorized Shares

The aggregate number of shares that the corporation shall have authority to issue is 9,000. The corporation's authorized shares shall consist of one class only and shall be designated as common stock ("common stock"). Each share of common stock shall have a par value of $1.00.

ARTICLE 3

Registered Office and Registered Agent

The street address of the corporation's initial registered office is 13255 West Bluemound Road, Suite 203, Brookfield, Wisconsin 53005. The name of the corporation's initial registered agent at this address is L. John Ratzel, Jr.

ARTICLE 4

Incorporator

The name and address of the incorporator of the corporation is L. John Ratzel, Jr., 13255 West Bluemound Road, Suite 203, Brookfield, Wisconsin 53005.

Dated: September 14,1999

_________________________________

L.John Ratzel, Jr.

Incorporator

This document was drafted by:

L. John Ratzel, Jr.

Jacobson & Ratzel

13255 West Bluemound Road

Brookfield, Wisconsin 53005

State Bar No. 1005497

WI-DFICORP

FILE ID# - 7030383

EXHIBIT 5.2

BYLAWS

OF

FirstAccess Partners, Inc.

Adopted September 22,1999

Table of Contents

Article 1 Identification 1

Section 1.01 Name 1

Section 1.02 Principal and Business Offices 1

Section 1.03 Registered Agent and Office 1

Section 1.04 Place of Keeping Corporate Records 1

Article 2 Shareholders 2

Section 2.01 Annual Meeting 2

Section 2.02 Special Meetings 2

Section 2.03 Place of Meeting 2

Section 2.04 Notice of Meetings 2

Section 2.05 Waiver of Notice 2

Section 2.06 Fixing of Record Date 3

Section 2.07 Voting List 3

Section 2.08 Quorum and Voting Requirements 4

Section 2.09 Order of Business at Meetings 4

Section 2.10 Proxies 5

Section 2.11 Voting of Shares 5

Section 2.12 Voting of Shares by Certain Holders 5

(a) Other Corporations 6

(b) Legal Representatives and Fiduciaries 6

(c) Pledgees 6

(d) Minors 6

(e) Incompetents and Spendthrifts 6

(f) Joint Tenants 6

Section 2.13 Action Without a Meeting 6

Article 3 Board of Directors 8

Section 3.01 General Powers 8

Section 3.02 Election 8

Section 3.03 Number, Tenure, and Qualifications 8

Section 3.04 Regular Meetings 8

Section 3.05 Special Meetings 8

Section 3.06 Meetings by Electronic Means of Communication 8

Section 3.07 Notice of Meetings; Waiver Notice 9

Section 3.08 Quorum Requirement 9

Section 3.09 Voting Requirement 9

Section 3.10 Conduct of Meetings 9

Section 3.11 Vacancies 10

Section 3.12 Compensation and Expenses 10

Section 3.13 Directors' Assent 10

Section 3.14 Committees 10

Section 3.15 Action Without a Meeting 11

Article 4 Officers 12

Section 4.01 Numbers and Titles 12

Section 4.02 Appointment, Tenure, and Compensation 12

Section 4.03 Additional Officers, Agents, etc. 12

Section 4.04 Removal 12

Section 4.05 Resignations 12

Section 4.06 Vacancies 13

Section 4.07 Powers, Authorities, and Duties 13

Section 4.08 The Chairperson of the Board 13

Section 4.09 The President 13

Section 4.10 The Vice-Presidents 14

Section 4.11 The Secretary 14

Section 4.12 The Treasurer 15

Article 5 Contracts, Loans, Checks, and Deposits 17

Section 5.01 Contracts 17

Section 5.02 Loans 17

Section 5.03 Checks, Drafts, etc. 17

Section 5.04 Deposits 17

Article 6 Voting of Securities Owned by the Corporation 18

Section 6.01 Authority to Vote 18

Section 6.02 Proxy Authorization 18

Article 7 Contracts Between the Corporation

and Related Persons 19

Article 8 Certificates for Shares and Their Transfer 20

Section 8.01 Certificates for Shares 20

Section 8.02 Shares Without Certificates 20

Section 8.03 Facsimile Signatures 20

Section 8.04 Signature by Former Officer 20

Section 8.05 Consideration for Shares 20

Section 8.06 Transfer of Shares 21

Section 8.07 Restrictions on Transfer 21

Section 8.08 Lost, Destroyed, or Stolen Certificates 21

Article 9 Inspection of Records by Shareholders 22

Section 9.01 Inspection of Bylaws 22

Section 9.02 Inspection of Other Records 22

Article 10 Distributions and Share Acquisitions 23

Article 11 Indemnification 24

Article 12 Amendments 25

Section 12.01 By Shareholders 25

Section 12.02 By Directors 25

ARTICLE 1

Identification

Section 1.01. Name. The corporation's name is FirstAccess Partners, Inc. (the "corporation").

Section 1.02. Principal and Business Offices. The corporation may have such principal and other business offices, either within or outside the state of Wisconsin, as the board of directors may designate or as the corporation's business may require from time to time.

Section 1.03. Registered Agent and Office. The corporation's registered agent may be changed from time to time by or under the authority of the board of directors. The address of the corporation's registered office may be changed from time to time by or under the authority of the board of directors, or by the registered agent. The business office of the corporation's registered agent shall be identical to the registered office. The corporation's registered office may be, but need not be, identical with the corporation's principal office in the state of Wisconsin.

Section 1.04. Place of Keeping Corporate Records. The records and documents required by law to be kept by the corporation permanently shall be kept at the corporation's principal office.

ARTICLE 2

Shareholders

Section 2.01. Annual Meeting. The annual shareholders' meeting shall be held on the first Wednesday in June of each year at 10:00 o'clock a.m., beginning with the year 2000, or at such other date and time within 30 days before or after this date as may be fixed by or under the authority of the board of directors, for the purpose of electing directors and transacting such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in Wisconsin, the meeting shall be held on the next succeeding business day.

Section 2.02. Special Meetings. Special shareholders' meetings may be called (1) by the president, (2) by the board of directors or such other officer's) as the board of directors may authorize from time to time, or (3) by the president or secretary upon the written request of the holders of record of at least 10% of all the votes entitled to be cast upon the matter's) set forth as the purpose of the meeting in the written request. Upon delivery to the president or secretary of a written request pursuant to (3), above, stating the purpose(s) of the requested meeting, dated and signed by the person's entitled to request such a meeting, it shall be the duty of the officer to whom the request is delivered to give, within 30 days of such delivery, notice of the meeting to shareholders. Notice of any special meetings shall be given in the manner provided in Section 2.04 of these bylaws. Only FirstAccess business within the purpose described in the special meeting notice shall be conducted at a special shareholders' meeting.

Section 2.03. Place of Meeting. The board of directors may designate any place, either within or outside the state of Wisconsin, as the place of meeting for any annual or special shareholders' meeting or any adjourned meeting. If no designation is made by the board of directors, the place of meeting shall be the corporation's principal office.

Section 2.04. Notice of Meetings. The corporation shall notify each shareholder who is entitled to vote at the meeting, and any other shareholder entitled to notice under chapter 180, of the date, time, and place of each annual or special shareholders' meeting. In the case of special meetings, the notice shall also state the meeting's purpose. Unless otherwise required by chapter 180, the meeting notice shall be given in writing not less than 10 days nor more than 60 days before the meeting date. Written notice, if mailed, is effective when mailed; and such notice may be addressed to the shareholder's address shown in the corporation's current record of shareholders. Written notice provided in any other manner is effective when received.

Section 2.05. Waiver of Notice. A shareholder may waive notice of any shareholders' meeting at any time. The waiver must be in writing, contain the same information that would have been required in the notice (except that the time and place of the meeting need not be stated), be signed by the shareholder, and be delivered to the corporation for inclusion in the corporate records. A shareholder's attendance at a meeting, in person or by proxy, waives objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

Section 2.06. Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any shareholders' meeting, shareholders entitled to demand a special meeting under Section 2.02 of these bylaws, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date. The record date shall not be more than 70 days before the date on which the particular action requiring this determination of shareholders is to betaken. If no record date is so fixed by the board, the record date shall be as follows:

1. With respect to an annual shareholders' meeting or any special shareholders' meeting called by the board or any person specifically authorized by the board or these bylaws to call a meeting, at the close of business on the day before the first notice is delivered to shareholders

2. With respect to a special shareholders' meeting demanded by the shareholders, on the date the first shareholder signs the demand

3. With respect to actions taken in writing without a meeting (pursuant to Section 2.13 of these bylaws), on the date the first shareholder signs a consent

4. With respect to determining shareholders entitled to a share dividend, on the date the board authorizes the share dividend

5. With respect to determining shareholders entitled to a distribution (other than a distribution involving a repurchase or reacquisition of shares), on the date the board authorizes the distribution

6. With respect to any other matter for which such a determination is required, as provided by law

When a determination of the shareholders entitled to vote at any shareholders' meeting has been made as provided in this section, the determination shall apply to any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 2.07. Voting List. After fixing a record date for a meeting, the corporation shall prepare a list of the names of all of its shareholders who are entitled to notice of a shareholders' meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. The corporation shall make the shareholders' list available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing to the meeting date, at the corporation's principal office or at the place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent or attorney may, on written demand, inspect, and subject to any restrictions set forth in chapter 180, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment.

Section 2.08. Quorum and Voting Requirements. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided by the articles of incorporation, these bylaws, or any provision of chapter 180, a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter. If a quorum exists, action on a matter (other than the election of directors under Section 3.02 of the bylaws) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the articles of incorporation, these bylaws, or any provision of chapter 180 requires a greater number of affirmative votes. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. At the adjourned meeting at which a quorum is represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 2.09. Order of Business at Meetings. The order of business at any shareholders' meeting shall be as follows:

1. Roll call

2. Appointment of inspectors of election, if requested

3. Proof of proper notice of meeting or receipt of waiver of notice.

If a quorum is present, the meeting shall continue with the following items of business:

4. Approval of minutes of preceding meeting, unless dispensed with by unanimous consent

5. Board of directors' report, if any

6. Officers' reports, if any

7. Committee reports, if any

8. Election of directors, if necessary

9. Unfinished business, if any

10. New business, if any

The order of business at any meeting may, however, be changed by the vote of those persons in attendance, in accordance with Section 2.08 of these bylaws. The chairperson of the meeting may designate a corporate officer or any other person in attendance to keep and prepare minutes of the meeting.

Section 2.10. Proxies. At all shareholders' meetings, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. A proxy appointment shall become effective when received by the secretary or other officer or agent of the corporation authorized to tabulate votes. Unless otherwise provided in the appointment form, a proxy appointment may be revoked at any time before it is voted, either by written notice filed with the secretary or other officer or agent of the corporation authorized to tabulate votes, or by oral notice given by the shareholder during the meeting. The presence of a shareholder who has filed his or her proxy appointment shall not of itself constitute a revocation. A proxy appointment shall be valid for 11 months from the date of its execution, unless otherwise provided in the appointment form. The board of directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxy appointments.

Section 2.11. Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a shareholders' meeting, except as otherwise required by the articles of incorporation or by chapter 180.

Section 2.12. Voting of Shares by Certain Holders.

(a) Other Corporations. Shares standing in another corporation's name may be voted either in person or by proxy, by the other corporation's president or any other officer appointed by the president. A proxy appointment executed by any principal officer of the other corporation or such an officer's assistant shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to this corporation's secretary, or other officer or agent of this corporation authorized to tabulate votes, of the designation of some other person by the other corporation's board of directors or bylaws.

(b) Legal Representatives and Fiduciaries. Shares held by a personal representative, administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors , in a fiduciary capacity, may be voted by the fiduciary, either in person or by proxy, without transferring the shares into his or her name, provided that there is filed with the secretary, before or at the time of the meeting, proper evidence of the fiduciary's incumbency and the number of shares held. Shares standing in a fiduciary's name may be voted by him or her, either in person or by proxy. A proxy appointment executed by a fiduciary shall be conclusive evidence of the fiduciary's authority to give the proxy appointment, in the absence of express notice to the corporation, given in writing to the secretary or other officer or agent of the corporation authorized to tabulate votes, that this manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

(c) Pledgees. A shareholder whose shares are pledged shall be entitled to vote the shares until they have been transferred into the pledgee's name, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d) Minors. Shares held by a minor may be voted by the minor in person or by proxy appointment, and no such vote shall be subject to disaffirmance or avoidance unless before the vote the secretary or other officer or agent of the corporation authorized to tabulate votes has received written notice or has actual knowledge that the shareholder is a minor.

(e) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by the incompetent or spendthrift in person or by proxy appointment, and no such vote shall be subject to disaffirmance or avoidance unless before the vote the secretary or other officer or agent of the corporation authorized to tabulate votes has actual knowledge that the shareholder has been adjudicated an incompetent or spendthrift or actual knowledge that judicial proceedings for appointment of a guardian have been filed.

(f) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by one or more of the joint tenants if either (1) no other joint tenant or his or her legal representative is present and claims the right to participate in the voting of the shares or before the vote files with the secretary or other officer or agent of the corporation authorized to tabulate votes a contrary written voting authorization or direction or written denial of authority of the joint tenant present or signing the proxy appointment proposed to be voted, or (2) all other joint tenants are deceased and the secretary or other officer or agent of the corporation authorized to tabulate votes has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

Section 2.13. Action Without a Meeting. Any action required or permitted by the articles of incorporation, these bylaws, or any provision of chapter 180 to be taken at a shareholders' meeting may be taken without a meeting by the consent of those shareholders who would have the voting power to cast at a meeting not less than the minimum number (or, in the case of voting by voting groups, the minimum numbers) of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. Action may not, however, be taken under this section with respect to an election of directors for which shareholders may vote cumulatively. The consent of the shareholders shall be effective when one or more written consents describing the action taken, signed by the number of shareholders sufficient to take the action, are delivered to the corporation for inclusion in the corporate records, unless some other effective date is specified in the consent. Within 10 days after action taken by the consent of shareholders pursuant to this bylaw becomes effective, the corporation shall give notice of the action to shareholders who would have been entitled to vote on the action if a meeting were held but whose shares were not represented on the written consent or consents. If the action to be taken requires that notice be given to nonvoting shareholders, the corporation shall give the nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall comply with the provisions of chapter 180 and shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders.

ARTICLE 3

Board of Directors

Section 3.01. General Powers. The corporation's powers shall be exercised by or under the authority of, and its business and affairs shall be managed under the direction of, its board of directors, subject to any limitation set forth in the articles of incorporation.

Section 3.03. Number, Tenure, and Qualifications. The number of directors of the corporation shall be three (3). Each director shall hold office until the next annual shareholders' meeting and until his or her successor shall have been elected by the shareholders or until his or her prior death, resignation, or removal. A director may be removed from office by a vote of the shareholders taken at any shareholders' meeting called for that purpose, provided that a quorum is present. A director may resign at any time by delivering his or her written resignation that complies with the provisions of chapter 180 to the board of directors, the chairperson of the board of directors, or the corporation. Directors need not be residents of the state of Wisconsin or shareholders of the corporation.

Section 3.04. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after the annual shareholders' meeting. The place of the regular board of directors' meeting shall be the same as the place of the shareholders' meeting that precedes it, or such other suitable place as may be announced at the shareholders' meeting. The board of directors may provide, by resolution, the time and place, either within or outside the state of Wisconsin, for the holding of additional regular meetings.

Section 3.05. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairperson of the board, if any, or by the president, secretary, or any two directors. The person or persons authorized to call special board of directors' meetings may fix any place, either within or outside the state of Wisconsin, as the place for holding any special board meeting called by them, and if no other place is fixed, the meeting place shall be the corporation's principal office in the state of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the directors in attendance at the meeting.

Section 3.06. Meetings by Electronic Means of Communication. To the extent provided in these bylaws, the board of directors, or any committee of the board, may, in addition to conducting meetings in which each director participates in person, and notwithstanding any place set forth in the notice of the meeting or these bylaws, conduct any regular or special meeting by the use of any electronic means of communication, provided that (1) all participating directors may simultaneously hear each other during the meeting or (2) all communication during the meeting is immediately transmitted to each participatingdirector, and that each participating director is able to immediately send messages to all other participating directors. Before the commencement of any business at a meeting at which any directors do not participate in person, all participating directors shall be informed that a meeting is taking place at which official business may be transacted.

Section 3.07. Notice of Meetings; Waiver of Notice. Notice of each board of directors' meeting, except meetings pursuant to Section 3.04 of these bylaws, shall be delivered to each director at his or her business address or at such other address, as the director shall have designated in writing and filed with the secretary. Notice shall be given not less than 48 hours before the meeting being noticed, or 72 hours before the meeting being noticed if the notice is given by mail or private carrier. Written notice shall be deemed given at the earlier of the time it is received or at the time it is deposited with postage prepaid in the United States mail or delivered to the private carrier. A director may waive notice required under this section or by law at any time, whether before or after the time of the meeting. The waiver must be in writing, signed by the director, and retained in the corporate record book. The director's attendance at or participation in a meeting shall constitute a waiver of notice of the meeting, unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special board of directors' meeting need be specified in the notice or waiver of notice of the meeting.

Section 3.08. Quorum Requirement Except as otherwise provided by chapter 180, the articles of incorporation, or these bylaws, a majority of the number of directors as required in Section 3.03 of these bylaws shall constitute a quorum for the transaction of business at any board of directors appointed to serve on a committee as authorized in Section 3.14 of these bylaws shall constitute a quorum for the transaction of business at any committee meeting. These provisions shall not, however, apply to the determination of a quorum for actions taken pursuant to Article 7 of these bylaws or actions taken under emergency bylaws or any other provisions of these bylaws that fix different quorum requirements.

Section 3.09. Voting Requirement. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors or a committee of the board of directors. This provision shall not, however, apply to any action taken by the board of directors pursuant to Section 3.14, Article 7, or Article 11 of these bylaws, or in the event the affirmative vote of a greater number of directors is required by chapter 180, the articles of incorporation, or any other provision of these bylaws.

Section 3.10. Conduct of Meetings. The chairperson of the board of directors, and in his or her absence, the president, and in the absence of both of them, a vice-president in the order provided under Section 4.10 of these bylaws, and in their absence, any director chosen by the directors present, shall call board of directors' meetings to order and shall act as chairperson of the meeting. The corporation's secretary shall act as secretary of all board of directors' meetings, but in the secretary's absence, the presiding officer may appoint any assistant secretary, director, or other person present to act as secretary of the meeting. The chairperson of the meeting shall determine whether minutes of the meeting are to be prepared and, if minutes are to be prepared, shall assign a person to do so.

Section 3.11. Vacancies. Any vacancy occurring on the board of directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders. During such time as the shareholders fail or are unable to fill such vacancies, then and until the shareholders act the vacancy may be filled (1) by the board of directors, or (2) if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all directors remaining in office.

Section 3.12. Compensation and Expenses. The board of directors, irrespective of any personal interest of any of its members, may (1) establish reasonable compensation of all directors for services to the corporation as directors or delegate this authority to an appropriate committee, (2) provide for, or delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments to directors and to their estates, families, dependents, or beneficiaries for prior services rendered to the corporation by the directors, and (3) provide for reimbursement of reasonable expenses incurred in the performance of the directors' duties, including the expense of traveling to and from board meetings.

Section 3.13. Directors' Assent. A director of the corporation who is present and is announced as present at a meeting of the board of directors or of a committee of the board of which he or she is a member, at which meeting action on any corporate matter is taken, shall be deemed to have assented to the action taken unless (1) the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting; (2) the director dissents or abstains from an action taken and minutes of the meeting are prepared that show such dissent or abstention; (3) the director delivers written notice that complies with the provisions of chapter 180 of his or her dissent or abstention to the presiding officer of the meeting before the meeting's adjournment or to the corporation immediately after the adjournment; or (4) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director's dissent or abstention, and the director delivers to the corporation a written notice of that failure that complies with the provisions of chapter 180 promptly after receiving the minutes. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 3.14. Committees. The board of directors may create and appoint members to one or more committees, by a resolution approved by the greater of the following: (1) a majority of the directors in office when the action is taken, or (2) the number of directors required to take action under Section 3.09 of these bylaws. Each committee shall consist of two or more directors and shall, unless otherwise provided by the board of directors, serve at the pleasure of the board of directors. To the extent provided in the resolution as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote, each committee shall have and may exercise, when the board of directors is not in session, the powers of the board of directors in the management of the corporation's business and affairs, except that a committee may not (1) authorize distributions; (2) approve or propose to shareholders action requiring shareholder approval; (3) appoint the principal officers; (4) amend articles of incorporation, or amend, adopt, or repeal bylaws; (5) approve a plan of merger not requiring shareholder approval; (6) authorize or approve reacquisition of shares except by a formula or method approved or prescribed by the board of directors; (7) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the corporation to do so within limits prescribed by the board of directors; or (8) fill vacancies on the board of directors or on committees created pursuant to this section, unless the board of directors, by resolution, provides that committee vacancies may be filled by a majority of the remaining committee members. The board of directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of the committee, upon the request of the president or of the chairperson of the meeting. Each committee shall fix its own rules governing the conduct of its activities and shall make such report of its activities to the board of directors as the board may request.

Section 3.15. Action Without a Meeting. Any action required or permitted by the articles of incorporation, these bylaws, or any provision of chapter 180 to be taken by the board of directors at a board meeting may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the directors entitled to vote on the subject matter of the action and retained in the corporate records. Action taken pursuant to written consent shall be effective when the last director signs the consent or upon such other effective date as is specified in the consent.

ARTICLE 4

Officers

Section 4.01. Number and Titles. The corporation's principal officers shall be a president, one or more vice-presidents periodically determined by the board of directors, a secretary, and a treasurer, each of whom shall be appointed by the board. There may, in addition, be a chairperson or co-chairperson of the board, whenever the board shall see fit to cause such office or offices to be filled. If there is more than one vice-president, the board may establish designations for the vice-presidencies to identify their functions or their order. The same natural person may simultaneously hold more than one office.

Section 4.02. Appointment, Tenure, and Compensation. The officers shall be appointed by the board of directors, or to the extent authorized in these bylaws, by another duly appointed officer. Each officer shall hold office until his or her successor shall have been duly appointed or until the officer's prior death, resignation, or removal. The board of directors or a duly authorized committee of the board shall fix the compensation of each officer, if any.

Section 4.03. Additional Officers, Agents, etc. In addition to the officers referred to in Section 4.01 of these bylaws, the corporation may have such other officers, assistants to officers, acting officers, and agents as the board of directors may deem necessary and may appoint. Each such person shall act under his or her appointment for such period, have such authority, and perform such duties as may be provided in these bylaws, or as the board may from time to time determine. The board of directors may delegate to any officer the power to appoint any subordinate officers, assistants to officers, acting officers, or agents. In the absence of any officer, or for any other reason the board of directors may deem sufficient, the board may delegate, for such time as the board may determine, any or all of an officer's powers and duties to any other officer or to any director.

Section 4.04. Removal. The board of directors may remove any officer or agent, but the removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment shall not of itself create contract rights. An officer may remove, with or without cause, any officer or assistant officer who was appointed by that officer.

Section 4.05. Resignations. Any officer may resign at any time by giving written notice to the corporation, the board of directors, the president, or the secretary. Any such resignation shall take effect when the notice of resignation is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.

Section 4.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or other reason shall be filled in the manner prescribed for regular appointments to the office.

Section 4.07. Powers, Authority, and Duties. Officers of the corporation shall have the powers and authority conferred and the duties prescribed by the board of directors or the officer who appointed them in addition to and to the extent not inconsistent with those specified in other sections of this Article 4.

Section 4.08. The Chairperson of the Board. The chairperson of the board of directors, if and while there is an incumbent of the office, shall preside at all shareholders' and directors' meetings at which he or she is present. The chairperson of the board shall have and exercise general supervision over the conduct of the corporation's affairs and over its other officers, subject, however, to the board's control. The chairperson of the board of directors shall from time to time report to the board all matters within his or her knowledge that the corporation's interests may require to be brought to the board's notice.

Section 4.09. The President. If and while there is no incumbent in the office of the chairperson of the board of directors, and during the chair's absence or disability, the president shall have the duties and authority specified in Section 4.08 of these bylaws. The president shall be the corporation's chief executive officer and, subject to the board of directors' control, shall:

1. superintend and manage the corporation's business;

2. coordinate and supervise the work of its other officers (except the chairperson of the board);

3. employ, direct, fix the compensation of, discipline, and discharge its employees;

4. employ agents, professional advisors, and consultants;

5. perform all functions of a general manager of the corporation's business;

6. have authority to sign, execute, and deliver in the corporation's name all instruments either when specifically authorized by the board of directors or when required or deemed necessary or advisable by the president in the ordinary conduct of the corporation's normal business, except in cases where the signing and execution of the instruments shall be expressly delegated by these bylaws or by the board to some other officer(s} or agent's) of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent; and

7. in general, perform all duties incident to the office of the president and such other duties as from time to time may be assigned to him or her by the board of directors.

Section 4.10. The Vice-Presidents. In the president's absence, or in the event of his or her death or inability or refUsal to act, or if for any reason it shall be impractical for the president to act personally, the vice-president (or, if there is more than one vice- president, the vice-presidents in the order designated by the board of directors or, in the absence of any designation, in the order of their appointment) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Each vice-president shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the president or by the board of directors. The execution of any instrument of the corporation by any vice-president shall be conclusive evidence, as to third parties, of his or her authority to act in the president's place.

Section 4.11. The Secretary. The secretary shall:

1. keep any minutes of the shareholders and of the board of directors and its committees in one or more books provided for that purpose;

2. see that all notices are duly given in accordance with these bylaws or as required by law;

3. be custodian of the corporation's corporate records and see that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed;

4. have charge, directly or through such transfer agent or agents and registrar or registrars as the board of directors may appoint, of the issue, transfer, and registration of certificates for shares in the corporation and of the records thereof, such records to be kept in such manner as to show at any time the number of shares in the corporation issued and outstanding, the manner in which and time when such shares were paid for, the names and addresses of the shareholders of record, the numbers and classes of shares held by each, and the time when each became a shareholder;

5. exhibit at reasonable times upon the request of any director the records of the issue, transfer, and registration of the corporation's share certificates, at the place where those records are kept, and have these records available at each shareholders' meeting; and

6. in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the board of directors or the president.

Section 4.12. The Treasurer. The treasurer shall:

1. have charge and custody of, and be responsible for, all of the corporation's funds and securities; receive and give receipts for monies due and payable to the corporation from any source whatsoever; deposit all such monies in the corporation's name in such banks, financial institutions, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 5.04 of these bylaws; cause such funds to be disbursed by checks or drafts on the corporation's authorized depositories, signed as the board of directors may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies disbursed;

2. have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all of the corporation's financial transactions from the officers, employees, or agents transacting the same;

3. keep or cause to be kept, at the corporation's principal office or such other office or offices as the board of directors shall from time to time designate, correct records of the corporation's fUnds, business, and transactions, and exhibit those records to any director of the corporation upon request at that office;

4. deliver to the board of directors, the chairperson of the board, or the president whenever requested an account of the corporation's financial condition and of all his or her transactions as treasurer, and as soon as possible after the close of each fiscal year, make or cause to be made and submit to the board a like report for that fiscal year;

5. at each annual shareholders' meeting or the meeting held in lieu thereof, furnish copies of the corporation's most current financial statement to the shareholders and answer questions that may be raised regarding the statement; and

6. in general, perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the board of directors or the president.

If required by the board of directors, the treasurer shall furnish a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board shall determine.

Section 4.13. The Assistant Treasurers. The assistant treasurers shall perform such duties as from time to time may be assigned to them, individually or collectively, by the board of directors, the president, or the treasurer. In the event of the treasurer's absence or disability, one or more of the assistant treasurers may perform such duties of the treasurer as the treasurer, the president, or the board of directors may designate.

ARTICLE 5

Contracts, Loans, Checks, and Deposits

Section 5.01. Contracts. The board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute or deliver any instrument in the corporation's name and on its behalf. The authorization may be general or confined to specific instruments. When an instrument is so executed, no other party to the instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers, or agent or agents.

Section 5.02. Loans. No indebtedness for borrowed money shall be contracted on the corporation's behalf and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the board of directors. The authorization may be general or confined to specific instances.

Section 5.03. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, or notes or other evidences of indebtedness issued in the corporation's name, shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the board of directors.

Section 5.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the corporation's credit in such banks, trust companies, or other depositories as may be selected by or under the authority of a resolution of the board of directors.

ARTICLE 6

Voting of Securities Owned by the Corporation

Section 6.01. Authority to Vote. Any shares or other securities issued by any other corporation and owned or controlled by the corporation may be voted at any meeting of the issuing corporation's security holders by the president of this corporation if he or she be present, or in his or her absence by any vice-president of the corporation who may be present.

Section 6.02. Proxy Authorization. Whenever, in the judgment of the president, or in his or her absence, of any vice-president, it is desirable for the corporation to execute a proxy appointment or written consent with respect to any shares or other securities issued by any other corporation and owned by the corporation, the proxy appointment or consent shall be executed in the corporation's name by the president or one of the vice-presidents of the corporation, without necessity of any authorization by the board of directors, countersignature, or attestation by another officer. Any person or persons designated in this manner as the corporation's proxy or proxies shall have full right, power, and authority to vote the shares or other securities issued by the other corporation and owned by the corporation in the same manner as the shares or other securities might be voted by the corporation.

ARTICLE 7

Contracts Between the Corporation and Related Persons

Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and any entity of which one or more of its directors are members or employees or in which one or more of its directors are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees or in which one or more of its directors are interested, shall not be voidable by the corporation solely because of the director's interest, whether direct or indirect, in the transaction if:

1. the material facts of the transaction and the director's interest were disclosed or known to the board of directors or a committee of the board of directors, and a majority of disinterested members of the board of directors or committee authorized, approved, or specifically ratified the transaction; or

2. the material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote, and a majority of the shares held by disinterested shareholders authorized, approved, or specifically ratified the transaction; or

3. the transaction was fair to the corporation.

For purposes of this Article 7, a majority of directors having no direct or indirect interest in the transaction shall constitute a quorum of the board or a committee of the board acting on the matter, and a majority of the shares entitled to vote on the matter, whether or not present, and other than those owned by or under the control of a director having a direct or indirect interest in the transaction, shall constitute a quorum of the shareholders for the purpose of acting on the matter.

ARTICLE 8

Certificates for Shares and Their Transfer

Section 8.01. Certificates for Shares. Certificates representing shares in the corporation shall, at a minimum, state on their face all of the following: (1) the name of the issuing corporation and that it is organized under the laws of the state of Wisconsin; (2) the name of the person to whom issued; and (3) the number and class of shares and the designation of the series, if any, that the certificate represents. The share certificates shall be signed by the president or any vice-president and by the secretary or any assistant secretary or any other officer or officers designated by the board of directors. If the corporation is authorized to issue different classes of shares or different series within a class, the certificate may contain a summary of the designations, relative rights, preferences, and limitations applicable to each class, and the variations in rights, preferences, and limitations determined for each series and the authority of the board of directors to determine variations for future series. If the certificate does not include the above summary on the front or back of the certificate, it must contain a conspicuous statement that the corporation will furnish the shareholder with the above-described summary information in writing, upon request and without charge. A record shall be kept of the name of the owner or owners of the shares represented by each certificate, the number of shares represented by each certificate, the date of each certificate, and in case of cancellation, the date of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificates until the existing certificates shall have been so canceled, except in cases provided for in Section 8.08 of these bylaws.

Section 8.02. Shares Without Certificates. The board of directors may authorize the issuance of any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement that includes (1) all of the information required on share certificates and (2) any transfer restrictions applicable to the shares.

Section 8.03. Facsimile Signatures. The share certificates may be signed manually or by facsimile.

Section 8.04. Signature by Former Officer. If an officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be an officer before the certificate is issued, the corporation may issue the certificate with the same effect as if he or she were an officer at the date of its issue.

Section 8.05. Consideration for Shares. The corporation's shares may be issued for such consideration as shall be fixed from time to time by the board of directors. The consideration to be paid for shares may be paid in cash, promissory notes, tangible or intangible property, or services performed or contracts for services to be performed for the corporation. When the corporation receives payment of the consideration for which shares are to be issued, the shares shall be deemed fully paid and nonassessable by the corporation. Before the corporation issues shares, the board of directors shall determine that the consideration received or to be received for the shares is adequate. The board of directors' determination is conclusive as to the adequacy of consideration for the issuance of shares relative to whether the shares are validly issued, fully paid, and nonassessable.

Section 8.06. Transfer of Shares. Transfers of shares in the corporation shall be made on the corporation's books only by the registered shareholder, by his or her legal guardian, executor, or administrator, or by his or her attorney authorized by a power of attorney duly executed and filed with the corporation's secretary or with a transfer agent appointed by the board of directors, and on surrender of the certificate or certificates for the shares. Where a share certificate is presented to the corporation with a request to register for transfer, the corporation shall no the registration of transfer if (1) there were on or with the certificate the necessary endorsements, and (2) the corporation had no duty to inquire into adverse claims or has discharged the duty. The corporation may require reasonable assurance that the endorsements are genuine and effective in compliance with such other regulations as may be prescribed by or under the board of directors' authority. The person in whose name shares stand on the corporation's books shall, to the full extent permitted by law, be deemed the owner of the shares for all purposes.

Section 8.07. Restrictions on Transfer. Restrictions on transfer of the corporation's shares shall be noted conspicuously on the front or back of the share certificate or contained in the information statement required by Section 8.02 of these bylaws for shares without certificates. A transfer restriction is valid and enforceable against the holder or a transferee of the holder only if the transfer restriction is authorized by law, and the existence of the restriction is noted on the certificate or is contained in the information statement, as set forth above. Unless so noted, a transfer restriction is not enforceable against a person who does not know of the transfer restriction.

Section 8.08. Lost, Destroyed, or Stolen Certificates. If an owner claims that his or her share certificate has been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place of the original certificate if the owner (1) so requests before the corporation has notice that the shares have been acquired by a bona fide purchaser; (2) files with the corporation a sufficient indemnity bond if required by the board of directors; and (3) satisfies such other reasonable requirements as may be prescribed by or under the authority of the board of directors.

ARTICLE 9

Inspection of Records by Shareholders

Section 9.01. Inspection of Bylaws. Any shareholder is entitled to inspect and copy the corporation's bylaws during regular business hours at the corporation's principal office. The shareholder must give written notice in accordance with the provisions of chapter 180 at least five business days before the date of inspection.

Section 9.02. Inspection of Other Records. Any shareholder who holds at least five percent of the corporation's outstanding shares or who has been a shareholder for at least six months shall have the right to inspect and copy during regular business hours at a reasonable location specified by the corporation any or all of the following records: (1) excerpts from any minutes or records the corporation is required to keep as permanent records; (2) the corporation's accounting records; or (3) the record of shareholders or, at the corporation's discretion, a list of the corporation's shareholders compiled no earlier than the date of the shareholder's demand. The shareholder's demand for inspection must be made in good faith and for a proper purpose and by delivery of written notice, given in accordance with the provisions of chapter 180 at least five business days before the date of inspection, staling the purpose of the inspection and the records directly related to that purpose desired to be inspected.

ARTICLE 10

Distributions and Share Acquisitions

The board of directors may make distributions to its shareholders or purchase or acquire any of its shares, provided that (1) after the distribution, purchase, or acquisition the corporation will be able to pay its obligations as they become due in the usual course of its business, and (2) the distribution, purchase, or acquisition will not cause the corporation's assets to be less than its total liabilities plus the amount necessary to satisfy, upon distribution, the preferential rights of shareholders whose rights are superior to those receiving the distribution.

ARTICLE 11

Indemnification

The corporation shall, to the fullest extent authorized by chapter 180, indemnify any director or officer of the corporation against reasonable expenses and against liability incurred by a director or officer in a proceeding in which he or she was a party because he or she was a director or officer of the corporation. These indemnification rights shall not be deemed to exclude any other rights to which the director or officer may otherwise be entitled. The corporation shall, to the fullest extent authorized by chapter 180, indemnify any employee who is not a director or officer of the corporation, to the extent the employee has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. The corporation may, to the fullest extent authorized by chapter 180, indemnify, reimburse, or advance expenses of directors or officers.

ARTICLE 12

Amendments

Section 12.01. By Shareholders. The shareholders may amend or repeal these bylaws or adopt new bylaws at any annual or special shareholders' meeting.

Section 12.02. By Directors. The board of directors may amend or repeal these bylaws or adopt new bylaws; but no bylaw adopted or amended by the shareholders shall be amended or repealed by the board if the bylaw so adopted so provides.

EXHIBIT 6.1

RECEIVED - DEPT OF

FINANCIAL INSTITUTIONS

STATE OF WISCONSIN

1999 October 29 AM 10:20

ARTICLES OF INCORPORATION

OF

JULICO, Inc.

The undersigned incorporator hereby adopts the following articles of incorporation for the purpose of forming a corporation (the "corporation") under the Wisconsin Business Corporation Law, chapter 180 of the Wisconsin Statutes ("chapter 180").

ARTICLE 1

Name

The name of the corporation is JULICO, Inc.

ARTICLE 2

Authorized Shares

The aggregate number of shares that the corporation shall have authority to issue is 9,000. The corporation's authorized shares shall consist of one class only and shall be designated as common stock ("common stock"). Each share of common stock shall have a par value of $1.00.

ARTICLE 3

Registered Office and Registered Agent

The street address of the corporation's initial registered office is 13255 West Bluemound Road, Suite 203, Brookfield, Wisconsin 53005. The name of the corporation's initial registered agent at this address is L. John Ratzel, Jr.

ARTICLE 4

Incorporator

The name and address of the incorporator of the corporation is L. John Ratzel, Jr 13255 West Bluemound Road, Suite 203, Brookfield, Wisconsin 53005.

ARTICLE 5

Action by Less-Than-Unanimous Consent

Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if consented to in writing by the holders of shares having voting power to cast at least the minimum number of votes that would be necessary to authorize or to take the action at a meeting at which all shares entitled to vote were present and voted.

Dated: 0ctober28, 1999

This document was drafted by:

L. John Ratzel, Jr.

Jacobson & Ratzel

13255 West Bluemound Road

Suite 203

Brookfield, Wisconsin 53005

State Bar No. 1005497 WI-DFI CORP FILE ID# - J021731

EXHIBIT 6.2

BYLAWS

OF

Julico, Inc.

Adopted November 5.1999

ARTICLE I

Identification

Section 1.01. Name. The corporation's name is Julico, Inc. (the "corporation").

Section 1.02. Principal and Business Offices. The corporation may have such principal and other business offices, either within or outside the state of Wisconsin, as the board of directors may designate or as the corporation's business may require from time to time.

Section 1.03. Registered Agent and Office. The corporation's registered agent may be changed from time to time by or under the authority of the board of directors. The address of the corporation's registered office may be changed from time to time by or under the authority of the board of directors, or by the registered agent. The business office of the corporation's registered agent shall be identical to the registered office. The corporation's registered office may be, but need not be, identical with the corporation's principal office in the state of Wisconsin.

Section 1.04. Place of Keeping Corporate Records. The records and documents required by law to be kept by the corporation permanently shall be kept at the corporation's principal office.

ARTICLE 2

Shareholders

Section 2.01. Annual Meeting. The annual shareholders' meeting shall be held on the first Wednesday in June of each year at 10:00 o'clock a.m., beginning with the year 2000, or at such other date and time within 30 days before or after this date as may be fixed by or under the authority of the board of directors, for the purpose of electing directors and transacting such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in Wisconsin, the meeting shall be held on the next succeeding business day.

Section 2.02. Special Meetings. Special shareholders' meetings may be called (1) by the president, (2) by the board of directors or such other officer(s) as the board of directors may authorize from time to time, or (3) by the president or secretary upon the written request of the holders of record of at least 10% of all the votes entitled to be cast upon the matter's) set forth as the purpose of the meeting in the written request. Upon delivery to the president or secretary of a written request pursuant to (3), above, staling the purpose's) of the requested meeting, dated and signed by the person(s) entitled to request such a meeting, it shall be the duty of the officer to whom the request is delivered to give within 30 days of such delivery, notice of the meeting to shareholders. Notice of any special meetings shall be given in the manner provided in Section 2.04 of these bylaws. Only business within the purpose described in the special meeting notice shall be conducted at a special shareholders' meeting.

Section 2.03. Place of Meeting. The board of directors may designate any place, either within or outside the state of Wisconsin, as the place of meeting for any annual or special shareholders' meeting or any adjourned meeting. If no designation is made by the board of directors, the place of meeting shall be the corporation's principal office.

Section 2.04. Notice of Meetings. The corporation shall notify each shareholder who is entitled to vote at the meeting, and any other shareholder entitled to notice under chapter 180, of the date, time, and place of each annual or special shareholders' meeting. In the case of special meetings, the notice shall also state the meeting's purpose. Unless otherwise required by chapter 180, the meeting notice shall be given in writing not less than 10 days nor more than 60 days before the meeting date. Written notice, if mailed, is effective when mailed; and such notice may be addressed to the shareholder's address shown in the corporation's current record of shareholders. Written notice provided in any other manner is effective when received.

Section 2.05. Waiver of Notice. A shareholder may waive notice of any shareholders' meeting at any time. The waiver must be in writing, contain the same information that would have been required in the notice (except that the time and place of the meeting need not be stated), be signed by the shareholder, and be delivered to the corporation for inclusion in the corporate records. A shareholder's attendance at a meeting, in person or by proxy, waives objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

Section 2.06. Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any shareholders' meeting, shareholders entitled to demand a special meeting under Section 2.02 of these bylaws, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date. The record date shall not be more than 70 days before the date on which the particular action requiring this determination of shareholders is to be taken. If no record date is so fixed by the board, the record date shall be as follows:

1. With respect to an annual shareholders' meeting or any special shareholders' meeting called by the board or any person specifically authorized by the board or these bylaws to call a meeting, at the close of business on the day before the first notice is delivered to shareholders

2. With respect to a special shareholders' meeting demanded by the shareholders, on the date the first shareholder signs the demand

3. With respect to actions taken in writing without a meeting (pursuant to Section 2.13 of these bylaws), on the date the first shareholder signs a consent

4. With respect to determining shareholders entitled to a share dividend, on the date the board authorizes the share dividend

5. With respect to determining shareholders entitled to a distribution (other than a distribution involving a repurchase or reacquisition of shares), on the date the board authorizes the distribution

6. With respect to any other matter for which such a determination is required, as provided by law

When a determination of the shareholders entitled to vote at any shareholders' meeting has been made as provided in this section, the determination shall apply to any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 2.07. Voting List. After fixing a record date for a meeting, the corporation shall prepare a list of the names of all of its shareholders who are entitled to notice of a shareholders' meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. The corporation shall make the shareholders' list available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing to the meeting date, at the corporation's principal office or at the place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent or attorney may, on written demand, inspect, and subject to any restrictions set forth in chapter 180, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment.

Section 2.08. Quorum and Voting Requirements. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided by the articles of incorporation, these bylaws, or any provision of chapter 180, a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter. If a quorum exists, action on a matter (other than the election of directors under Section 3.02 of the bylaws) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the articles of incorporation, these bylaws, or any provision of chapter 180 requires a greater number of affirmative votes. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. At the adjourned meeting at which a quorum is represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 2.09. Order of Business at Meetings. The order of business at any shareholders' meeting shall be as follows:

1. Roll call

2. Appointment of inspectors of election, if requested

3. Proof of proper notice of meeting or receipt of waiver of notice

If a quorum is present, the meeting shall continue with the following items of business:

4. Approval of minutes of preceding meeting, unless dispensed with by unanimous consent

5. Board of directors' report, if any

6. Officers' reports, if any

7. Committee reports, if any

8. Election of directors, if necessary

9. Unfinished business, if any

10. New business, if any

The order of business at any meeting may, however, be changed by the vote of those persons in attendance, in accordance with Section 2.08 of these bylaws. The chairperson of the meeting may designate a corporate officer or any other person in attendance to keep and prepare minutes of the meeting.

Section 2.10. Proxies. At all shareholders' meetings, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. A proxy appointment shall become effective when received by the secretary or other officer or agent of the corporation authorized to tabulate votes. Unless otherwise provided in the appointment form, a proxy appointment may be revoked at any time before it is voted, either by written notice filed with the secretary or other officer or agent of the corporation authorized to tabulate votes, or by oral notice given by the shareholder during the meeting. The presence of a shareholder who has filed his or her proxy appointment shall not of itself constitute a revocation. A proxy appointment shall be valid for 11 months from the date of its execution, unless otherwise provided in the appointment form. The board of directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxy appointments.

Section 2.11. Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a shareholders' meeting, except as otherwise required by the articles of incorporation or by chapter 180.

Section 2.12. Voting of Shares by Certain Holders.

(a) Other Corporations. Shares standing in another corporation's name may be voted either in person or by proxy, by the other corporation's president or any other officer appointed by the president. A proxy appointment executed by any principal officer of the other corporation or such an officer's assistant shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to this corporation's secretary, or other officer or agent of this corporation authorized to tabulate votes, of the designation of some other person by the other corporation's board of directors or bylaws.

(b) Legal Representatives and Fiduciaries. Shares held by a personal representative, administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors , in a fiduciary capacity, may be voted by the fiduciary, either in person or by proxy, without transferring the shares into his or her name, provided that there is filed with the secretary, before or at the time of the meeting, proper evidence of the fiduciary's incumbency and the number of shares held. Shares standing in a fiduciary's name may be voted by him or her, either in person or by proxy. A proxy appointment executed by a fiduciary shall be conclusive evidence of the fiduciary's authority to give the proxy appointment, in the absence of express notice to the corporation, given in writing to the secretary or other officer or agent of the corporation authorized to tabulate votes, that this manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

(c) Pledgees. A shareholder whose shares are pledged shall be entitled to vote the shares until they have been transferred into the pledgee's name, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d) Minors. Shares held by a minor may be voted by the minor in person or by proxy appointment, and no such vote shall be subject to disaffirmance or avoidance unless before the vote the secretary or other officer or agent of the corporation authorized to tabulate votes has received written notice or has actual knowledge that the shareholder is a minor.

(e) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by the incompetent or spendthrift in person or by proxy appointment, and no such vote shall be subject to disaffirmance or avoidance unless before the vote the secretary or other officer or agent of the corporation authorized to tabulate votes has actual knowledge that the shareholder has been adjudicated an incompetent or spendthrift or actual knowledge that judicial proceedings for appointment of a guardian have been filed.

(f) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by one or more of the joint tenants if either (1) no other joint tenant or his or her legal representative is present and claims the right to participate in the voting of the shares or before the vote files with the secretary or other officer or agent of the corporation authorized to tabulate votes a contrary written voting authorization or direction or written denial of authority of the joint tenant present or signing the proxy appointment proposed to be voted, or (2) all other joint tenants are deceased and the secretary or other officer or agent of the corporation authorized to tabulate votes has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

Section 2.13. Action Without a Meeting. Any action required or permitted by the articles of incorporation, these bylaws, or any provision of chapter 180 to be taken at a shareholders' meeting may be taken without a meeting by the consent of those shareholders who would have the voting power to cast at a meeting not less than the minimum number (or, in the case of voting by voting groups, the minimum numbers) of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. Action may not, however, be taken under this section with respect to an election of directors for which shareholders may vote cumulatively. The consent of the shareholders shall be effective when one or more written consents describing the action taken, signed by the number of shareholders sufficient to take the action, are delivered to the corporation for inclusion in the corporate records, unless some other effective date is specified in the consent. Within 10 days after action taken by the consent of shareholders pursuant to this bylaw becomes effective, the corporation shall give notice of the action to shareholders who would have been entitled to vote on the action if a meeting were held but whose shares were not represented on the written consent or consents. If the action to be taken requires that notice be given to nonvoting shareholders, the corporation shall give the nonvoting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall comply with the provisions of chapter 180 and shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders.

ARTICLE 3

Board of Directors

Section 3.01. General Powers. The corporation's powers shall be exercised by or under the authority of, and its business and affairs shall be managed under the direction of, its board of directors, subject to any limitation set forth in the articles of incorporation.

Section 3.03. Number, Tenure, and Qualifications. The number of directors of the corporation shall be three (3). Each director shall hold office until the next annual shareholders' meeting and until his or her successor shall have been elected by the shareholders or until his or her prior death, resignation, or removal. A director may be removed from office by a vote of the shareholders taken at any shareholders' meeting called for that purpose, provided that a quorum is present. A director may resign at any time by delivering his or her written resignation that complies with the provisions of chapter 180 to the board of directors, the chairperson of the board of directors, or the corporation. Directors need not be residents of the state of Wisconsin or shareholders of the corporation.

Section 3.04. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after the annual shareholders' meeting. The place of the regular board of directors' meeting shall be the same as the place of the shareholders' meeting that precedes it, or such other suitable place as may be announced at the shareholders' meeting. The board of directors may provide, by resolution, the time and place, either within or outside the state of Wisconsin, for the holding of additional regular meetings.

Section 3.05. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairperson of the board, if any, or by the president, secretary, or any two directors. The person or persons authorized to call special board of directors' meetings may fix any place, either within or outside the state of Wisconsin, as the place for holding any special board meeting called by them, and if no other place is fixed, the meeting place shall be the corporation's principal office in the state of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the directors in attendance at the meeting.

Section 3.06. Meetings by Electronic Means of Communication. To the extent provided in these bylaws, the board of directors, or any committee of the board, may, in addition to conducting meetings in which each director participates in person, and notwithstanding any place set forth in the notice of the meeting or these bylaws, conduct any regular or special meeting by the use of any electronic means of communication, provided that (1) all participating directors may simultaneously hear each other during the meeting or (2) all communication during the meeting is immediately transmitted to each participating director, and that each participating director is able to immediately send messages to all other participating directors. Before the commencement of any business at a meeting at which any directors do not participate in person, all participating directors shall be informed that a meeting is taking place at which official business may be transacted.

Section 3.07. Notice of Meetings; Waiver of Notice. Notice of each board of directors' meeting, except meetings pursuant to Section 3.04 of these bylaws, shall be delivered to each director at his or her business address or at such other address as the director shall have designated in writing and filed with the secretary. Notice shall be given not less than 48 hours before the meeting being noticed, or 72 hours before the meeting being noticed if the notice is given by mail or private carrier. Written notice shall be deemed given at the earlier of the time it is received or at the time it is deposited with postage prepaid in the United States mail or delivered to the private carrier. A director may waive notice required under this section or by law at any time, whether before or after the time of the meeting. The waiver must be in writing, signed by the director, and retained in the corporate record book. The director's attendance at or participation in a meeting shall constitute a waiver of notice of the meeting, unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special board of directors' meeting need be specified in the notice or waiver of notice of the meeting.

Section 3.08. Quorum Requirement. Except as otherwise provided by chapter 180, the articles of incorporation, or these bylaws, a majority of the number of directors as required in Section 3.03 of these bylaws shall constitute a quorum for the transaction of business at any board of directors appointed to serve on a committee as authorized in Section 3.14 of these bylaws shall constitute a quorum for the transaction of business at any committee meeting. These provisions shall not, however, apply to the determination of a quorum for actions taken pursuant to Article 7 of these bylaws or actions taken under emergency bylaws or any other provisions of these bylaws that fix different quorum requirements.

Section 3.09. Voting Requirement. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors or a committee of the board of directors. This provision shall not, however, apply to any action taken by the board of directors pursuant to Section 3.14, Article 7, or Article 11 of these bylaws, or in the event the affirmative vote of a greater number of directors is required by chapter 180, the articles of incorporation, or any other provision of these bylaws.

Section 3.10. Conduct of Meetings. The chairperson of the board of directors, and in his or her absence, the president, and in the absence of both of them, a vice-president in the order provided under Section 4.10 of these bylaws, and in their absence, any director chosen by the directors present, shall call board of directors' meetings to order and shall act as chairperson of the meeting. The corporation's secretary shall act as secretary of all board of directors' meetings, but in the secretary's absence, the presiding officer may appoint any assistant secretary, director, or other person present to act as secretary of the meeting. The chairperson of the meeting shall determine whether minutes of the meeting are to be prepared and, if minutes are to be prepared, shall assign a person to do so.

Section 3.11. Vacancies. Any vacancy occurring on the board of directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders. During such time as the shareholders fail or are unable to fill such vacancies, then and until the shareholders act the vacancy may be filled (1) by the board of directors, or (2) if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all directors remaining in office.

Section 3.12. Compensation and Expenses. The board of directors, irrespective of any personal interest of any of its members, may (1) establish reasonable compensation of all directors for services to the corporation as directors or delegate this authority to an appropriate committee, (2) provide for, or delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments to directors and to their estates, families, dependents, or beneficiaries for prior services rendered to the corporation by the directors, and (3) provide for reimbursement of reasonable expenses incurred in the performance of the directors' duties, including the expense of traveling to and from board meetings.

Section 3.13. Directors' Assent. A director of the corporation who is present and is announced as present at a meeting of the board of directors or of a committee of the board of which he or she is a member, at which meeting action on any corporate matter is taken, shall be deemed to have assented to the action taken unless (1) the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting; (2) the director dissents or abstains from an action taken and minutes of the meeting are prepared that show such dissent or abstention; (3) the director delivers written notice that complies with the provisions of chapter 180 of his or her dissent or abstention to the presiding officer of the meeting before the meeting's adjournment or to the corporation immediately after the adjournment; or (4) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director's dissent or abstention, and the director delivers to the corporation a written notice of that failure that complies with the provisions of chapter 180 promptly after receiving the minutes. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 3.14. Committees. The board of directors may create and appoint members to one or more committees, by a resolution approved by the greater of the following: (l)a majority of the directors in office when the action is taken, or (2) the number of directors required to take action under Section 3.09 of these bylaws. Each committee shall consist of two or more directors and shall, unless otherwise provided by the board of directors, serve at the pleasure of the board of directors. To the extent provided in the resolution as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote, each committee shall have and may exercise, when the board of directors is not in session, the powers of the board of directors in the management of the corporation's business and affairs, except that a committee may not (1) authorize distributions; (2) approve or propose to shareholders action requiring shareholder approval; (3) appoint the principal officers; (4) amend articles of incorporation, or amend, adopt, or repeal bylaws; (5) approve a plan of merger not requiring shareholder approval; (6) authorize or approve reacquisition of shares except by a formula or method approved or prescribed by the board of directors; (7) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the corporation to do so within limits prescribed by the board of directors; or (8) fill vacancies on the board of directors or on committees created pursuant to this section, unless the board of directors, by resolution, provides that committee vacancies may be filled by a majority of the remaining committee members. The board of directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of the committee, upon the request of the president or of the chairperson of the meeting. Each committee shall fix its own rules governing the conduct of its activities and shall make such report of its activities to the board of directors as the board may request.

Section 3.15. Action Without a Meeting. Any action required or permitted by the articles of incorporation, these bylaws, or any provision of chapter 180 to be taken by the board of directors at a board meeting may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the directors entitled to vote on the subject matter of the action and retained in the corporate records. Action taken pursuant to written consent shall be effective when the last director signs the consent or upon such other effective date as is specified in the consent.

ARTICLE 4

Officers

Section 4.01. Number and Titles. The corporation's principal officers shall be a president, one or more vice-presidents periodically determined by the board of directors, a secretary, and a treasurer, each of whom shall be appointed by the board. There may, in addition, be a chairperson or co-chairperson of the board, whenever the board shall see fit to cause such office or offices to be filled. If there is more than one vice-president, the board may establish designations for the vice-presidencies to identify their functions or their order. The same natural person may simultaneously hold more than one office.

Section 4.02. Appointment, Tenure, and Compensation. The officers shall be appointed by the board of directors, or to the extent authorized in these bylaws, by another duly appointed officer. Each officer shall hold office until his or her successor shall have been duly appointed or until the officer's prior death, resignation, or removal. The board of directors or a duly authorized committee of the board shall fix the compensation of each officer, if any.

Section 4.03. Additional Officers, Agents, etc. In addition to the officers referred to in Section 4.01 of these bylaws, the corporation may have such other officers, assistants to officers, acting officers, and agents as the board of directors may deem necessary and may appoint. Each such person shall act under his or her appointment for such period, have such authority, and perform such duties as may be provided in these bylaws, or as the board may from time to time determine. The board of directors may delegate to any officer the power to appoint any subordinate officers, assistants to officers, acting officers, or agents. In the absence of any officer, or for any other reason the board of directors may deem sufficient, the board may delegate, for such time as the board may determine, any or all of an officer's powers and duties to any other officer or to any director.

Section 4.04. Removal. The board of directors may remove any officer or agent, but the removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment shall not of itself create contract rights. An officer may remove, with or without cause, any officer or assistant officer who was appointed by that officer.

Section 4.05. Resignations. Any officer may resign at any time by giving written notice to the corporation, the board of directors, the president, or the secretary. Any such resignation shall take effect when the notice of resignation is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.

Section 4.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or other reason shall be filled in the manner prescribed for regular appointments to the office.

Section 4.07. Powers, Authority, and Duties. Officers of the corporation shall have the powers and authority conferred and the duties prescribed by the board of directors or the officer who appointed them in addition to and to the extent not inconsistent with those specified in other sections of this Article 4.

Section 4.08. The Chairperson of the Board. The chairperson of the board of directors, if and while there is an incumbent of the office, shall preside at all shareholders' and directors' meetings at which he or she is present. The chairperson of the board shall have and exercise general supervision over the conduct of the corporation's affairs and over its other officers, subject, however, to the board's control. The chairperson of the board of directors shall from time to time report to the board all matters within his or her knowledge that the corporation's interests may require to be brought to the board's notice.

Section 4.09. The President. If and while there is no incumbent in the office of the chairperson of the board of directors, and during the chair's absence or disability, the president shall have the duties and authority specified in Section 4.08 of these bylaws. The president shall be the corporation's chief executive officer and, subject to the board of directors' control, shall:

1. superintend and manage the corporation's business;

2. coordinate and supervise the work of its other officers (except the chairperson of theboard);

3. employ, direct, fix the compensation of, discipline, and discharge its employees;

4. employ agents, professional advisors, and consultants;

5. perform all functions of a general manager of the corporation's business;

6. have authority to sign, execute, and deliver in the corporation's name all instruments either when specifically authorized by the board of directors or when required or deemed necessary or advisable by the president in the ordinary conduct of the corporation's normal business, except in cases where the signing and execution of the instruments shall be expressly delegated by these bylaws or by the board to some other officer's} or agent's) of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent; and

7. in general, perform all duties incident to the office of the president and such other duties as from time to time may be assigned to him or her by the board of directors.

Section 4.10. The Vice-Presidents. In the president's absence, or in the event of his or her death or inability or refusal to act, or if for any reason it shall be impractical for the president to act personally, the vice-president (or, if there is more than one vice-president, the vice-presidents in the order designated by the board of directors or, in the absence of any designation, in the order of their appointment) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Each vice-president shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the president or by the board of directors. The execution of any instrument of the corporation by any vice-president shall be conclusive evidence, as to third parties, of his or her authority to act in the president's place.

Section 4.11. The Secretary. The secretary shall:

1. keep any minutes of the shareholders and of the board of directors and its committees in one or more books provided for that purpose;

2. see that all notices are duly given in accordance with these bylaws or as required by law;

3. be custodian of the corporation's corporate records and see that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed;

4. have charge, directly or through such transfer agent or agents and registrar or registrars as the board of directors may appoint, of the issue, transfer, and registration of certificates for shares in the corporation and of the records thereof, such records to be kept in such manner as to show at any time the number of shares in the corporation issued and outstanding, the manner in which and time when such shares were paid for, the names and addresses of the shareholders of record, the numbers and classes of shares held by each, and the time when each became a shareholder;

5. exhibit at reasonable times upon the request of any director the records of the issue, transfer, and registration of the corporation's share certificates, at the place where those records are kept, and have these records available at each shareholders' meeting; and

6. in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the board of directors or the president.

Section 4.12. The Treasurer. The treasurer shall:

1. have charge and custody of, and be responsible for, all of the corporation's funds and securities; receive and give receipts for monies due and payable to the corporation from any source whatsoever; deposit all such monies in the corporation's name in such banks, financial institutions, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 5.04 of these bylaws; cause such funds to be disbursed by checks or drafts on the corporation's authorized depositories, signed as the board of directors may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies disbursed;

2. have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all of the corporation's financial transactions from the officers, employees, or agents transacting the same;

3. keep or cause to be kept, at the corporation's principal office or such other office or offices as the board of directors shall from time to time designate, correct records of the corporation's funds, business, and transactions, and exhibit those records to any director of the corporation upon request at that office;

4. deliver to the board of directors, the chairperson of the board, or the president whenever requested an account of the corporation's financial condition and of all his or her transactions as treasurer, and as soon as possible after the close of each fiscal year, make or cause to be made and submit to the board a like report for that fiscal year;

5. at each annual shareholders' meeting or the meeting held in lieu thereof, furnish copies of the corporation's most current financial statement to the shareholders and answer questions that may be raised regarding the statement; and

6. in general, perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the board of directors or the president.

If required by the board of directors, the treasurer shall furnish a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board shall determine.

ARTICLE 5

Contracts, Loans, Checks, and Deposits

Section 5.01. Contracts. The board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute or deliver any instrument in the corporation's name and on its behalf. The authorization may be general or confined to specific instruments. When an instrument is so executed, no other party to the instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers, or agent or agents.

Section 5.02. Loans. No indebtedness for borrowed money shall be contracted on the corporation's behalf and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the board of directors. The authorization may be general or confined to specific instances.

Section 5.03. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, or notes or other evidences of indebtedness issued in the corporation's name, shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the board of directors.

Section 5.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the corporation's credit in such banks, trust companies, or other depositories as may be selected by or under the authority of a resolution of the board of directors.

ARTICLE 6

Voting of Securities Owned by the Corporation

Section 6.01. Authority to Vote. Any shares or other securities issued by any other corporation and owned or controlled by the corporation may be voted at any meeting of the issuing corporation's security holders by the president of this corporation if he or she be present, or in his or her absence by any vice-president of the corporation who may be present.

Section 6.02. Proxy Authorization. Whenever, in the judgment of the president, or in his or her absence, of any vice-president, it is desirable for the corporation to execute a proxy appointment or written consent with respect to any shares or other securities issued by any other corporation and owned by the corporation, the proxy appointment or consent shall be executed in the corporation's name by the president or one of the vice-presidents of the corporation, without necessity of any authorization by the board of directors, countersignature, or attestation by another officer. Any person or persons designated in this manner as the corporation's proxy or proxies shall have full right, power, and authority to vote the shares or other securities issued by the other corporation and owned by the corporation in the same manner as the shares or other securities might be voted by the corporation.

ARTICLE 7

Contracts Between the Corporation and Related Persons

Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and any entity of which one or more of its directors are members or employees or in which one or more of its directors are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees or in which one or more of its directors are interested, shall not be voidable by the corporation solely because of the director's interest, whether direct or indirect, in the transaction if:

1. the material facts of the transaction and the director's interest were disclosed or known to the board of directors or a committee of the board of directors, and a majority of disinterested members of the board of directors or committee authorized, approved, or specifically ratified the transaction; or

2. the material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote, and a majority of the shares held by disinterested shareholders authorized, approved, or specifically ratified the transaction: or

3. the transaction was fair to the corporation.

For purposes of this Article 7, a majority of directors having no direct or indirect interest in the transaction shall constitute a quorum of the board or a committee of the board acting on the matter, and a majority of the shares entitled to vote on the matter, whether or not present, and other than those owned by or under the control of a director having a direct or indirect interest in the transaction, shall constitute a quorum of the shareholders for the purpose of acting on the matter.

ARTICLE 8

Certificates for Shares and Their Transfer

Section 8.01. Certificates for Shares. Certificates representing shares in the corporation shall, at a minimum, state on their face all of the following: (1) the name of the issuing corporation and that it is organized under the laws of the state of Wisconsin; (2) the name of the person to whom issued; and (3) the number and class of shares and the designation of the series, if any, that the certificate represents. The share certificates shall be signed by the president or any vice-president and by the secretary or any assistant secretary or any other officer or officers designated by the board of directors. If the corporation is authorized to issue different classes of shares or different series within a class, the certificate may contain a summary of the designations, relative rights, preferences, and limitations applicable to each class, and the variations in rights, preferences, and limitations determined for each series and the authority of the board of directors to determine variations for future series. If the certificate does not include the above summary on the front or back of the certificate, it must contain a conspicuous statement that the corporation will furnish the shareholder with the above-described summary information in writing, upon request and without charge. A record shall be kept of the name of the owner or owners of the shares represented by each certificate, the number of shares represented by each certificate, the date of each certificate, and in case of cancellation, the date of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificates until the existing certificates shall have been so cancelled, except in cases provided for in Section 8.08 of these bylaws.

Section 8.02. Shares Without Certificates. The board of directors may authorize the issuance of any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement that includes (1) all of the information required on share certificates and (2) any transfer restrictions applicable to the shares.

Section 8.03. Facsimile Signatures. The share certificates may be signed manually or by facsimile.

Section 8.04. Signature by Former Officer. If an officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be an officer before the certificate is issued, the corporation may issue the certificate with the same effect as if he or she were an officer at the date of its issue.

Section 8.05. Consideration for Shares. The corporation's shares may be issued for such consideration as shall be fixed from time to time by the board of directors. The consideration to be paid for shares may be paid in cash, promissory notes, tangible or intangible property, or services performed or contracts for services to be performed for the corporation. When the corporation receives payment of the consideration for which shares are to be issued, the shares shall be deemed fully paid and nonassessable by the corporation. Before the corporation issues shares, the board of directors shall determine that the consideration received or to be received for the shares is adequate. The board of directors' determination is conclusive as to the adequacy of consideration for the issuance of shares relative to whether the shares are validly issued, fully paid, and nonassessable.

Section 8.06. Transfer of Shares. Transfers of shares in the corporation shall be made on the corporation's books only by the registered shareholder, by his or her legal guardian, executor, or administrator, or by his or her attorney authorized by a power of attorney duly executed and filed with the corporation's secretary or with a transfer agent appointed by the board of directors, and on surrender of the certificate or certificates for the shares. Where a share certificate is presented to the corporation with a request to register for transfer, the corporation shall no the registration of transfer if (1) there were on or with the certificate the necessary endorsements, and (2) the corporation had no duty to inquire into adverse claims or has discharged the duty. The corporation may require reasonable assurance that the endorsements are genuine and effective in compliance with such other regulations as may be prescribed by or under the board of directors' authority. The person in whose name shares stand on the corporation's books shall, to the fall extent permitted by law, be deemed the owner of the shares for all purposes.

Section 8.07. Restrictions on Transfer. Restrictions on transfer of the corporation's shares shall be noted conspicuously on the front or back of the share certificate or contained in the information statement required by Section 8.02 of these bylaws for shares without certificates. A transfer restriction is valid and enforceable against the holder or a transferee of the holder only if the transfer restriction is authorized by law, and the existence of the restriction is noted on the certificate or is contained in the information statement, as set forth above. Unless so noted, a transfer restriction is not enforceable against a person who does not know of the transfer restriction.

Section 8.08. Lost, Destroyed, or Stolen Certificates. If an owner claims that his or her share certificate has been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place of the original certificate if the owner (1) so requests before the corporation has notice that the shares have been acquired by a bona fide purchaser; (2) files with the corporation a sufficient indemnity bond if required by the board of directors; and (3) satisfies such other reasonable requirements as may be prescribed by or under the authority of the board of directors.

ARTICLE 9

Inspection of Records by Shareholders

Section 9.01. Inspection of Bylaws. Any shareholder is entitled to inspect and copy the corporation's bylaws during regular business hours at the corporation's principal office. The shareholder must give written notice in accordance with the provisions of chapter 180 at least five business days before the date of inspection.

Section 9.02. Inspection of Other Records. Any shareholder who holds at least five percent of the corporation's outstanding shares or who has been a shareholder for at least six months shall have the right to inspect and copy during regular business hours at a reasonable location specified by the corporation any or all of the following records: (1) excerpts from any minutes or records the corporation is required to keep as permanent records; (2) the corporation's accounting records; or (3) the record of shareholders or, at the corporation's discretion, a list of the corporation's shareholders compiled no earlier than the date of the shareholder's demand. The shareholder's demand for inspection must be made in good faith and for a proper purpose and by delivery of written notice, given in accordance with the provisions of chapter 180 at least five business days before the date of inspection, staling the purpose of the inspection and the records directly related to that purpose desired to be inspected.

ARTICLE 10

Distributions and Share Acquisitions

The board of directors may make distributions to its shareholders or purchase or acquire any of its shares, provided that (1) after the distribution, purchase, or acquisition the corporation will be able to pay its obligations as they become due in the usual course of its business, and (2) the distribution, purchase, or acquisition will not cause the corporation's assets to be less than its total liabilities plus the amount necessary to satisfy, upon distribution, the preferential rights of shareholders whose rights are superior to those receiving the distribution.

ARTICLE 11

Indemnification

The corporation shall, to the fullest extent authorized by chapter 180, indemnify any director or officer of the corporation against reasonable expenses and against liability incurred by a director or officer in a proceeding in which he or she was a party because he or she was a director or officer of the corporation. These indemnification rights shall not be deemed to exclude any other rights to which the director or officer may otherwise be entitled. The corporation shall, to the fullest extent authorized by chapter 180, indemnify any employee who is not a director or officer of the corporation, to the extent the employee has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. The corporation may, to the fullest extent authorized by chapter 180, indemnify, reimburse, or advance expenses of directors or officers.

ARTICLE 12

Amendments

Section 12.01. By Shareholders. The shareholders may amend or repeal these bylaws or adopt new bylaws at any annual or special shareholders' meeting.

Section 12.02. By Directors. The board of directors may amend or repeal these bylaws or adopt new bylaws; but no bylaw adopted or amended by the shareholders shall be amended or repealed by the board if the bylaw so adopted so provides.

AGREEMENT TO SUBSCRIBE FOR SHARES

OF

JULICO. Inc.

The undersigned subscribes for (specify number) shares of the corporation's Common stock (the "shares") for the sole consideration of (specify consideration agreed to). The corporation may accept this subscription on or before December 1, 1999, by delivering written notice of acceptance to the undersigned.

Upon the acceptance of this subscription, the undersigned shall promptly deliver to the corporation (specify consideration agreed to), and the corporation shall simultaneously deliver to the undersigned (a certificate/certificates) for the shares. The undersigned warrants, represents, and covenants that:

1. (He/She/It) understands that the shares have not been registered under the Securities Act of 1933 (the "Act") or under the Wisconsin Uniform Securities Law or any other applicable state securities laws, by reason of their issuance in a transaction exempt from the registration requirements of these statutes.

2. (He/She/It) will not transfer or otherwise dispose of the shares in the absence of (a) an effective registration statement for the shares under the Act and applicable state securities laws or (b) an opinion of counsel satisfactory to the corporation and its counsel to the effect that the proposed transfer will not violate the Act or applicable state securities laws. The shares will contain a legend setting forth this restriction.

3. (He/She/It) is purchasing the shares for investment for (his/her/its) own account, not on behalf of others, and not with a view to resell or otherwise distribute the shares; and (he/she/it) understands that there is no market for the shares.

4. (He/She/It) is capable of evaluating the merits and risks of an investment in the shares, and (his/her/its) financial condition is presently adequate to bear the economic risks of such an investment.

5. (He/She/It) and (his/her/its) representatives, if any, have been furnished with all requested materials relating to the corporation and its (proposed) business activities and have been afforded the opportunity to (a) ask questions of, and receive answers from, the corporation's authorized representatives concerning these materials and (b) obtain any additional information necessary to verify the accuracy of any representations or information provided to (him/her/it).

6. No representations or warranties of any nature have been made to the undersigned regarding the ultimate economic or tax consequences of (his/her/its) investment in the shares, and (he/she/it) is relying solely upon (his/her/its) evaluation of these matters or upon the advice of (his/her/its) independent advisors.

7. (He/She/It) shall enter into a shareholders' agreement (approved as to form and substance by (all/a majority/___%) of the corporation's shareholders/in the form attached hereto as Exhibit A) restricting the disposition of the shares.

Dated: (date)

/s/

(Shareholder's name,

address, and telephone, fax,

and Social Security numbers)

EXHIBIT 7.1

ESCROW AGREEMENT

This Agreement is made and entered into as of October 1996, by and among PNC BANK, (the "Escrow Agent") and MERL INDUSTRIES OF TENNESSEE, INC. (the "Company").

RECITALS

The Company proposes to offer for sale to investors up to 312,500 (three hundred twelve thousand and five hundred) shares of common stock (the "Securities") at a price of $16.00 (sixteen dollars) per share (the "Proceeds").

The Company desires to establish an escrow account in which fUnds received from subscribers will be deposited pending completion of the escrow period. PNC Bank agrees to serve as Escrow Agent in accordance with the terms and conditions set forth herein.

The Offering is self-underwritten, however circumstances may dictate the retention of the services of an underwriter. To that end, the term "Selected Dealer" as used herein shall include the Underwriter and other co-underwriters and/or other selected dealers as part of the selling group. All Selected Dealers shall be bound by this Agreement. However, for purposes of communications and directives, the Escrow Agent need only accept those signed by an officer or director of the Company.

Now therefore, in consideration of the foregoing, it is hereby agreed as follows:

1. Establishment of Escrow Account. On or prior to the date of the commencement of the offering, the parties shall establish an interest-bearing account with the Escrow Agent, which escrow account shall be entitled MERL INDUSTRIES OF TENNESSEE, INC. ESCROW ACCOUNT. The company will instruct the subscribers to make checks for subscriptions payable to the order of the Escrow Agent. Any checks made payable to any party other than the Escrow Agent shall be returned to the Company. The company will then contact the maker of the check and execute the details associated with making certain the checks are made payable to the Escrow Agent.

2. Escrow Period. The Escrow Period shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates:

A. The date upon which the Escrow Agent confirms that it has received in the Escrow Account gross proceeds of $2,000,000.00 (two million dollars) in deposited funds (the "Minimum") and/or the Escrow Agent confirms that it has received in the Escrow Account gross proceeds of $5,000,000.00 (five million dollars) in deposited funds (the "Maximum"); or

B. The expiration of 360 (three hundred and sixty) days from the date of commencement of the Offering (unless extended as permitted in the offering document for an additional period not to exceed 20 (one hundred and twenty) days by written notice by the Company to the Escrow Agent; or

C. The date upon which a termination is made by the Company to terminate the offering prior to the sale of the Minimum. During the escrow period, the Company agrees and understands that it is not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company, or subject to the debts of the Company or any other entity.

3. Deposits into the Escrow Account. The Company agrees that it shall promptly deliver (by the end of the next business day following receipt) all monies received from subscribers for the payment of the Securities to the Escrow Agent for deposit in the Escrow Account together with a written account of each sale, which account shall set forth, among other things, the subscribers name and address, the number of securities purchased, the amount paid therefor, and whether the consideration received was in the form of a check, draft or money order. All monies so deposited in the Escrow Account are hereinafter referred to as the "Escrow Amount."

4. Disbursement from the Escrow Account. In the event the Escrow Agent does not receive the Minimum deposits totaling $2,000,000.00 (two million dollars) prior to the termination of the Escrow Period, in no event will the Escrow Amount be released to the Company until such amount is received by the Escrow Agent in collected funds. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash.

5. Collection Procedure. The Escrow Agent is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the Escrow Account.

6. Investment of Escrow Amount. The Escrow Agent may invest the Escrow amount only in such accounts or investments as the Company may specify by written notice. The company may only specie investments in (1) bank accounts, (2) bank money-market accounts, (3) short-term certificates of deposit issued by a bank, or (4) short-term securities issued or guaranteed by the U.S. Government.

7. Compensation of Escrow Agent. The Company shall pay the Escrow Agent a fee for its escrow services in the amount of$_______. If it is necessary for the Escrow Agent to return funds to the Purchasers of the Securities, the Company shall pay to the Escrow Agent an additional amount sufficient to reimburse it for its actual cost in disbursing such funds. However, no such fee, reimbursement for cost and expenses, indemnification for any damages incurred by the Escrow Agent, or any monies whatsoever shall be paid out of or chargeable to the funds on deposit in the Escrow Account.

8. Indemnification. The Company shall indemnify the Escrow Agent and save it harmless against losses, costs, damages or expenses (including reasonable attorneys' fees) suffered by it in the performance of its duties under this Agreement, except those losses, costs, damages or expenses arising as a result of its own gross negligence or bad faith.

9. Reliance on Documents and Counsel. Escrow Agent may rely upon any certificate, statement, request, consent or agreement made or signed on behalf of the Company, which the Escrow Agent believes to be genuine and to have been made or signed by a proper person or persons. Escrow Agent shall be entitled to consult with legal counsel of the issuer and to rely upon the advice of such counsel.

10. Rights of Parties. No creditor or other parties other than the parties hereto, the subscribers and their successors and assigns shall have any right, remedy or claim under this Escrow Agreement or in the monies being held by the Escrow Agent pursuant to the Offering.

11. Opinion of Counsel. Prior to delivering checks, monies or agreements to the Company, the Escrow Agent shall receive one or more opinions from counsel of the Company as to the following:

(i) the Company is duly organized, validly existing and in

good standing under the laws of the State of Tennessee; or

(ii) the shares are duly authorized and upon receipt by the Company of the purchase price thereof in accordance with the Offering Statement and this Agreement will be validly issued, folly paid and non-

assessable; or

(iii) the sale of the shares by the Company is in compliance with applicable federal and state securities laws.

12. Amendments and Termination. This Agreement may not be altered, amended or modified except in writing signed by the Company and the Escrow Agent.

13. Execution. This Agreement shall be effective as of the date first written above and may be executed in one or more counterparts by any of the parties hereto, but all such counterparts shall constitute but one and the same Agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MERL INDUSTRIES OF TENNESSEE, INC.

By:______________________________________

Ed Johnson, Chairman & CEO

PNCBANK

By:______________________________________

Authorized Officer

EXHIBIT 8.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form SB-2 of our report dated December 17, 1999, relating to the consolidated financial statements of MERL Holdings, Inc.Com, and to the reference to our Firm under the caption "Experts" in the Prospectus.

Mitchell & Titus, LLP

Signature on File____________

Philadelphia, Pennsylvania

January 3, 2000

EXHIBIT 9.1

SIGNATURES

The issuer has duly caused this Prospectus to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ewing, New Jersey on January 3, 2000.

MERL HOLDINGS INC.COM

By ___ Signature on File _____________

Ed Johnson Chairman, Chief Executive Officer
Signature	Title	Date
Signature on File ED JOHNSON Signature on File Raoul L. Carroll Signature on File G. Carol Johnson Signature on File Dr. Gordon Hall Signature on File Greg Spina	Chief Executive Officer and Director Vice Chairman and Director Secretary, Treasurer, Director Director Director